SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Soliciting Material Under Rule 14a-12

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials

Regeneron Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Cover page depicts fluorescent immuno-detection of the developing retinal vasculature, as captured by a Regeneron scientist.

PLEASE VIEW OUR

2018 ANNUAL REPORT

INVESTOR.REGENERON.COM/2018AR

REGENERON

REGENERON AT A GLANCE

7	2
FDA-approved	major FDA approvals
products	in 2018

20	7.5M+
candidates in	doses of our medicines manufactured
clinical development	by our Industrial Operations and
Product Supply (IOPS) team in 2018

#1	7,300+
top-ranked Biopharma Employer	employees from
in Science global survey	100+ countries in 7 locations
for 6th time

4,000+	98%
employees participated in 2nd annual	of our waste diverted
Day for Doing Good, logging more	from landfill,
than 14,000 hours of service	surpassing our goal

MANAGEMENT LETTER

TO SHAREHOLDERS

DEAR FELLOW SHAREHOLDERS,

2018 was a milestone year that marked 30 years since Regeneron’s founding. During these three decades, we stayed true to our mission of harnessing the power of science to bring important new medicines to people with serious diseases. Our long-term commitment to science and technology has resulted in seven approved medicines, a clinical product pipeline of 20 candidates across therapeutic areas, and a strong engine for future discovery and innovation.

We continue to receive important new regulatory approvals for our products. This included the September 2018 U.S. Food and Drug Administration (FDA) approval for our first immuno-oncology therapy, the PD-1 inhibitor Libtayo® (cemiplimab-rwlc) Injection for advanced cutaneous squamous cell carcinoma. In October 2018, we received FDA approval for Dupixent® (dupilumab) Injection in asthma, which followed its 2017 approval for adults with atopic dermatitis. In March 2019, Dupixent was also approved for adolescents with atopic dermatitis. In addition, in August 2018, we received FDA approval on a new dosing regimen for EYLEA® (aflibercept) Injection in wet age-related macular degeneration (AMD).

Together with our ex-U.S. collaborator Bayer, we continued to bring EYLEA to more patients, achieving a record $6.75 billion in global net product sales for 2018. EYLEA continues to have opportunities to help more patients in need. In 2018, we reported positive Phase 3 results in patients with diabetic retinopathy and are expecting FDA action on our submission for this indication in May 2019.

Dupixent achieved $922 million in 2018 global net product sales, as recorded by our collaborator Sanofi, and has the potential to be a ‘pipeline-in-a-product’ as it targets Type 2 inflammation, which underlies many allergic diseases. In 2019, the FDA accepted for Priority Review our submission for a third Type 2 disease, chronic rhinosinusitis with nasal polyps, which has a target action date of June 26, 2019. We are studying Dupixent in a broad development program in other Type 2 allergic conditions, including eosinophilic esophagitis and peanut and grass allergies.

Our robust immuno-oncology portfolio, anchored by Libtayo, is beginning to show important potential. Libtayo is being studied as a monotherapy as well as in combination across various types of cancer. We are also encouraged by our broad bispecific development program, including clinical-stage CD3 bispecifics and our new class of costimulatory bispecifics. At the most recent American Society of Hematology meeting, we reported promising results from early clinical trials of our CD20xCD3 bispecific in certain advanced lymphoma patients. We believe these approaches may be able to extend the benefits of immunotherapy to more patients in need.

These are just a few highlights from our innovative, growing pipeline that spans therapeutic areas with high unmet need, including eye diseases, allergic and inflammatory diseases, cancer, cardiovascular and metabolic diseases, musculoskeletal diseases, infectious diseases, and rare diseases.

Developing innovative technology and pursuing basic biological research that drives the drug development process continues to be a priority. In 2019, we will be celebrating the fifth anniversary of the Regeneron Genetics Center® (RGC), one of the world’s largest research efforts on the genetic causes of health and disease. As of January 2019, the RGC had sequenced exomes from more than 500,000 volunteers and paired that data with deidentified health records, enabled through collaborations with health record pioneers like the Geisinger Health System and the UK Biobank. In March 2019, we were proud to share

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

some of this valuable work with the world when the first batch of sequencing data from the UK Biobank initiative was made publicly available to the global research community.

We believe that our commitment to long-term science and innovation brings value to patients and shareholders alike, and we are committed to reinvesting a significant share of our revenues to this effort. In 2018, total revenues increased 14 percent from 2017 to $6.7 billion, and we were able to reinvest 33 percent* of our revenues back into our R&D efforts. Revenue was driven by continued EYLEA growth, the launch of our new products, and collaboration revenues. GAAP net income for 2018 was $2.4 billion, or $21.29 per diluted share, compared to GAAP net income for 2017 of $1.2 billion, or $10.34 per diluted share. In 2018, our non-GAAP net income increased 38 percent from 2017 to $2.6 billion, or $22.84 per diluted share.** Our balance sheet remains strong, and we ended the year with $4.6 billion in cash and marketable securities.

The Regeneron team continues to expand, and we now have more than 7,300 colleagues across seven sites. We are expanding our presence in Rensselaer, NY, and in Ireland, where we have our Industrial Operations and Product Supply (IOPS) teams, and we opened a new office in the United Kingdom to support our global regulatory and clinical needs.

As part of our long-standing commitment to operating as a responsible corporate citizen, we continue to foster the next generation of scientific innovators, support sustainable communities, and run our business with the highest standards of ethics and integrity. We are a leader in supporting STEM (Science, Technology, Engineering, and Math) initiatives that reward and inspire promising young minds, including providing $100 million over ten years to support the Regeneron Science Talent Search, the nation’s oldest and most prestigious high school science competition. To learn more about our commitment to corporate citizenship, please review our second annual Responsibility Report.

We are proud of the work we do every day to find new solutions for people with serious diseases but know there is much more work to do. We are confident that if we continue delivering important advances through innovative science and technology, we will achieve a diverse portfolio of medicines and sustainable, long-term growth.

Sincerely,

Leonard S. Schleifer, M.D., Ph.D.	George D. Yancopoulos, M.D., Ph.D.	P. Roy Vagelos, M.D.
Founder, President and Chief Executive Officer	Founding Scientist, President and Chief Scientific Officer	Chairman of the Board

*	2018 research and development expenses as a percentage of 2018 total revenues.

**	Non-GAAP net income and non-GAAP net income per share are not measures calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). See Appendix A for a definition of these measures and a reconciliation of each of these measures to the most directly comparable GAAP financial measure.

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

REGENERON PHARMACEUTICALS, INC.

777 Old Saw Mill River Road

Tarrytown, New York 10591-6707

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2019 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. (the “Company”) will be held on Friday, June 14, 2019, commencing at 10:30 a.m., Eastern Time, at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York, for the following purposes:

1	to elect four Class I directors for a term of three years;

2	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3	to act upon such other matters as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

The board of directors has fixed the close of business on April 17, 2019 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to use the “Notice and Access” method of providing our proxy materials over the Internet. Accordingly, we will mail, beginning on or about April 26, 2019, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date (other than (i) those who previously elected to receive proxy materials by e-mail, (ii) those who have previously asked to receive paper copies of the proxy materials, and (iii) shareholders who participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan). As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or electronic copy of the proxy statement, our 2018 annual report, and/or a form of proxy relating to the Annual Meeting. These materials are available free of charge. The Notice also contains information on how to access and vote the form of proxy.

As Authorized by the Board of Directors,

Joseph J. LaRosa

Executive Vice President, General Counsel and Secretary

April 26, 2019

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ i

TABLE OF
CONTENTS

Compensation Discussion and Analysis	59
Our Compensation Philosophy and Objectives	59
Driving Innovation and Balancing Dilution	59
Compensation Program Simplicity	60
At-Risk, Performance-Based Pay	61
Year-over-Year Consistency	61
Linking Compensation to Long-Term Performance	61
Use of Independent Expertise and Comparative Data	62
Measurable Results	62
Components of Executive Pay: What We Pay and Why We Pay It	63
Base Salary	64
Annual Cash Incentive	64
Annual Equity Awards	67
Perquisites and Personal Benefits	69
Potential Severance Payments	69
Our Compensation Processes	70
Our Compensation Committee	70
Management	70
Shareholder Input and Outreach	71
Independent Compensation Consultant	73
Peer Data	73
Risk Assessment	75
Tax Implications	75
Compensation Committee Report	77
Compensation Committee Interlocks and Insider Participation	77
Compensation Dashboard	78
2018 Executive Compensation Tables	78
2018 Summary Compensation Table	78
2018 Grants of Plan-Based Awards	79
Outstanding Equity Awards at 2018 Fiscal Year-End	80
2018 Option Exercises and Stock Vested	82
Post-Employment Compensation	82
Additional Compensation Information	86
Annual Cash Incentive	86
Perquisites and Personal Benefits	87
Potential Severance Payments	88
Pay Ratio	89
Equity Compensation Information	90

OTHER MATTERS	92

Appendix A: Note Regarding Forward-Looking Statements and Non-GAAP Financial Measures	94

Note Regarding Forward-Looking Statements and Non-GAAP Financial Measures: See Appendix A for important information regarding forward-looking statements and financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles contained in this proxy statement.

ii /	2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

USERS’ GUIDE

PROXY DASHBOARD

GENERAL INFORMATION

Meeting Date:	Time:	Location:	Record Date:
JUNE 14, 2019	10:30 A.M., ET	WESTCHESTER MARRIOTT HOTEL	APRIL 17, 2019
670 White Plains Road
Tarrytown, New York 10591

MEETING AGENDA

	Matter	Board Vote Recommendation
1	Election of four Class I directors for a term of three years	FOR each director nominee
2	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019	FOR

PROXY HIGHLIGHTS

WE SEEK YOUR INPUT ON OUR BOARD

The composition of our board of directors reflects our core principle of “science first”: over half of our directors are members of the National Academy of Sciences, and our board members include two Nobel laureates and holders of many scientific awards. By having our board of directors heavily populated with top-science talent, we signal to our shareholders and employees our seriousness about the Company’s dedication to science and its core competencies and primary value driver. Our board also includes individuals with experience building shareholder value through all stages of corporate development, as well as governance, financial, and policy expertise. Five of our board’s current 12 members are diverse by gender, race, or national origin.

Please refer to “Proposal No. 1: Election of Directors” for additional information.

WE SEEK RATIFICATION OF OUR AUDITORS

We pay close attention to the requirements applicable to us as a publicly traded company, including those relating to the audit of Regeneron’s financial statements by our independent registered public accounting firm, PricewaterhouseCoopers LLP. In this proxy statement, we are asking you to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Please refer to “Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm” for additional information.

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 1

USERS’ GUIDE   /   GENERAL INFORMATION ABOUT THE MEETING

GENERAL INFORMATION ABOUT THE MEETING

ANNUAL MEETING INFORMATION

When is the Annual Meeting?

June 14, 2019

What time is the Annual Meeting?

10:30 a.m. ET

Where is the Annual Meeting?

Westchester Marriott Hotel

670 White Plains Road,

Tarrytown, New York 10591

What form of identification do I need to be admitted to the meeting?

If you attend the Annual Meeting in person, you will be asked to present valid, government-issued photo identification, such as a driver’s license.

Where can I find directions to the annual meeting?

Directions to this location are available on our website at http://newsroom.regeneron.com.

Can I vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, April 17, 2019, are entitled to vote at the Annual Meeting. As of April 17, 2019, 107,727,418 shares of the Company’s common stock, par value $0.001 per share (“common stock”), and 1,911,354 shares of Class A stock, par value $0.001 per share (“Class A stock”), were issued and outstanding. The common stock and the Class A stock vote together on all matters as a single class, with the common stock being entitled to one vote per share and the Class A stock being entitled to ten votes per share.

Can I listen to the meeting live if I cannot attend in person?

The Annual Meeting will be webcast. Information about the webcast will be available on our website at http://newsroom.regeneron.com.

What is on the agenda for the meeting?

1      Election of four Class I directors for a term of three years

2      Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019

Can I ask a question at the Annual Meeting?

In-person attendees of the Annual Meeting will be given an opportunity to ask questions during a designated question-and-answer period.

2 /	2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

USERS’ GUIDE   /   GENERAL INFORMATION ABOUT THE MEETING

VOTING INFORMATION

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

The “Notice and Access” rules of the United States Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 7, 2019 (the “2018 Annual Report”), to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders received a Notice of Internet Availability of Proxy Materials (the “Notice”) and will not receive printed copies of the proxy materials unless they request them. This method reduces the environmental impact of the Annual Meeting. The Notice will be mailed beginning on or about April 26, 2019. The Notice includes instructions on how you may access and review all of our proxy materials via the Internet. The Notice also includes instructions on how you may vote your shares. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. Any request to receive proxy materials by mail or e-mail will remain in effect until you revoke it.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Why did I receive the Notice?

We sent you the Notice regarding this proxy statement because Regeneron’s board of directors is asking (technically called soliciting) holders of common stock and Class A stock to provide proxies to be voted at our 2019 Annual Meeting of Shareholders or at any adjournment(s) or postponement(s) of the meeting.

How are proxies voted?

If you vote by proxy in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy will vote your shares as you have directed. If you submit a proxy, but no indication is given as to how to vote your shares as to a proposal, your shares will be voted in the manner recommended by the board of directors. The board of directors knows of no matter, other than those indicated above under “What is on the agenda at the meeting?”, to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named and designated as proxies will vote your shares in their discretion.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

Shareholders who previously elected to receive proxy materials by e-mail will not receive a notice in the mail about the Internet availability of the proxy materials. Instead, these shareholders should have received an e-mail with links to the proxy materials and the proxy voting website. Shareholders who have previously asked to receive paper copies of the proxy materials and shareholders who participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan will receive paper copies of the proxy materials.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders as of the record date of shares of common stock and Class A stock having a majority of the voting power of all shares of common stock and Class A stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares held as of the record date by holders who are present or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 3

USERS’ GUIDE   /   GENERAL INFORMATION ABOUT THE MEETING

How can I vote?

In person. If you are a shareholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive. If you are a beneficial owner of shares held in the name of your bank, broker, or other nominee, or in “street name,” to vote in person at the Annual Meeting you must obtain from your nominee and bring to the meeting a “legal proxy” authorizing you to vote such shares held as of the record date. We recommend you vote by proxy even if you plan to attend the meeting. So long as you meet the applicable requirements, you can always change your vote at the meeting. Instructions on voting by proxy are included below.

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com. You will need the 12-digit control number included on the Notice or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received. You may vote via the Internet through 11:59 p.m., Eastern Time, on June 13, 2019.

Via telephone. You may vote by proxy via telephone by calling the toll-free number found on the proxy card or the voting instruction form. You will need the 12-digit control number included on the proxy card or voting instruction form. You may vote via telephone through 11:59 p.m., Eastern Time, on June 13, 2019.

By mail. If you received printed copies of the proxy materials, you may vote by proxy by completing the proxy card or voting instruction form and returning it in the envelope provided.

If I am a Regeneron employee or former employee, how do I vote shares in the Company Stock Fund in my 401(k) account?

If you participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan, you may provide voting instructions to Fidelity Management Trust Company, the plan’s trustee, (1) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 11, 2019, (2) by calling 1-800-690-6903 by 11:59 p.m., Eastern Time, on June 11, 2019, or (3) by returning your completed proxy card by mail. The trustee will vote your shares in accordance with your instructions. If you do not provide timely voting instructions to the trustee, the trustee will vote your shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in the plan.

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised by voting again electronically through the Internet or by telephone, by mailing a new proxy card or voting instruction form, or by attending the Annual Meeting and voting in person. If you are a record holder, you may also revoke your proxy by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy you previously submitted. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you are a record holder and give written notice of revocation to the Secretary of the Company before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you hold your shares through a broker, bank, or other nominee in “street name,” you will need to contact them or follow the instructions in the voting instruction form used by the firm that holds your shares to revoke your proxy. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted.

Who solicits proxies and bears the cost of solicitation?

Solicitation of proxies may be made by mail, in person, or by telephone by officers, directors, and other employees of the Company and by employees of the Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), and employees of Broadridge Financial Solutions, Inc. (“Broadridge”). We will reimburse AST, Broadridge, and our banks, brokers, and other custodians, nominees, and fiduciaries for their respective reasonable costs in the preparation and mailing of proxy materials to shareholders. In addition, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support for a service fee of $25,000 and the reimbursement of customary disbursements and expenses. We will bear all costs of the solicitation of proxies.

4 /	2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

USERS’ GUIDE   /   GENERAL INFORMATION ABOUT THE MEETING

What are the board’s recommendations?

The board of directors recommends that you vote:

FOR election of each of the four nominated Class I directors (Proposal No. 1)	FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019 (Proposal No. 2)

What vote is required to approve each proposal?

The following table summarizes the voting requirements applicable to the proposals to be voted on at the Annual Meeting:

Proposal		Vote Required	Effect of Abstentions[1]	Broker Discretionary Voting Allowed?[2]
1	Election of Directors	Majority of the votes cast. In accordance with our director resignation policy, an incumbent director who fails to receive the required number of votes in an uncontested election will be required to tender his or her resignation to the Chairman of the board of directors for consideration by the Corporate Governance and Compliance Committee.	No effect Not considered votes cast on this proposal	No Brokers without voting instructions will not be able to vote on this proposal
2	Ratification of the Appointment of PricewaterhouseCoopers LLP	Majority of the votes cast	No effect Not considered votes cast on this proposal	Yes Brokers without voting instructions will have discretionary authority to vote
1	As noted above, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.
2	Only relevant if you are the beneficial owner of shares held in “street name.” If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If any other matter is properly brought before the Annual Meeting, such matter also will be determined by the affirmative vote of a majority of the votes cast at the Annual Meeting.

Please note that cameras, other photographic equipment, or audio or video recording devices will not be permitted at the Annual Meeting.

INFORMATION ABOUT REGENERON

If you would like to learn more about Regeneron, please visit our website at www.regeneron.com. The topics discussed on our website include:

•	Working at Regeneron	•	Our Post-doctoral Training Program
•	Our Science Research Mentorship Program	•	Regeneron employee volunteer programs
•	The Regeneron Science Talent Search	•	Our patient support programs
•	STEM Teaching Fellowship	•	Our environmental sustainability efforts
•	Our Graduate Internship Program	•	Our commitment to global transparency

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 5

From Left: N. Anthony Coles, M.D. / Arthur F. Ryan / Michael S. Brown, M.D. / George L. Sing / Bonnie L. Bassler, Ph.D. / Leonard S. Schleifer, M.D., Ph.D. / P. Roy Vagelos, M.D. / George D. Yancopoulos, M.D., Ph.D. / Christine A. Poon / Joseph L. Goldstein, M.D. / Huda Y. Zoghbi, M.D. / Marc Tessier-Lavigne, Ph.D.

6 /	2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS

MEET THE BOARD

As the first substantive order of business at the 2019 Annual Meeting, you have an opportunity to vote on four members of our board of directors. This is the right starting point not only because the board oversees Regeneron, but because understanding the Regeneron board leads to a better understanding of the Company and its business model.

As our President and CEO has observed, “Our dream when we started Regeneron was to build a company where the scientists would be the heroes.” The composition of Regeneron’s board reflects this founding principle: over half of our directors are members of the National Academy of Sciences, and our board members include two Nobel laureates and holders of many scientific awards. In addition, the board includes individuals with experience building shareholder value through all stages of corporate development. Various members bring substantial governance experience gained from service on other boards and others bring financial, policy, and management expertise. Five of our board’s current 12 members are diverse by gender, race, or national origin.

The table below summarizes key qualifications, skills, or attributes most relevant to the decision to nominate the director to serve on the board of directors. A mark indicates a specific area of focus or expertise on which the board of directors relies most. The lack of a mark does not mean the director does not possess that qualification or skill. Each director biography below describes these qualifications and relevant experience in more detail. We believe the table below demonstrates the breadth and diversity of the collective experience, expertise, and skills of our board of directors.

Experience, Expertise, or Attribute	Bonnie L. Bassler, Ph.D.	Michael S. Brown, M.D.	N. Anthony Coles, M.D.	Joseph L. Goldstein, M.D.	Christine A. Poon	Arthur F. Ryan	Leonard S. Schleifer, M.D., Ph.D.	George L. Sing	Marc Tessier- Lavigne, Ph.D.	P. Roy Vagelos, M.D.	George D. Yancopoulos, M.D., Ph.D.	Huda Y. Zoghbi, M.D.
Industry Experience	•	•	•	•	•	•	•	•	•	•	•
Executive/Leadership Experience	•	•	•	•	•	•	•	•	•	•	•	•
Science/Biotech Background	•	•	•	•	•		•	•	•	•	•	•
Research/Academic Experience	•	•	•	•	•		•		•	•	•	•
Business Strategy/Operations Experience			•		•	•	•	•	•	•	•
Financial Expertise			•		•	•	•	•		•
Public Company CEO Experience			•			•	•			•
National Academy of Sciences Membership	•	•		•					•	•	•	•

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 7

BOARD OF DIRECTORS   /   MEET THE BOARD

NOMINEES FOR CLASS I DIRECTORS

FOR ELECTION AT THE 2019 ANNUAL MEETING FOR A TERM EXPIRING AT THE 2022 ANNUAL MEETING1

BONNIE L. BASSLER, PH.D.

Director since: 2016

Age: 56

Independent

Scientific Society Memberships

•	The National Academy of Sciences
•	The American Academy of Arts and Sciences
•	The Royal Society of London
•	The American Philosophical Society

Other Public Boards

•	Kaleido Biosciences, Inc.
•	Sanofi (until 2016)

Experience and Qualifications

Dr. Bassler is currently the Chair of the Department of Molecular Biology and the Squibb Professor in Molecular Biology at Princeton University, and a Howard Hughes Medical Institute Investigator. Dr. Bassler has previously served as the President of the American Society for Microbiology, as well as on the boards for the American Association for the Advancement of Science, the National Science Foundation, and the American Academy of Microbiology. She has been elected to the National Academy of Sciences, the American Academy of Arts and Sciences, the Royal Society of London, and the American Philosophical Society, and has received many scientific honors, including a MacArthur Foundation Fellowship, the Lounsbery Award, and the Shaw Prize for Life Science and Medicine. Dr. Bassler received her B.Sc. from the University of California, Davis, and her Ph.D. in Biochemistry from Johns Hopkins University. She served as a Postdoctoral Fellow and Research Scientist at the Agouron Institute in La Jolla, California, before becoming a faculty member at Princeton University. Dr. Bassler served as a director of Sanofi from November 2014 to July 2016 and currently serves on the board of directors of Kaleido Biosciences, Inc.

Dr. Bassler’s extensive research experience and her scientific and academic career and accomplishments, as well as her experience as a corporate director, led to the board’s decision to nominate Dr. Bassler for reelection to the board.

Board and Committee Membership — 2018 Attendance

Board of Directors	6/6
Corporate Governance and Compliance Committee	5/5
Technology Committee	3/3

Prior Voting Results — 2017

For	99.6%
Against	0.4%

Regeneron Securities Beneficially Owned as of April 17, 2019

Options	16,042
Restricted Stock Units (“RSUs”)	145

1	Biographical information is given, as of April 17, 2019, for each nominee for Class I Director and for each of the other directors whose term of office will continue after the 2019 Annual Meeting. All the nominees are presently directors and were previously elected by the shareholders. None of the corporations or other organizations referred to below with which a director has been or is currently employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

8 /	2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS   /   MEET THE BOARD

MICHAEL S. BROWN, M.D.

Director since: 1991

Age: 78

Independent

Scientific Society Memberships

•	The National Academy of Sciences
•	The National Academy of Medicine
•	The Royal Society of London

Experience and Qualifications

Dr. Brown holds the Distinguished Chair in Biomedical Sciences, a position he has held since 1989, and is a Regental Professor of Molecular Genetics and Internal Medicine, and the Director of the Jonsson Center for Molecular Genetics, at The University of Texas Southwestern Medical Center at Dallas, positions he has held since 1985. Drs. Brown and Goldstein jointly received the Nobel Prize for Physiology or Medicine in 1985 and the U.S. National Medal of Science in 1988. Dr. Brown is a member of the National Academy of Sciences, the National Academy of Medicine, and Foreign Member of the Royal Society of London. Dr. Brown retired as a member of the board of directors of Pfizer Inc. in 2012.

Dr. Brown’s distinguished scientific and academic background, including his receipt of the Nobel Prize for Physiology or Medicine in 1985, and his significant industry experience gained through his service on the board of directors of the Company and of a leading pharmaceutical company, led to the board’s decision to nominate Dr. Brown for reelection to the board.

Board and Committee Membership — 2018 Attendance

Board of Directors	6/6
Corporate Governance and Compliance Committee	5/5
Technology Committee (Chairman)	3/3

Prior Voting Results — 2016

For	90.8%
Against	9.2%

Regeneron Securities Beneficially Owned as of April 17, 2019

Common Stock	21,099
Options	40,200
RSUs	145

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 9

BOARD OF DIRECTORS   /   MEET THE BOARD

LEONARD S. SCHLEIFER, M.D., PH.D.

Director since: 1988

Age: 66

Experience and Qualifications

Dr. Schleifer founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. Dr. Schleifer, together with Regeneron’s founding scientist, Dr. Yancopoulos, built and has managed the Company over the past 31 years. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology. With over 30 years of experience as Chief Executive Officer of the Company, Dr. Schleifer brings to the board an incomparable knowledge of the Company, significant leadership experience, and an in-depth understanding of the complex research, drug development, and business issues facing companies in the biopharmaceutical industry.

Dr. Schleifer’s significant industry and leadership experience, as well as his extensive knowledge of the Company, led to the board’s decision to nominate Dr. Schleifer for reelection to the board.

Board and Committee Membership — 2018 Attendance

Board of Directors	5/5*
Technology Committee	3/3

*	Excludes one board meeting held solely in executive session.

Prior Voting Results — 2016

For	99.4%
Against	0.6%

Regeneron Securities Beneficially Owned as of April 17, 2019

Class A Stock	1,726,565
Common Stock	429,878
Options	1,986,237

10 /	2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS   /   MEET THE BOARD

GEORGE D. YANCOPOULOS, M.D., PH.D.

Director since: 2001

Age: 59

Scientific Society Memberships

•	The National Academy of Sciences

Experience and Qualifications

Dr. Yancopoulos joined Dr. Schleifer in 1989 as founding scientist of the Company, and together they built and have managed the Company since then. Dr. Yancopoulos is currently President and Chief Scientific Officer, and has served on the board since 2001.

He received his M.D. and Ph.D. from Columbia University. Dr. Yancopoulos was the 11th most highly cited scientist in the world in the 1990s, and in 2004 he was elected to be a member of the National Academy of Sciences. Dr. Yancopoulos, together with key members of his team, is a principal inventor and/or developer of the seven FDA-approved drugs the Company has developed, EYLEA® (aflibercept) Injection, Praluent® (alirocumab) Injection, Dupixent® (dupilumab) Injection, Kevzara® (sarilumab) Injection, Libtayo® (cemiplimab) Injection, ZALTRAP® (ziv-aflibercept) Injection for Intravenous Infusion, and ARCALYST® (rilonacept) Injection for Subcutaneous Use, as well as of its foundation technologies, including the TRAP technology, VelociGene®, and VelocImmune®. As one of the few members of the National Academy of Sciences from industry and as an author of a substantial number of scientific publications, Dr. Yancopoulos has a distinguished record of scientific expertise. Dr. Yancopoulos also brings to the board his experience in building and managing the Company, his in-depth knowledge of the Company’s technologies and research and development programs, and his proven track-record for envisioning successful long-term strategic directions and opportunities.

Dr. Yancopoulos’s significant industry and scientific experience, as well as his extensive knowledge of the Company, led to the board’s decision to nominate Dr. Yancopoulos for reelection to the board.

Board and Committee Membership — 2018 Attendance

Board of Directors	5/5*
Technology Committee	3/3

*	Excludes one board meeting held solely in executive session.

Prior Voting Results — 2016

For	98.9%
Against	1.1%

Regeneron Securities Beneficially Owned as of April 17, 2019

Class A Stock	42,750
Common Stock	1,108,059
Options	1,723,489

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 11

BOARD OF DIRECTORS   /   MEET THE BOARD

CLASS II DIRECTORS CONTINUING IN OFFICE

TERM EXPIRES AT THE 2020 ANNUAL MEETING

N. ANTHONY COLES, M.D.

Director since: 2017

Age: 58

Independent

Other Public Boards

•	McKesson Corporation
•	CRISPR Therapeutics AG (until 2017)

Experience and Qualifications

Dr. Coles has served as Chairman and Chief Executive Officer of Yumanity Therapeutics, LLC, a private company focused on transforming drug discovery for neurodegenerative diseases, since 2014. Prior to this, from 2013, Dr. Coles served as Chairman and CEO of TRATE Enterprises LLC, a privately held company. Dr. Coles served as President, Chief Executive Officer and Chairman of the Board of Onyx Pharmaceuticals, Inc., a biopharmaceutical company, from 2012 until 2013, having served as its President, Chief Executive Officer, and a member of its board of directors from 2008 until 2012. Prior to joining Onyx in 2008, he was President, Chief Executive Officer, and a member of the board of directors of NPS Pharmaceuticals, Inc., a biopharmaceutical company. Before joining NPS in 2005, he served in various leadership positions in the biopharmaceutical and pharmaceutical industries, including at Merck & Co., Inc., Bristol-Myers Squibb Company, and Vertex Pharmaceuticals Incorporated. In addition to having previously served as a director of Onyx and NPS, he was formerly a director of Laboratory Corporation of America Holdings, Campus Crest Communities, Inc., and CRISPR Therapeutics AG.

Dr. Coles has been a director of McKesson Corporation since April 2014 and serves on the Compensation Committee and the Finance Committee of its board of directors.

The experience of Dr. Coles as a seasoned executive and corporate director with extensive knowledge of highly regulated biopharmaceutical and pharmaceutical companies, as well as his in-depth knowledge and understanding of the regulatory environment in which Regeneron operates, led the board to conclude that Dr. Coles should serve as a director.

Board and Committee Membership — 2018 Attendance

Board of Directors	6/6
Audit Committee	10/11

Prior Voting Results — 2017

For	99.7%
Against	0.3%

Regeneron Common Stock Beneficially Owned as of April 17, 2019

Options	12,703
RSUs	145

12 /	2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS   /   MEET THE BOARD

JOSEPH L. GOLDSTEIN, M.D.

Director since: 1991

Age: 78

Independent

Scientific Society Memberships

•	The National Academy of Sciences
•	The National Academy of Medicine
•	The Royal Society of London

Experience and Qualifications

Dr. Goldstein has been a Professor of Molecular Genetics and Internal Medicine and the Chairman of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas since 1977. Dr. Goldstein is a member of the National Academy of Sciences, the National Academy of Medicine, and the Royal Society of London. He also serves on the Boards of Trustees of The Rockefeller University and the Howard Hughes Medical Institute. Drs. Goldstein and Brown jointly received the Nobel Prize for Physiology or Medicine in 1985 and the U.S. National Medal of Science in 1988.

Dr. Goldstein’s extensive research experience, his distinguished scientific and academic credentials, including his receipt of the Nobel Prize for Physiology or Medicine in 1985, and his substantial understanding of the Company gained through his service as a director since 1991, led the board to conclude that Dr. Goldstein should serve as a director.

Board and Committee Membership — 2018 Attendance

Board of Directors	6/6
Compensation Committee	10/10
Technology Committee	3/3

Prior Voting Results — 2017

For	84.6%
Against	15.4%

Regeneron Securities Beneficially Owned as of April 17, 2019

Common Stock	12,000
Options	34,450
RSUs	145

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 13

BOARD OF DIRECTORS   /   MEET THE BOARD

CHRISTINE A. POON

Director since: 2010

Age: 66

Independent

Other Public Boards

•	Prudential Financial, Inc.
•	The Sherwin-Williams Company
•	Royal Philips Electronics

Experience and Qualifications

Ms. Poon is an Executive-in-Residence in the Department of Management and Human Resources at The Max M. Fisher College of Business at The Ohio State University, where she served as Dean and the John W. Berry, Sr. Chair in Business from 2009 to 2014. Prior to joining Fisher, Ms. Poon spent eight years at Johnson & Johnson, most recently as vice chairman and worldwide chairman of pharmaceuticals. At Johnson & Johnson, she served on the company’s board of directors and executive committee and was responsible for managing the pharmaceutical businesses of the company. Prior to joining Johnson & Johnson, Ms. Poon spent 15 years at Bristol-Myers Squibb Company, a global pharmaceutical company, where she held senior leadership positions including president of international medicines and president of medical devices. Ms. Poon serves on the boards of directors of Prudential Financial, Inc. and The Sherwin-Williams Company and the Supervisory Board of Royal Philips Electronics.

Ms. Poon’s extensive expertise in domestic and international business operations, including sales and marketing and commercial operations, and her deep strategic and operational knowledge of the pharmaceutical industry, led the board to conclude that Ms. Poon should serve as a director.

Board and Committee Membership—2018 Attendance

Board of Directors	6/6
Compensation Committee (Chairperson)	10/10
Corporate Governance and Compliance Committee	5/5

Prior Voting Results — 2017

For	84.0%
Against	16.0%

Regeneron Securities Beneficially Owned as of April 17, 2019

Common Stock	790
Options	111,730
RSUs	145

14 /	2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS   /   MEET THE BOARD

P. ROY VAGELOS, M.D.

Director since: 1995

Age: 89

Independent

Scientific Society Memberships

•	The National Academy of Sciences
•	The National Academy of Medicine
•	The American Philosophical Society

Experience and Qualifications

Prior to joining Regeneron, Dr. Vagelos was Chairman of the Board and Chief Executive Officer of Merck & Co., Inc., a global pharmaceutical company. He joined Merck in 1975, became a director in 1984, President and Chief Executive Officer in 1985, and Chairman in 1986. Dr. Vagelos retired from all positions with Merck in 1994. Dr. Vagelos served on the board of directors of Theravance, Inc. from 1996 to 2010. Dr. Vagelos is a member of the National Academy of Sciences, the National Academy of Medicine, and the American Philosophical Society. During his tenure as Chairman of Regeneron and previously as Chairman and Chief Executive Officer of Merck, Dr. Vagelos developed an extensive understanding of the complex business, operational, scientific, regulatory, and commercial issues facing the pharmaceutical industry.

Dr. Vagelos’s tenure and experience with the Company and Merck, his extensive knowledge of the pharmaceutical industry, his substantial leadership experience, and his significant understanding of the Company led the board to conclude that Dr. Vagelos should serve as a director.

Board and Committee Membership — 2018 Attendance

Board of Directors	6/6
Technology Committee	3/3

Prior Voting Results — 2017

For	99.5%
Against	0.5%

Regeneron Securities Beneficially Owned as of April 17, 2019

Common Stock	736,417
Options	1,382,808

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 15

BOARD OF DIRECTORS   /   MEET THE BOARD

HUDA Y. ZOGHBI, M.D.

Director since: 2016

Age: 64

Independent

Scientific Society Memberships

•	The National Academy of Sciences
•	The Institute of Medicine
•	The American Association for the Advancement of Science

Experience and Qualifications

Dr. Zoghbi is currently a professor in the departments of Pediatrics, Molecular and Human Genetics, and Neurology and Neuroscience at Baylor College of Medicine, the director of the Jan and Dan Duncan Neurological Research Institute at Texas Children’s Hospital, and an investigator of the Howard Hughes Medical Institute. She has been elected to the National Academy of Sciences, the Institute of Medicine, and the American Association for the Advancement of Science, and has been awarded numerous recognitions for her work, including the Pearl Meister Greengard Prize, the March of Dimes Prize in Developmental Biology, and the Vanderbilt Prize in Biomedical Science.

Dr. Zoghbi earned her B.Sc. from the American University of Beirut, received her M.D. from Meharry Medical College in Nashville, Tennessee, and completed her pediatrics residency and a joint residency in neurology and pediatric neurology at Baylor College of Medicine, where she then pursued postdoctoral research training in molecular genetics.

Dr. Zoghbi’s extensive research experience and her scientific and academic career and accomplishments led the board to conclude that Dr. Zoghbi should serve as a director.

Board and Committee Membership — 2018 Attendance

Board of Directors	5/6
Compensation Committee	6/6*
Corporate Governance and Compliance Committee	3/3*
Technology Committee	3/3

*	Dr. Zoghbi was elected as a member of the Compensation Committee on June 8, 2018, and ceased to serve as a member of the Corporate Governance and Compliance Committee at such time.

Prior Voting Results — 2017

For	97.7%
Against	2.3%

Regeneron Securities Beneficially Owned as of April 17, 2019

Options	16,042
RSUs	145

16 /	2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS   /   MEET THE BOARD

CLASS III DIRECTORS CONTINUING IN OFFICE

TERM EXPIRES AT THE 2021 ANNUAL MEETING

ARTHUR F. RYAN

Director since: 2003

Age: 76

Independent

Other Public Boards

•	Citizens Financial Group, Inc.

Experience and Qualifications

In 2008, Mr. Ryan retired as the Chairman of the Board of Prudential Financial, Inc., one of the largest diversified financial institutions in the world. He served as Chief Executive Officer of Prudential until 2007. Prior to joining Prudential in 1994, Mr. Ryan served as President and Chief Operating Officer of Chase Manhattan Bank since 1990. Mr. Ryan managed Chase’s worldwide retail bank between 1984 and 1990. From 2008 to 2013, Mr. Ryan served as a non-executive director of the Royal Bank of Scotland Group plc. Since 2009, Mr. Ryan has served as a director of Citizens Financial Group, Inc., a retail bank holding company that became publicly traded in 2014, and currently serves as its lead director, chair of the Compensation and Human Resources Committee, and a member of the Nominating and Corporate Governance Committee.

Mr. Ryan’s substantial leadership experience as a chief executive officer of leading companies in the banking and insurance industries, and his extensive business experience and financial expertise, led the board to conclude that Mr. Ryan should serve as a director.

Board and Committee Membership — 2018 Attendance

Board of Directors	6/6
Audit Committee	10/11
Corporate Governance and Compliance Committee (Chairman)	5/5

Prior Voting Results — 2018

For	88.8%
Against	11.2%

Regeneron Securities Beneficially Owned as of April 17, 2019

Common Stock	28,500
Options	42,950
RSUs	145

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 17

BOARD OF DIRECTORS   /   MEET THE BOARD

GEORGE L. SING

Director since: 1988

Age: 69

Independent

Experience and Qualifications

Since 1998, Mr. Sing has been a Managing Director of Lancet Capital, a venture capital investment firm in the healthcare field. From 2004 to 2015, Mr. Sing served as Chief Executive Officer of Stemnion, Inc. (currently known as Noveome Biotherapeutics, Inc.), a biomedical company in the regenerative medicine field.

Mr. Sing’s extensive healthcare and financial expertise as a healthcare venture capital investor and biomedical company chief executive officer, his executive leadership experience, and his substantial knowledge of the Company led the board to conclude that Mr. Sing should serve as a director.

Board and Committee Membership — 2018 Attendance

Board of Directors	6/6
Audit Committee (Chairman)	11/11
Compensation Committee	10/10

Prior Voting Results — 2018

For	64.0%
Against	36.0%

Regeneron Securities Beneficially Owned as of April 17, 2019

Common Stock	132,272
Options	102,200
RSUs	145

18 /	2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS   /   MEET THE BOARD

MARC TESSIER-LAVIGNE, PH.D.

Director since: 2011

Age: 59

Independent

Scientific Society Memberships

•	The National Academy of Sciences
•	The National Academy of Medicine
•	The Royal Society of London
•	The Royal Society of Canada

Other Public Boards

•	Denali Therapeutics Inc.
•	Agios Pharmaceuticals, Inc. (until 2016)
•	Juno Therapeutics, Inc. (until 2016)
•	Pfizer Inc. (until 2015)

Experience and Qualifications

Dr. Tessier-Lavigne has been the President of Stanford University since 2016. Before assuming his role at Stanford, he served as the President of The Rockefeller University and a Carson Family Professor and head of the Laboratory of Brain Development at The Rockefeller University from 2011. Previously, he served as Executive Vice President and Chief Scientific Officer at Genentech, Inc., which he joined in 2003. He was a professor at Stanford University from 2001 to 2003 and at the University of California, San Francisco from 1991 to 2001. Dr. Tessier-Lavigne is a member of the National Academy of Sciences, the National Academy of Medicine, and a fellow of the Royal Societies of London and Canada. Dr. Tessier-Lavigne is a member of the Board of Directors of Denali Therapeutics Inc., and previously served on the board of directors of Pfizer Inc., Agios Pharmaceuticals, Inc., and Juno Therapeutics, Inc.

Dr. Tessier-Lavigne’s distinguished scientific and academic background, and his significant industry experience, including experience in senior scientific leadership roles at a leading biopharmaceutical company, led the board to conclude that Dr. Tessier-Lavigne should serve as a director.

Board and Committee Membership — 2018 Attendance

Board of Directors	5/6
Technology Committee	3/3

Prior Voting Results — 2018

For	94.8%
Against	5.2%

Regeneron Securities Beneficially Owned as of April 17, 2019

Common Stock	1,187
Options	71,479
RSUs	145

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 19

BOARD COMMITTEES

The board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Compliance Committee, each of which is comprised entirely of independent directors. The Corporate Governance and Compliance Committee is responsible for reviewing and recommending for the board’s selection candidates to serve on our board of directors and for overseeing all aspects of the Company’s compliance program other than financial compliance. The board also has a standing Technology Committee. The board has adopted charters for the Audit Committee, Compensation Committee, Corporate Governance and Compliance Committee, and Technology Committee, current copies of which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page.

We show below information on the membership, key functions, and number of meetings of each board committee during 2018.

AUDIT COMMITTEE

Members George L. Sing, Chairman Charles A. Baker (until his retirement on June 8, 2018) N. Anthony Coles, M.D. Arthur F. Ryan Number of Meetings Held in 2018 11

Key Functions

•   Select the independent registered public accounting firm, review and approve its engagement letter, and monitor its independence and performance.

•   Review the overall scope and plans for the annual audit by the independent registered public accounting firm.

•   Approve performance of non-audit services by the independent registered public accounting firm and evaluate the performance and independence of the independent registered public accounting firm.

•   Review and approve the Company’s periodic financial statements and the results of the year-end audit.

•   Review and discuss the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures.

•   Evaluate the internal audit process for establishing the annual audit plan; review and approve the appointment and replacement of the Company’s Chief Audit Executive, if applicable, and any outside entities providing internal audit services and evaluate their performance on an annual basis.

•   Review the independent registered public accounting firm’s recommendations concerning the Company’s financial practices and procedures.

•   Oversee the Company’s risk management program.

•   Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•   Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•   Review and approve any related person transaction.

•   Prepare an annual report of the Audit Committee for inclusion in the Company’s proxy statement.

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board of directors   /   BOARD COMMITTEES

COMPENSATION COMMITTEE

Members

Christine A. Poon, Chairperson

Charles A. Baker
(until his retirement on June 8, 2018)

Joseph L. Goldstein, M.D.

George L. Sing

Huda Y. Zoghbi, M.D.
(since June 8, 2018)

Number of Meetings Held in 2018

10

Key Functions

•   Evaluate the performance of the Chief Executive Officer and other executive officers of the Company.

•   Approve the total compensation budget for all Company employees.

•   Oversee the Company’s compensation and benefit philosophy and programs generally.

•   Review and approve annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer and the goals and objectives of the Company’s executive compensation programs.

•   Review and approve the Compensation Discussion and Analysis to be included in the Company’s proxy statement.

•   Prepare an annual report of the Compensation Committee for inclusion in the Company’s proxy statement.

CORPORATE GOVERNANCE AND COMPLIANCE COMMITTEE

Members Arthur F. Ryan, Chairman Bonnie L. Bassler, Ph.D. Michael S. Brown, M.D. Christine A. Poon Huda Y. Zoghbi, M.D. (until June 8, 2018) Number of Meetings Held in 2018 5

Key Functions

•   Identify qualified individuals to become members of the board and recommend such candidates to the board.

•   Assess the functioning of the board and its committees and make recommendations to the board concerning the appropriate size, function, and needs of the board.

•   Review, and make recommendations to the board regarding, non-employee director compensation.

•   Make recommendations to the board regarding corporate governance matters and practices.

•   Oversee all aspects of the Company’s comprehensive compliance program other than financial compliance.

•   Oversee the Company’s key corporate responsibility initiatives and conduct a periodic review of environmental, social, and governance matters.

TECHNOLOGY COMMITTEE

Members

Michael S. Brown, M.D., Chairman

Bonnie L. Bassler, Ph.D.

Joseph L. Goldstein, M.D.

Marc Tessier-Lavigne, Ph.D.

P. Roy Vagelos, M.D.

Huda Y. Zoghbi, M.D.

Leonard S. Schleifer, M.D., Ph.D.[1]

George D. Yancopoulos, M.D., Ph.D.[1]

Number of Meetings Held in 2018

3

Key Functions • Review and evaluate the Company’s research and clinical development programs, plans, and policies.

1 Ex Officio Member.

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 21

BOARD GOVERNANCE

BOARD STRUCTURE

Pursuant to the Company’s Certificate of Incorporation, the board of directors is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There are currently four members in Class I, five members in Class II, and three members in Class III. The respective terms of the directors expire (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation, or removal) as follows:

•	The terms of the Class I Directors expire at the 2019 Annual Meeting;

•	The terms of the Class II Directors expire at the 2020 Annual Meeting; and

•	The terms of the Class III Directors expire at the 2021 Annual Meeting.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

The board held six regular meetings in 2018. All directors attended at least 75% of the total number of meetings of the board and committees of the board on which they served. According to the Regeneron Board of Directors Corporate Governance Guidelines, board members are expected to attend the Company’s Annual Meeting of Shareholders. All of the directors then in office attended our 2018 Annual Meeting of Shareholders.

PROCEDURES RELATING TO NOMINEES; BOARD SUCCESSION PLANNING

The Corporate Governance and Compliance Committee will consider a nominee for election to the board of directors recommended by a shareholder of record if the shareholder submits the recommendation in compliance with the requirements of our Guidelines Regarding Director Nominations, which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page.

In considering potential candidates for the board of directors, the Corporate Governance and Compliance Committee considers factors such as whether or not a potential candidate: (1) possesses relevant expertise; (2) brings skills and experience complementary to those of the other members of the board; (3) has sufficient time to devote to the affairs of the Company; (4) has demonstrated excellence in his or her field; (5) has the ability to exercise sound business judgment; (6) has the commitment to rigorously represent the long-term interests of the Company’s shareholders; (7) possesses a diverse background and experience, including with respect to race, age, and gender; and (8) such other factors as the Corporate Governance and Compliance Committee may determine from time to time.

Candidates for director are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company, and the long-term interests of shareholders. In conducting the assessment, the Committee considers the individual’s independence, experience, skills, background, and diversity, including with respect to race, age, and gender, along with such other factors as it deems appropriate, given the current needs of the board and the Company to maintain a balance of knowledge, experience, and capabilities. When recommending a slate of director nominees each year, the Corporate Governance and Compliance Committee reviews the current composition of the board of directors in order to recommend a slate of directors who, with the continuing directors, will provide the board with the requisite diversity of skills, expertise, experience, and viewpoints necessary to effectively fulfill its duties and responsibilities.

22 /	2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

board of directors   /   BOARD GOVERNANCE

In the case of an incumbent director whose term of office is set to expire, the Corporate Governance and Compliance Committee reviews such director’s overall service to the Company during the director’s term and also considers the director’s interest in continuing as a member of the board. In the case of a new director candidate, the Corporate Governance and Compliance Committee also reviews whether the nominee is “independent,” based on our Corporate Governance Guidelines, applicable listing standards of the NASDAQ Stock Market LLC, and applicable SEC and other relevant rules and regulations, if necessary.

The Corporate Governance and Compliance Committee may employ a variety of methods for identifying and evaluating nominees for the board of directors. The Corporate Governance and Compliance Committee may consider candidates recommended by other directors, management, search firms, shareholders, or other sources. When conducting searches for new directors, the Corporate Governance and Compliance Committee will take reasonable steps to include diverse candidates in the pool of nominees and any search firm will affirmatively be instructed to seek to include diverse candidates. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by our directors or management or by third party search firms or other sources. Candidates may be evaluated at regular or special meetings of the Corporate Governance and Compliance Committee.

The Corporate Governance and Compliance Committee seeks to ensure that our board of directors as a whole possesses the mix of skills and experiences to provide effective oversight and guidance to management to execute on the Company’s long-term strategy. The Committee also considers succession planning for board and committee chairs for purposes of continuity and to maintain relevant expertise and depth of experience.

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 23

BOARD OF DIRECTORS   /   BOARD GOVERNANCE

BOARD AND COMMITTEE SELF-ASSESSMENTS

On an annual basis, the board of directors, the Audit Committee, the Compensation Committee, and the Corporate Governance and Compliance Committee conduct self-assessments to ensure effective performance and to identify opportunities for improvement. As the first step in the self-assessment process, directors complete a comprehensive questionnaire, which asks them to consider various topics related to board and committee composition, structure, effectiveness, and responsibilities, as well as satisfaction with the schedule, materials, and discussion topics. Each committee, as well as the board as a whole, then reviews and assesses the responses and presents its findings and recommendations to the board of directors. The results of the assessments are then discussed by the board of directors and the respective committees in executive session, with a view toward taking action to address any issues presented. Results requiring additional consideration are addressed at subsequent board and committee meetings, where appropriate.

While this formal self-assessment is conducted on an annual basis, directors share perspectives, feedback, and suggestions year-round, both inside and outside the boardroom.

SHAREHOLDER RIGHTS TO REMOVE DIRECTORS FOR CAUSE AND TO CALL SPECIAL SHAREHOLDER MEETING

Regeneron’s charter documents give shareholders the rights to (i) remove directors for cause by an affirmative vote of at least 80% of the outstanding shares of all classes of capital stock entitled to vote for directors; and (ii) call a special shareholder meeting upon the written request of at least 25% of the total number of votes entitled to be cast by shareholders.

DIRECTOR INDEPENDENCE

The board of directors has determined that each of the following currently serving directors is independent as defined in the listing standards of The NASDAQ Stock Market LLC and our Corporate Governance Guidelines: Bonnie L. Bassler, Ph.D., Michael S. Brown, M.D., N. Anthony Coles, M.D., Joseph L. Goldstein, M.D., Christine A. Poon, Arthur F. Ryan, George L. Sing, Marc Tessier-Lavigne, Ph.D., and Huda Y. Zoghbi, M.D. These individuals are affiliated with numerous educational institutions, hospitals, charities, and corporations, as well as civic organizations and professional associations. The board of directors considered each of these relationships and determined that none of these relationships conflicted with the interests of the Company or would impair their independence or judgment. The board conducts executive sessions of independent directors following each regularly scheduled board meeting.

The board of directors has determined that each of the current members of the Audit Committee, Messrs. Ryan and Sing and Dr. Coles, qualifies as an “audit committee financial expert” as that term is defined by SEC rules, and is independent as defined for audit committee members in the listing standards of The NASDAQ Stock Market LLC and SEC rules.

In addition, the board of directors has determined that each of the current members of the Compensation Committee, Ms. Poon, Drs. Goldstein and Zoghbi, and Mr. Sing, meets the additional independence criteria applicable to compensation committee members under the listing standards of The NASDAQ Stock Market LLC and qualifies as a “Non-Employee Director” pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

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BOARD OF DIRECTORS   /   BOARD GOVERNANCE

BOARD LEADERSHIP AND ROLE IN RISK OVERSIGHT

The board of directors recognizes that one of its key responsibilities is to establish and evaluate an appropriate leadership structure for the board so as to provide effective oversight of management. Since 1995, the board has separated the roles of the Chief Executive Officer and the Chairman of the Board, with Dr. Vagelos serving as Chairman and Dr. Schleifer serving as President and Chief Executive Officer. Dr. Vagelos’s extensive leadership experience, his business acumen, and his deep understanding of the healthcare industry have made him an invaluable resource to both the board and Dr. Schleifer. The board has determined that this leadership structure is appropriate for the Company at this time.

The board executes its oversight responsibility for risk management directly and through its committees, as follows:

•	The Audit Committee oversees the Company’s risk management program. The risk management program focuses on the most significant risks the Company faces. The Company’s Chief Audit Executive, who reports independently to the Committee, facilitates the risk management program. Audit Committee meetings include discussions of specific risk areas throughout the year, including, among others, those relating to cybersecurity, and reports from the Chief Audit Executive on the Company’s enterprise risk profile on an annual basis.

•	The Compensation, Corporate Governance and Compliance, and Technology Committees oversee risks associated with their respective areas of responsibility. As part of its overall review of the Company’s compensation policies and practices, the Compensation Committee generally considers the risks associated with these policies and practices. The Corporate Governance and Compliance Committee oversees all aspects of the Company’s comprehensive compliance program other than financial compliance and considers legal and regulatory compliance risks. The Technology Committee considers risks associated with our research and development programs.

•	The board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairpersons to the full board at regular board meetings. The board considers specific risk topics, including risks associated with our strategic plan, our finances, and our development activities. In addition, the board receives detailed regular reports from members of our senior management that include discussions of the risks and exposures involved in their respective areas of responsibility. Further, the board is routinely informed by the appropriate members of senior management of developments internal and external to the Company that could affect our risk profile.

EXECUTIVE COMPENSATION PROCESSES AND PROCEDURES; ROLE OF COMPENSATION CONSULTANTS

The Compensation Committee is responsible for overseeing the Company’s general compensation objectives and programs. We describe below under “Compensation-Related Matters — Compensation Discussion and Analysis — Our Compensation Processes” the role of the Compensation Committee, as well as the role of our executive officers, in decisions regarding executive compensation (particularly with respect to our Named Executive Officers).

The Compensation Committee has the sole authority to retain its own third-party compensation consultants, and in 2018 utilized the services of Frederic W. Cook & Co., Inc. (“Frederic W. Cook & Co.”), an independent compensation consultant. Advice and recommendations provided by Frederic W. Cook & Co. relate to both executive compensation (discussed in the section “Compensation-Related Matters” below) and director compensation matters (discussed in the subsection “Compensation of Directors” below). As discussed further below, the Corporate Governance and Compliance Committee has adopted a policy requiring the annual review of non-employee director compensation by an independent compensation consultant and separately engaged Frederic W. Cook & Co. for that purpose.

Management also retains another compensation consultant for its own use. In 2018, management used the services of Radford, a compensation consultant focused on the technology and life sciences sectors. Radford provided various consulting services to us, including analyzing the competitiveness of specific compensation programs; preparing surveys of competitive pay practices (including the Market Composite Data discussed in “Compensation-Related Matters — Compensation Discussion and Analysis” below); and assisting management in the development and analysis of executive compensation recommendations. Reports prepared by Radford that relate to executive compensation may also be shared with the Compensation Committee, the full board, or another committee of the board.

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COMPENSATION OF DIRECTORS

OVERVIEW

In November 2018, the board of directors, upon the recommendation of the Corporate Governance and Compliance Committee, approved a new compensation program for our non-employee directors and the Chairman of the Board (the “New Compensation Program”), as discussed further below. The New Compensation Program became effective in December 2018 following court approval of the previously disclosed settlement of two shareholder derivative actions (the “Settlement”). The terms of the Settlement are described in Regeneron’s Current Report on Form 8-K filed on October 12, 2018. In approving the New Compensation Program, the board of directors considered the analysis and recommendations of Frederic W. Cook & Co. This analysis took into account, among other matters, the market practices of companies in our Peer Group, other relevant industry and market data points, Regeneron’s long-term compensation philosophy, and the terms of the Settlement. The awards made under the New Compensation Program comply with the terms of the Settlement, including its limitations on annual cash and equity compensation for the non-employee directors and the Chairman of the Board.

At Regeneron, non-employee director compensation is subject to annual review. The Corporate Governance and Compliance Committee makes recommendations to the board of directors regarding, and the board of directors determines, the compensation of non-employee directors. The Corporate Governance and Compliance Committee evaluates the appropriate level and form of compensation for non-employee directors and recommends changes to such compensation to the board of directors when appropriate. Directors who are Company employees receive no additional compensation for serving on our board of directors or its committees. In determining compensation recommendations for the non-employee directors, the Corporate Governance and Compliance Committee considers, among other things, the qualifications, expertise, and demands on our directors, practices of similar companies in the biotechnology industry (including the Peer Group), and any comparative information provided by Frederic W. Cook & Co. In addition, in November 2018, the Corporate Governance and Compliance Committee adopted a policy requiring the annual review of non-employee director compensation by an independent compensation consultant for a term to extend to no fewer than five calendar years following final approval of the Settlement. The Corporate Governance and Compliance Committee engaged Frederic W. Cook & Co. for this purpose. Frederic W. Cook & Co. conducted its first such review in 2018 and provided its recommendations to the Corporate Governance and Compliance Committee concerning the non-employee director compensation to be awarded with respect to 2019.

The process governing the compensation arrangements of the Chairman of the Board is described under “Compensation Arrangements of the Chairman of the Board of Directors” below.

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BOARD OF DIRECTORS   /   COMPENSATION OF DIRECTORS

NON-EMPLOYEE DIRECTOR COMPENSATION PHILOSOPHY

Our philosophy for non-employee director compensation is simple: to attract the most highly qualified directors with a diverse skillset who will serve as stewards of the Company’s long-term prospects and scientific focus. With this in mind, our non-employee director compensation program emphasizes equity compensation primarily in the form of stock options, which reward increases in stock price, over cash fees. The board of directors believes that this emphasis is consistent with the Company’s long-term business orientation and has helped ensure alignment of directors’ interests with those of Regeneron shareholders. Under the New Compensation Program, we have introduced value-denominated equity compensation awards (granted in the form of stock options and a relatively small percentage of restricted stock units (“RSUs”)), resulting in a nearly 50% year-over-year decrease in the reported grant date fair value of the 2019 non-employee director equity awards, and have increased the annual cash retainer by $35,000 per non-employee director. These features of the New Compensation Program are meant to, among other things, ensure greater stability in reported non-employee director compensation on a year-over-year basis. The board of directors believes that the New Compensation Program is consistent with Regeneron’s philosophy for non-employee director compensation.

CASH FEES AND MATCHING GIFT PROGRAM

In 2018, each non-employee director received an annual retainer of $55,000 and an annual committee retainer of $10,000 for each standing committee of the Company’s board of directors on which the director served. In addition, each chairperson of each standing committee received an additional annual retainer of $10,000. Compared to cash compensation of non-employee directors in our Peer Group, the 2018 annual retainer for board service was below the 25th percentile and the additional retainers provided to our committee chairpersons were below the median.2

Under the New Compensation Program, each non-employee director receives an annual retainer of $90,000. The annual committee retainer and the additional retainers provided to committee chairpersons remain at $10,000 (as described above). Compared to cash compensation of non-employee directors in our Peer Group, the annual retainer under the New Compensation Program would have been below the 75th percentile if paid in 2018.

Non-employee directors are reimbursed for their actual expenses incurred in connection with their activities as directors, which included travel, hotel, and food and entertainment expenses. In addition, directors are eligible to participate in the Regeneron Matching Gift Program, which is also available to eligible employees. Under this program, the Company matches contributions made by directors and employees to eligible tax-exempt organizations up to an annual maximum amount of $5,000 per director or employee.

2	Based on information reported by our Peer Group companies in 2018. See “Compensation-Related Matters—Compensation Discussion and Analysis—Our Compensation Processes—Peer Data” below for a list of the companies included in our Peer Group.

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BOARD OF DIRECTORS   /   COMPENSATION OF DIRECTORS

ANNUAL EQUITY AWARDS

The Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan

As amended and restated and approved by the shareholders in June 2017, the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan imposes limits on non-employee director awards. The Plan requires that during any calendar year commencing with the 2018 calendar year, the aggregate number of shares subject to one or more awards granted to a non-employee director in a year may not exceed 12,750 shares, except that during the first calendar year in which a non-employee director serves on the board of directors, such limit will be 34,000 shares. In addition, during any calendar year commencing with the 2018 calendar year, the aggregate number of shares subject to one or more awards granted to a non-employee director then serving as chairman of the board of directors in such year may not exceed 25,500 shares, except that during the first calendar year in which a non-employee director serves as chairman of the board of directors, such limit will be 68,000 shares. For purposes of applying this limit, the Plan treats a full-value award (i.e., an award other than a stock option or stock appreciation right) as an award of one and one-half (1.5) shares for each share actually subject to such award, and an award of a stock option or stock appreciation right as an award of one share for each share actually subject to such award.

2019 Equity Awards

The January 2019 annual equity awards to our non-employee directors were made in accordance with the New Compensation Program. In 2018, the board of directors (upon the recommendation of the Corporate Governance and Compliance Committee) determined that the targeted aggregate grant date fair value of such equity awards would be set at $600,000 per non-employee director and consist of stock options with a grant date fair value of $480,000 (or 80% thereof) and RSUs with a grant date fair value of $120,000 (or 20% thereof). On January 2, 2019, each of the then-serving nine non-employee directors received an equity award comprised of stock options representing 3,784 shares of common stock (with a grant date fair value of $480,031) and 323 RSUs (with a grant date fair value of $119,962). The aggregate grant date fair value of these equity awards was $599,993 per non-employee director.

The Corporate Governance and Compliance Committee recommended the approval of, and the board of directors approved, the terms of the January 2019 annual equity awards after consideration of the review, analysis, and recommendations of Frederic W. Cook & Co. Such analysis focused on, among other matters, the market practices of companies in our Peer Group, other relevant industry and market data points, Regeneron’s non-employee director compensation philosophy (including its emphasis on long-term incentives), and the terms of the Settlement.

Terms of Equity Awards

The exercise price of a non-employee director stock option is equal to the fair market value of a share of common stock on the date of grant (determined as the average of the high and low sales price per share of common stock on the NASDAQ Global Select Market on the date of grant or, if such date is not a trading day, on the last preceding date on which there was a sale of the Company’s common stock on the NASDAQ Global Select Market).

Under the New Compensation Program, a pro-rata portion of each equity award (i.e., each stock option and RSU award) equal to the portion of one year that has passed from its date of grant vests on the date of the Company’s first annual shareholder meeting following the date of grant, and the remaining portion vests on the first anniversary of the date of grant. The RSU awards contain mandatory deferral provisions, according to which the shares underlying the RSUs will generally not be delivered to the non-employee director until the earliest of (i) the termination of the non-employee director’s service as a member of the board, (ii) the seventh anniversary of the RSU grant date, and (iii) the date of a change in control (as defined in the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan). A non-employee director may, subject to compliance with applicable tax rules, elect in writing a maximum deferral period longer than the seventh anniversary of the grant date. Stock options awarded to non-employee directors prior to the adoption of the New Compensation Program (including those reported in the Director

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BOARD OF DIRECTORS   /   COMPENSATION OF DIRECTORS

Compensation Table below) become exercisable as to one-third of the shares on the anniversary of the date of grant in each of the three subsequent calendar years. Other than as discussed below, the vesting of equity awards is generally subject to continued service on the board, and stock option awards generally expire ten years following the date of grant.

To the extent they remain unvested and outstanding, equity awards granted to a non-employee director continue to vest following the retirement of that director provided applicable conditions relating to the length of the director’s service and the director’s age have been met. If a non-employee director’s service as a member of the board is terminated as a result of his or her death, all of the director’s equity awards will immediately vest in full.

To the extent they remain unvested and outstanding, equity awards granted to non-employee directors become fully vested automatically upon a change in control of the Company. Each non-employee director has the right to nullify this acceleration of vesting, in whole or in part, if it would cause the director to pay excise taxes under the requirements of the Internal Revenue Code.

EQUITY AWARDS TO NEW DIRECTORS

Under the New Compensation Program, any newly elected non-employee director will receive an initial equity award with an aggregate grant date fair value equal to 5/3rds of the aggregate grant date fair value of the most recent annual equity award to a non-employee director; and, with respect to the annual equity award to a non-employee director in respect of the first year of his or her service, the aggregate grant date fair value of such annual award will be prorated based on the date as of which the non-employee director first becomes a member of the board of directors. The January 2018 prorated annual stock option award to Dr. Coles (shown in the table below) was granted prior to the adoption of the New Compensation Program; in accordance with the guidelines then in effect, the number of shares of common stock underlying such award was prorated based on the date of which Dr. Coles first became a member of the board of directors.

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BOARD OF DIRECTORS   /   COMPENSATION OF DIRECTORS

COMPENSATION ARRANGEMENTS OF THE CHAIRMAN OF THE BOARD OF DIRECTORS

On December 31, 1998, we entered into an employment agreement with the Chairman of the board of directors, Dr. Vagelos. Pursuant to the terms of his employment agreement, Dr. Vagelos receives an annual salary of $100,000 as a non-officer employee.

Under the New Compensation Program, the board of directors determined that the 2018 annual equity award to Dr. Vagelos would consist entirely of stock options and set the targeted aggregate grant date fair value of such award at (but no more than) ten times the aggregate grant date fair value of the corresponding annual equity award for our non-employee directors. As in prior years, Dr. Vagelos’s 2018 stock option award reflects, among other things, the key contributions that Dr. Vagelos makes as the Company continues to develop into a fully integrated biotech company with multiple class-leading products, as well as Dr. Vagelos’s crucial role as a trusted advisor to the CEO, other senior managers, and the non-employee directors. It is also designed to incentivize further contributions and ensure Dr. Vagelos’s continued service to the Company in the future.

The 2018 stock option award granted to Dr. Vagelos vests ratably over four years subject to his continued service and contains change-of-control provisions consistent with those described above for equity grants to non-employee directors. Pursuant to the terms of his employment agreement, if Dr. Vagelos dies or is disabled during the term of his employment, all stock options granted to him by the Company will immediately become vested and exercisable. In addition, the stock option agreement with Dr. Vagelos relating to his 2018 stock option award provides that the stock option award will continue to vest following his qualified retirement (as defined in the applicable Company policy; Dr. Vagelos currently meets the policy requirement).

In 2018, we paid a $125,000 filing fee relating to the Hart-Scott-Rodino (“HSR”) filing for Dr. Vagelos, as well as a tax reimbursement of $120,101 to Dr. Vagelos to cover Dr. Vagelos’s imputed income associated with the filing fee payment. The filing and the associated filing fee were triggered under the HSR regulations as a result of Dr. Vagelos’s then-current and anticipated future total holdings of Regeneron stock exceeding a specified threshold. The Compensation Committee determined it appropriate to pay these amounts because the HSR filing obligation resulted from equity awards granted to Dr. Vagelos under the Company’s compensation program and the price appreciation in Regeneron stock acquired by Dr. Vagelos over a period of time during which he made substantial contributions toward such appreciation. The Compensation Committee also recognized that Regeneron had required Dr. Vagelos (as well as other directors and senior executives) to hold Regeneron stock under the Company’s stock ownership guidelines and encouraged alignment of his interests with those of Regeneron’s shareholders through share ownership.

The following table and explanatory footnotes provide information with respect to compensation paid to Dr. Vagelos and each non-employee director for their service in 2018 in accordance with the policies, plans, and employment agreement described above:

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BOARD OF DIRECTORS   /   COMPENSATION OF DIRECTORS

Director Compensation

A	B	C	D	E	F	G		H
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards[1,2] ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings (%)	All other compensation ($)		Total ($)
Charles A. Baker[3]	32,967	—	1,143,907	—	—	—		1,176,874
Bonnie L. Bassler, Ph.D.	75,000	—	1,143,907	—	—	—		1,218,907
Michael S. Brown, M.D.	85,000	—	1,143,907	—	—	5,000	[5]	1,233,907
N. Anthony Coles, M.D.[4]	65,000	—	1,062,423	—	—	5,000	[5]	1,132,423
Joseph L. Goldstein, M.D.	75,000	—	1,143,907	—	—	—		1,218,907
Christine A. Poon	85,000	—	1,143,907	—	—	—		1,228,907
Arthur F. Ryan	85,000	—	1,143,907	—	—	5,000	[5]	1,233,907
George L. Sing	85,000	—	1,143,907	—	—	—		1,228,907
Marc Tessier-Lavigne, Ph.D.	65,000	—	1,143,907	—	—	—		1,208,907
P. Roy Vagelos, M.D.	—	—	5,999,864	—	—	349,101	[6]	6,348,965
Huda Y. Zoghbi, M.D.	75,000	—	1,143,907	—	—	5,000	[5]	1,223,907

1	The amounts in column (d) reflect the aggregate grant date fair value of options awarded during the year ended December 31, 2018 pursuant to the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. Assumptions used in the calculation of this amount do not take into account expected forfeitures and are otherwise described in Note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2018 included in the 2018 Annual Report.

2	At December 31, 2018, the non-employee directors and Dr. Vagelos had the following stock option awards outstanding: Mr. Baker: 108,069; Dr. Bassler: 25,230; Dr. Brown: 46,069; Dr. Coles: 19,959; Dr. Goldstein: 42,110; Ms. Poon: 117,599; Mr. Ryan: 48,819; Mr. Sing: 108,069; Dr. Tessier-Lavigne: 77,348; Dr. Vagelos: 1,537,053; and Dr. Zoghbi: 25,230.

3	Mr. Baker served as a director through the conclusion of the 2018 Annual Meeting of Shareholders on June 8, 2018; accordingly, his 2018 fees were prorated based on his time of service.

4	Dr. Coles was elected as a member of the board of directors on January 27, 2017; accordingly, the number of shares of common stock underlying his January 2018 annual stock option award was prorated based on his election date.

5	Consists of a Company contribution paid or payable on or before April 17, 2019 under the Regeneron Matching Gift Program in respect of charitable gifts made in 2018.

6	Consists of (i) $100,000 for the salary paid pursuant to the terms of our employment agreement with Dr. Vagelos; (ii) $4,000 for 401(k) Savings Plan matching contributions in respect of 2018 paid in February 2019; (iii) $125,000 for fees the Company paid on behalf of Dr. Vagelos associated with a filing required to be made by Dr. Vagelos under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which related to an anticipated acquisition by Dr. Vagelos of common stock upon exercise of his stock options; and (iv) $120,101 for a tax reimbursement related to the fees referenced in (iii).

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PROPOSAL

01

ELECTION OF DIRECTORS

The board of directors, upon the recommendation of the Corporate Governance and Compliance Committee,
has nominated for election at the 2019 Annual Meeting Bonnie L. Bassler, Ph.D., Michael S. Brown, M.D.,
Leonard S. Schleifer, M.D., Ph.D., and George D. Yancopoulos, M.D., Ph.D., as Class I Directors for a three-
year term expiring at the 2022 Annual Meeting.

The board of directors unanimously recommends a vote FOR the election of each of these nominees.

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THE COMPANY

EXECUTIVE OFFICERS OF THE COMPANY

All officers of the Company are appointed annually and serve at the pleasure of the board of directors. The names, positions, ages, and background of the Company’s executive officers as of April 17, 2019 are set forth below. There are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has previously been employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

Leonard S. Schleifer, M.D., Ph.D., 66, founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. Dr. Schleifer, together with Regeneron’s founding scientist, Dr. Yancopoulos, built and has managed the Company over the past 31 years. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

George D. Yancopoulos, M.D., Ph.D., 59, joined Dr. Schleifer in 1989 as founding scientist of the Company, and together they built and have managed the Company since then. Dr. Yancopoulos is currently President and Chief Scientific Officer, and has served on the board since 2001. He received his M.D. and Ph.D. from Columbia University. Dr. Yancopoulos was the 11th most highly cited scientist in the world in the 1990s, and in 2004 he was elected to be a member of the National Academy of Sciences. Dr. Yancopoulos, together with key members of his team, is a principal inventor and/or developer of the seven FDA-approved drugs the Company has developed, EYLEA®, Praluent®, Dupixent®, Kevzara®, Libtayo®, ZALTRAP®, and ARCALYST®, as well as of its foundation technologies, including the TRAP technology, VelociGene®, and VelocImmune®.

Christopher Fenimore, 48, has been Vice President, Controller since March 2017. From January 2017 to March 2017, he served as Vice President, Deputy Controller, and previously served as Vice President, Financial Planning from January 2012 to December 2016. Prior to joining the Company in 2003, he was Vice President, Finance at Mojave Therapeutics, Inc. Mr. Fenimore’s prior experience includes working as a supervising senior accountant at KPMG, as well as healthcare industry-focused venture capital and investment banking roles. Mr. Fenimore holds an M.A. in Biotechnology from Columbia University, an M.B.A. in Professional Accounting from Rutgers Business School, and a B.A. in Economics from Rutgers University. Mr. Fenimore is a Certified Public Accountant in the State of New York.

Robert E. Landry, 55, has been Executive Vice President, Finance since January 2019 and Chief Financial Officer since October 2013. From September 2013 to December 2018, he served as Senior Vice President, Finance. Previously, Mr. Landry served as Senior Vice President, Treasurer, at Pfizer Inc. from October 2012 to August 2013 and Senior Vice President — Finance, Pfizer’s Diversified Business, from October 2009 to October 2012. Prior to those roles, Mr. Landry held a number of positions at Wyeth, which was acquired by Pfizer Inc. in October 2009, including Treasurer and Principal Corporate Officer from 2007 to 2009, Director of Pharmaceutical Marketing and Sales of Wyeth’s Australian affiliate from 2006 to 2007, and Chief Financial Officer of Wyeth’s Australian and New Zealand affiliates from 2004 to 2006. Mr. Landry holds a B.B.A. in Accounting from the University of Notre Dame.

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THE COMPANY   /   EXECUTIVE OFFICERS OF THE COMPANY

Joseph J. LaRosa, 60, has been Executive Vice President, General Counsel and Secretary since January 2019. From September 2011 to December 2018, he served as Senior Vice President, General Counsel and Secretary. Before joining Regeneron, Mr. LaRosa was Senior Vice President, General Counsel, and Secretary at Nycomed US Inc. Mr. LaRosa’s prior experience includes working in a number of senior legal positions at Schering-Plough Corporation from 1993 to 2009, where he was a corporate officer and served most recently as Vice President, Legal Affairs, and a member of the Operations Management Team. Mr. LaRosa received his J.D. from New York University School of Law.

Marion McCourt, 59, has been Senior Vice President, Commercial since February 2018. From April 2017 until joining the Company, Ms. McCourt served as the Principal Operating Officer and the Chief Operating Officer and President of Axovant Sciences, Inc. Ms. McCourt previously served as chief operating officer of Medivation, Inc. from February 2016 until its acquisition by Pfizer Inc. in September 2016. Previously, Ms. McCourt worked at Amgen Inc., where she most recently served as a Vice President in U.S. Commercial Operations from February 2014 to January 2016. From May 2013 to January 2014, Ms. McCourt served as Vice President and General Manager at Amgen where she was responsible for the bone health and primary care business unit. From 2012 to 2013, she was Chief Operating Officer for AstraZeneca U.S., a division of AstraZeneca plc. Her responsibilities included oversight and leadership of all U.S. commercial functions, including medical affairs, business development, finance, human resources, legal, operations, and corporate affairs. During her 12-year tenure at AstraZeneca, Ms. McCourt was President and Chief Executive Officer of AstraZeneca Canada Inc. from 2011 to 2012 and also held various other roles at AstraZeneca Pharmaceuticals LP, a subsidiary of AstraZeneca plc. Ms. McCourt received her B.S. in Biology from Lafayette College.

Neil Stahl, Ph.D., 62, has been Executive Vice President, Research and Development since January 2015. He previously served as Senior Vice President, Research and Development Sciences from January 2007 to December 2014, as Senior Vice President, Preclinical Development and Biomolecular Sciences from December 2000 to December 2007, and as Vice President, Preclinical Development and Biomolecular Sciences from January 2000 to December 2000. He joined the Company in 1991. Before becoming Vice President, Biomolecular Sciences in 1997, Dr. Stahl was Director, Cytokines and Signal Transduction. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.

Daniel P. Van Plew, 46, has been Executive Vice President and General Manager, Industrial Operations and Product Supply since January 2016. From April 2008 to December 2015, Mr. Van Plew served as Senior Vice President and General Manager, Industrial Operations and Product Supply. Prior to that date, he served as Vice President and General Manager, Industrial Operations and Product Supply since joining the Company in 2007. From 2006 until 2007, Mr. Van Plew served as Executive Vice President, R&D and Technical Operations of Crucell Holland B.V., a global biopharmaceutical company. Between 2004 and 2006, Mr. Van Plew held positions of increasing responsibility at Chiron Biopharmaceuticals, part of Chiron Corporation, a biotechnology company, most recently as Senior Director, Vacaville Operations. From 1998 until 2004, Mr. Van Plew held various managerial positions in the health and life sciences practice at Accenture, Ltd., a management consulting business. Mr. Van Plew received his M.S. in Chemistry from The Pennsylvania State University and his M.B.A. from Michigan State University.

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CORPORATE GOVERNANCE

OVERVIEW

Regeneron is committed to good corporate governance, which we believe promotes the long-term interests of shareholders, strengthens the accountability of the board of directors and management, and helps build trust in the Company. The following chart summarizes key information regarding our corporate governance.

Board and Other Governance Information	2019[1]
Size of Board	12
Number of Independent Directors	9
Separate Chairman and Chief Executive Officer
Majority Voting in the Election of Directors
Director Resignation Policy
Number of Meetings of the Board of Directors Held in 2018	6
Independent Directors Meet in Executive Sessions Without Management Present
Code of Business Conduct and Ethics Applicable to All Employees, Officers, and Directors
Annual Board and Committee Self-Evaluations
Stock Ownership Guidelines for Directors and Senior Executives
Active Shareholder Engagement
Shareholder Right to Remove Directors for Cause
Shareholder Right to Call Special Shareholder Meeting

1 As of April 17, 2019, except as otherwise indicated.

CODE OF ETHICS

The board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. You can find links to this code on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website where it is accessible through the same link noted above.

SUCCESSION PLANNING AND TALENT DEVELOPMENT PROCESS

Under our Corporate Governance Guidelines, the board of directors is required to periodically review with our CEO Regeneron’s plan for succession to the offices of the CEO and other senior executive positions. In 2017, the Corporate Governance and Compliance Committee, at the request of the board of directors, commenced a multi-year formal succession planning and talent review, which includes succession planning for the CEO and other senior management positions. In 2018, the applicable committees of the board of directors advanced this formal review by focusing on certain assigned functions and roles within the Company. As part of this process, the Audit Committee reviewed functions and roles within the Company’s finance, information technology, and real estate & facilities management organizations,

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THE COMPANY   /   CORPORATE GOVERNANCE

while the Compensation Committee and the Technology Committee reviewed functions and roles within the Company’s commercial organization and the Company’s research & development and global development organizations, respectively. Implementation of the succession planning and talent review plan has continued in 2019.

In addition to formal succession planning, directors also have exposure to Regeneron leaders through board and committee presentations and discussions and informal events and interactions with key talent throughout the year, both in small group and one-on-one settings.

CORPORATE RESPONSIBILITY

Regeneron’s mission is to use the power of science to repeatedly bring new medicines to patients. We are committed to operating responsibly, communicating transparently about our impacts, and engaging all stakeholders in our mission. We strive to “do well by doing good” and have been publicly disclosing information about significant corporate responsibility matters since 2014.

In 2017, we conducted a review of our approach to Environmental, Social, and Governance (ESG) issues. We have used these insights to identify three focus areas for our responsibility strategy:

•	Improve the lives of people with serious disease

•	Foster a culture of integrity and operational excellence

•	Build a better future

In 2018, we began the process of setting strategic goals, which we plan to share in our 2019 Responsibility Report. As part of this process, we conducted a responsibility materiality1 assessment to prioritize the ESG issues that matter most to our business and stakeholders. The outcomes of our materiality assessment have been disclosed in our Responsibility Report and will inform our responsibility strategy and reporting.

We also formalized our responsibility operational structure in 2018. We established a Responsibility Committee comprised of cross-functional business leaders and amended the charter of the board’s Corporate Governance and Compliance Committee to expressly delegate board oversight of corporate responsibility to the Committee. The board of directors’ policy is to take into consideration the long-term interests of the Company, its shareholders, and other stakeholders, including patients, employees, the healthcare community, regulators, partners, suppliers, and local communities. Under our Corporate Governance Guidelines, the Corporate Governance and Compliance Committee is responsible for overseeing the Company’s key corporate responsibility initiatives, including those expected to have a significant impact on the Company’s ability to deliver sustained growth. The Committee also conducts a periodic review of environmental, social, and governance matters, and management has the responsibility for formulating and implementing such initiatives and matters.

Improving the lives of people with serious disease. Our business model is founded on scientific innovation. At Regeneron, we deliver growth by inventing therapies that address serious medical conditions and have a life-transforming impact on patients’ health. To date, we have brought to market seven FDA-approved treatments and have 20 product candidates in development, all of which were homegrown in our laboratories. Our support for patients extends beyond the labs to disease education and awareness efforts, product support services, and our commitment to drug access and responsible pricing.

Fostering a culture of integrity and operational excellence. We are committed to being a top biotechnology employer that attracts and retains highly talented and motivated people, and facilitates a diverse and inclusive workforce where people feel safe, engaged, and supported. At the end of 2018, 48% of our employees, and 37% of those in leadership positions, were women.

We believe that creating life-transforming medicines should go hand-in-hand with a healthy living environment. In 2013, we created ambitious, five-year environmental sustainability goals for four major focus areas: carbon, waste, hazardous chemical waste, and electricity.

1	In this section, we use the terms “material” and “materiality” to refer to topics that reflect Regeneron’s meaningful economic, environmental, and social impacts or that influence the assessments and decisions of stakeholders, or what sustainability organizations and standards commonly define as “material aspects.” The use of such terms shall not be deemed to constitute an admission as to the materiality of any information in this proxy statement for purposes of applicable securities laws or any other laws of the United States, nor are we using them as they are used in the context of financial statements and financial reporting.

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When setting these environmental sustainability goals, we chose targets that we would have to stretch to achieve. We are proud to have achieved our carbon reduction and waste diversion goals, as shown in the table below. Although we attained notable reductions in our electricity and hazardous chemical waste, we had not fully achieved the initial goals in these areas by 2018. This was largely due to our substantial growth over this five-year period; since 2013, the Company has added one new site in the United States and three others in Europe. This expansion of our infrastructure resulted in our electricity reduction rate coming just under target. Similarly, we increased our lab space to accommodate our significant R&D investments, which resulted in a corresponding increase in the lab equipment that generates hazardous chemical waste. Much of this added equipment runs autonomously, contributing to a lower reduction in hazardous chemical waste per lab employee than targeted.

In 2018, we conducted a comprehensive review of our environmental programs to better understand the strengths and opportunities across our operations. This work will inform our next generation of responsibility goals, which we began to develop in 2018 and on which we will begin reporting in our 2019 Responsibility Report.

Five-Year Goals (by 2018)[1]	Progress
Carbon We will reduce our greenhouse gas emissions per full-time employee by 30%	Achieved: We reduced our greenhouse gas emissions per full-time employee by 30%
Waste	Achieved: We diverted 98% of our waste from landfill, surpassing our goal
We will divert 90% of our waste from landfill
Hazardous Chemical Waste We will reduce hazardous chemical waste by 60% per lab employee	Notable Reduction: We reduced hazardous chemical waste by 43% per lab employee
Electricity We will reduce our electricity consumption per full-time employee by 10%	Notable Reduction: We reduced our electricity consumption per full-time employee by 8%

1	Carbon and Electricity baselines are reported based on the original Carbon Disclosure Project (CDP) reporting year; 2014 data correspond to June 2013–May 2014 reporting year.

We are equally committed to conducting our business responsibly and ethically. This is demonstrated through the range of policies, practices, and initiatives we have implemented, encompassing compliance, anti-bribery and corruption, responsible sales and marketing, ethical clinical trials, and product quality and safety.

Building a better future. We are a long-standing supporter of science education and make major philanthropic investment to inspire future innovators, including our 10-year, $100-million commitment to the Regeneron Science Talent Search, the nation’s most prestigious pre-college science and mathematics competition. Science, technology, engineering, and math (STEM) education represents more than 93% of our corporate philanthropy grants made in 2018, not including medical grants and matched funds.

In 2018, we also held our second annual Day for Doing Good, a company-wide day of service that had 55% employee participation. We are proud to be recognized for the second consecutive year as one of the 2018 Civic 50 by the non-profit organization Points of Light, distinguishing us as one of the 50 most community-minded companies in the United States.

For more information about our responsibility efforts and results, please refer to the 2018 Responsibility Report available on our website.

PUBLIC POLICY ENGAGEMENT

We are committed to adhering to the highest ethical standards when engaging in any political activities. Reflecting this commitment, in 2016 the board of directors (upon the recommendation of the Corporate Governance and Compliance Committee) adopted the Company’s Corporate Political Contributions Policy, a formal written policy that, together with our code of business conduct and ethics, sets forth our policies and procedures on political contributions and political activity. The policy is available on our website at www.regeneron.com under the “Culture of Integrity” heading on the “Citizenship” page.

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SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based solely upon a review of reports filed pursuant to Section 16(a) of the Exchange Act furnished to the Company during or in respect of the fiscal year ended December 31, 2018 and written representations from reporting persons, the Company is not aware of any director, executive officer, or beneficial owner of more than 10% of our common stock who has not filed on a timely basis any report required by such Section 16(a), other than as noted below with respect to Dr. Yancopoulos. Due to administrative oversight resulting in part from communications with the reporting person’s broker, seven estate planning transfers that are deemed gifts for purposes of Section 16 of the Exchange Act were not reported timely for Dr. Yancopoulos, resulting in three year-end Forms 5 not having been filed for him on a timely basis. In all cases, such transfers were made between the reporting person and/or one or more trusts for the benefit of the reporting person and/or his family members and were exempt from Section 16(b) of the Exchange Act.

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CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

REVIEW, APPROVAL, OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The board of directors has adopted a written policy for the review, approval, or ratification of related person transactions. The Company considers transactions (or a series of related transactions) in which the Company is a participant, the amount involved exceeds $10,000 in any calendar year, and a director, officer, more than 5% holder of our voting securities, any immediate family member of any of the foregoing, or any related entity of any of the foregoing has a direct or indirect material interest to constitute related person transactions. The policy provides for a standing pre-approval of transactions with any passive institutional shareholder who holds more than 5% of our voting securities, transactions where all shareholders receive proportional benefits, and certain transactions with Sanofi. With respect to any new transaction that is deemed pre-approved, the Audit Committee receives a summary of each such transaction and retains the ability to require that one or more of such transactions be subject to the standard approval procedures. The policy also requires that the arrangements relating to a permanent, full-time employment of an immediate family member of a director or executive officer hired by the Company be approved in accordance with the policy. In addition, in the event a person is or becomes a director or executive officer of the Company and an immediate family member of such person is a permanent, full-time employee of the Company, no material, outside-of-the-ordinary-course-of-business change in the terms of employment, including compensation, are permitted to be made without the prior approval of the Audit Committee (except, if the immediate family member is himself or herself an executive officer of the Company, any proposed change in the terms of employment are reviewed and approved in the same manner as compensatory arrangements of other executive officers).

The board of directors has determined that the members of the Audit Committee are best suited to review and approve related person transactions. Accordingly, each related person transaction (other than a transaction that is deemed pre-approved as described above) must be reviewed and approved or ratified by the members of the Audit Committee, other than any member of the Audit Committee that has an interest in the transaction. Under the policy, the Chairman of the Audit Committee is delegated the authority to approve certain related person transactions that require urgent review and approval.

When reviewing, approving, or ratifying a related person transaction, the Audit Committee will consider several factors, including the benefits to the Company, the impact on a director’s independence in the event that a director or his/her immediate family is involved in the transaction, the terms of the transaction, and the terms available to unrelated third parties or to employees in general, if applicable. Related person transactions are approved only if the Audit Committee (or the Chairman of the Audit Committee pursuant to delegated authority in the circumstances noted above) determines that they are in, or are not inconsistent with, the best interests of the Company and our shareholders.

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THE COMPANY   /   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH RELATED PERSONS

Collaborations with Sanofi

As the beneficial owner of 23,523,269 shares of common stock of the Company, or 21.8% of the common stock outstanding as of April 17, 2019, Sanofi is considered a related person of the Company.

In 2018, Sanofi funded $682.5 million of our development and other costs (including $417.2 million of commercialization-related expenses) under the Amended and Restated License and Collaboration Agreement (the “Antibody License and Collaboration Agreement”). In addition, in 2018, we recognized other Sanofi collaboration revenue of $103.5 million, which was primarily recognized in connection with reimbursements by Sanofi for commercial manufacturing activities. In 2018, we also funded an aggregate of $47.7 million of Sanofi’s Phase 3 development costs for Praluent®, Kevzara®, and Dupixent® under the Antibody License and Collaboration Agreement. In 2018, we and Sanofi shared losses in connection with commercialization-related activities for Praluent, Kevzara, and Dupixent, which resulted in us funding $227.0 million of such costs in the aggregate. In 2019, Sanofi has continued to fund the agreed-upon worldwide research and development expenses incurred by us and Sanofi, we have continued to fund certain Phase 3 development costs, and we and Sanofi have continued to share certain commercialization-related revenues and expenses under the Antibody License and Collaboration Agreement.

In 2018, Sanofi also funded $154.4 million of our research and development expenses under the original Immuno-oncology Discovery and Development Agreement (the “Original IO Discovery Agreement”) and $157.4 million under the Immuno-oncology License and Collaboration Agreement. In addition, in 2018, we recognized other Sanofi collaboration revenue of $231.4 million, which primarily consisted of the recognition of a portion of the deferred revenue from the upfront payment received in 2015 as well as revenue adjustments arising from the Amended and Restated Immuno-oncology Discovery and Development Agreement (the “Amended IO Discovery Agreement”). Effective as of December 31, 2018, we and Sanofi entered into the Amended IO Discovery Agreement, which narrowed the scope of the existing discovery and development activities conducted by us (“IO Development Activities”) under the Original IO Discovery Agreement to developing therapeutic bi-specific antibodies targeting (i) BCMA and CD3 (the “BCMAxCD3 Program”) and (ii) MUC16 and CD3 (the “MUC16xCD3 Program”) through clinical proof of concept. The Amended IO Discovery Agreement provided for Sanofi’s payment of $461.9 million to us as consideration for (x) the termination of the Original IO Discovery Agreement, (y) the prepayment of certain discovery and development activities conducted by us regarding the development of certain therapeutic bi-specific antibodies, and (z) the reimbursement of costs we incurred under the Original IO Discovery Agreement during the fourth quarter of 2018. In 2019, Sanofi made such $461.9 million payment to us pursuant to the Amended IO Discovery Agreement, and we and Sanofi will continue to share certain development expenses for cemiplimab under the Immuno-oncology License and Collaboration Agreement (as amended effective as of January 7, 2018 by the letter agreement discussed below). In addition, if Sanofi elects to co-develop a BCMAxCD3 Program antibody and/or a MUC16xCD3 Program antibody under our immuno-oncology collaboration, Sanofi will initially fund almost all of the development expenses incurred in connection with the development of such BCMAxCD3 Program antibody, for which Sanofi will be the principal controlling party, and half of the development expenses incurred in connection with the clinical development of such MUC16xCD3 Program antibody, for which we will be the principal controlling party.

A description of our antibody collaboration and our immuno-oncology collaboration with Sanofi is set forth in Note 3 to our audited financial statements for the fiscal year ended December 31, 2018 included in the 2018 Annual Report under the heading “a. Sanofi — Antibodies” and “a. Sanofi — Immuno-Oncology,” respectively.

In 2018, we recorded $25.1 million of revenue primarily related to a percentage of net sales of ZALTRAP® (ziv-aflibercept) Injection for Intravenous Infusion and manufacturing ZALTRAP commercial supplies for Sanofi under the amended and restated collaboration agreement relating to ZALTRAP.

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Amended and Restated Investor Agreement with Sanofi; 2018 Letter Agreement

In January 2014, we entered into an Amended and Restated Investor Agreement with Sanofi, which was subsequently amended effective as of January 7, 2018 by the letter agreement discussed below. Pursuant to the Amended and Restated Investor Agreement, Sanofi has agreed to vote its shares as recommended by our board of directors, except that it may elect to vote proportionally with the votes cast by all of our other shareholders with respect to certain change-of-control transactions and to vote in its sole discretion with respect to liquidation or dissolution of our company, stock issuances equal to or exceeding 20% of the outstanding shares or voting rights of common stock and Class A stock (taken together), and new equity compensation plans or amendments if not materially consistent with our historical equity compensation practices.

In addition, we are required under the Amended and Restated Investor Agreement to appoint an individual agreed upon by us and Sanofi to our board of directors. Subject to certain exceptions, we are required to use our reasonable efforts (including recommending that our shareholders vote in favor) to cause the election of this designee at our annual shareholder meetings for so long as (other than during the term of the letter agreement discussed below) Sanofi maintains an equity interest in us that is equal to the applicable Highest Percentage Threshold (as defined below). This designee is required to be “independent” of Regeneron, as determined under NASDAQ rules, and to not be a current or former officer, director, employee, or paid consultant of Sanofi. The current Sanofi designee, Dr. Coles, was elected by the board of directors in January 2017 and by the shareholders at the 2017 Annual Meeting as a Class II director with a term expiring at the 2020 Annual Meeting.

Under the Amended and Restated Investor Agreement, Sanofi also has three demand rights to require us to use all reasonable efforts to conduct a registered underwritten offering with respect to shares of our common stock held by Sanofi from time to time; however, shares of our common stock held by Sanofi from time to time may not be sold until December 20, 2020 (other than with respect to an aggregate of 1,400,000 shares, as to which we have agreed to waive such “lock-up” during the term of the letter agreement and of which 1,042,732 shares remained available to be sold as of April 17, 2019). These restrictions on dispositions are subject to earlier termination upon the occurrence of certain events, such as the consummation of a change-of-control transaction involving us or a dissolution or liquidation of Regeneron.

Pursuant to the Amended and Restated Investor Agreement, Sanofi is bound by certain “standstill” provisions, which contractually prohibit Sanofi from seeking to directly or indirectly exert control of Regeneron or acquiring more than 30% of our Class A stock and common stock (taken together). This prohibition will remain in place until the earliest of (i) the later of the fifth anniversaries of the expiration or earlier termination of our Antibody License and Collaboration Agreement with Sanofi or our ZALTRAP collaboration agreement with Sanofi, each as amended; (ii) our announcement recommending acceptance by our shareholders of a tender offer or exchange offer that, if consummated, would constitute a change of control involving us; (iii) the public announcement of any definitive agreement providing for a change of control involving us; (iv) the date of any issuance of shares of common stock by us that would result in another party’s having more than 10% of the voting power of our outstanding Class A stock and common stock (taken together) unless such party enters into a standstill agreement containing certain terms substantially similar to the standstill obligations of Sanofi; or (v) other specified events, such as a liquidation or dissolution of Regeneron.

Effective January 7, 2018, we and Sanofi and certain of Sanofi’s direct and indirect subsidiaries entered into a letter agreement in connection with (i) the increase of the development budget amount for cemiplimab set forth in the Immuno-oncology License and Collaboration Agreement and (ii) the allocation of additional funds to certain proposed activities relating to the development of dupilumab and REGN3500 and non-approval trials of dupilumab (the “Dupilumab/REGN3500 Eligible Investments”). Pursuant to the letter agreement, we have agreed, among other things, to amend the definition of “Highest Percentage Threshold” to be the lower of (i) 25% of our outstanding shares of Class A stock and common stock (taken together) and (ii) the higher of (a) Sanofi’s percentage ownership of Class A stock and common stock (taken together) on the termination date of the letter agreement and (b) the highest percentage ownership Sanofi attains following such termination date of our outstanding shares of Class A stock and

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THE COMPANY   /   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

common stock (taken together); and to grant a limited waiver of Sanofi’s obligation to maintain the then-existing Highest Percentage Threshold during the term of the letter agreement in order to allow Sanofi to satisfy in whole or in part (a) its funding obligations with respect to the cemiplimab development costs under the Immuno-oncology License and Collaboration Agreement for the quarterly periods commencing on October 1, 2017 and ending on September 30, 2020 by selling up to 800,000 shares of our common stock directly or indirectly owned by Sanofi (of which 477,641 remained available as of April 17, 2019) and (b) its funding obligations with respect to the costs incurred by or on behalf of the parties to the Antibody License and Collaboration Agreement with respect to the Dupilumab/REGN3500 Eligible Investments for the quarterly periods commencing on January 1, 2018 and ending on September 30, 2020 by selling up to 600,000 shares of our common stock directly or indirectly owned by Sanofi (of which 565,091 remained available as of April 17, 2019). If Sanofi desires to sell shares of our common stock during the term of the letter agreement to satisfy a portion or all of its funding obligations for the cemiplimab development and/ or Dupilumab/REGN3500 Eligible Investments, we may elect to purchase, in whole or in part, such shares from Sanofi. If we do not elect to purchase such shares, Sanofi may sell the applicable number of shares (subject to certain daily and quarterly limits) in one or more open-market transactions.

In 2018, Sanofi elected to sell, and we elected to purchase (either in cash or by issuing a credit towards the amount owed by Sanofi), an aggregate of 226,153 shares of our common stock pursuant to the letter agreement. In 2019 to date, Sanofi elected to sell, and we elected to purchase (either in cash or by issuing a credit towards the amount owed by Sanofi), an aggregate of 131,115 shares of our common stock pursuant to the letter agreement.

A more detailed description of the letter agreement with Sanofi is set forth in the 2018 Annual Report under Part I. Item 1. “Business — Collaboration Agreements — Collaborations with Sanofi.”

Stanford University

Effective September 1, 2016, Marc Tessier-Lavigne, Ph.D. became the President of Stanford University. In 2018, we made payments to Stanford University of approximately $336,000 in the aggregate relating to (i) services provided in connection with certain clinical trials entered into in the ordinary course of business and (ii) a medical education fellowship grant. In 2019 through the end of the first quarter, payments in respect of these services amounted to less than $1,000 in the aggregate.

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OTHER

Indemnification of Directors and Officers

Our Certificate of Incorporation provides that, to the fullest extent permitted under the New York Business Corporation Law, no director or officer of our Company shall be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty in such capacity. In addition, our Amended and Restated By-Laws provide that we shall indemnify our directors and certain of our other personnel against expenses (including attorneys’ fees) and certain other liabilities, including judgments, fines, and amounts paid in settlement, arising out of or incurred as a result of legal actions brought or threatened against them by reason of their position in our Company, subject to certain qualifications and provided that each such person acted in good faith, in a manner that they reasonably believed was in our best interest, and, where applicable, not unlawful. Subject to the provisions of our Certificate of Incorporation, our Amended and Restated By-Laws, and the New York Business Corporation Law, we may also advance expenses of the individuals entitled to indemnification.

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AUDIT MATTERS

INTRODUCTION

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. PricewaterhouseCoopers LLP (or its predecessor) has audited the Company’s financial statements for the past 30 years.

The board of directors has directed that the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019 be submitted for ratification by the shareholders at the Annual Meeting. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019 is not required by the Company’s charter documents or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019, the board of directors will consider the matter at its next meeting.

PricewaterhouseCoopers LLP has advised the Company that it will have in attendance at the 2019 Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the 2019 Annual Meeting.

INFORMATION ABOUT FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees incurred related to services provided to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2018 and 2017 were:

	2018 ($)	2017 ($)
Audit Fees	2,653,798	1,997,959
Audit-Related Fees	85,000	90,000
Tax Fees	19,662	60,000
All Other Fees	6,088	34,640
Total Fees	2,764,548	2,182,599

Audit Fees. Audit fees in 2018 and 2017 were primarily for professional services rendered for the audit of the Company’s financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, technical accounting consultations related to the annual audit, and reviews of the Company’s quarterly financial statements included in its Form 10-Q filings.

Audit-Related Fees. Audit-related fees in 2018 and 2017 were for professional services rendered in connection with the Company’s adoption of the new leasing accounting standard and new revenue recognition accounting standard, respectively.

Tax Fees. Tax fees in 2018 and 2017 were for tax planning and advisory services.

All Other Fees. All other fees in 2018 and 2017 were for annual subscriptions to accounting resources and, in 2017, also for an annual subscription to tax resources and professional services rendered to a non-U.S. subsidiary of the Company.

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THE COMPANY   /   AUDIT MATTERS

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by PricewaterhouseCoopers LLP. The Audit Committee has approved a general provision of $75,000 for accounting advisory and other permissible consulting engagements. Management is responsible for notifying the Audit Committee of the status of accounting advisory and other permissible consulting engagements at regularly scheduled Audit Committee meetings and, if the Audit Committee so determines, the general provision is replenished to $75,000. The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by PricewaterhouseCoopers LLP during fiscal 2018 and 2017.

AUDIT COMMITTEE REPORT

We have reviewed the audited financial statements of the Company for the year ended December 31, 2018, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and met with both management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss those financial statements. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301: Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”), which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also discussed with the independent registered public accounting firm their independence relative to the Company and received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence).

Based on the foregoing discussions and review, the Audit Committee recommended to the board of directors that the audited financial statements of the Company for the year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.

We have appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. This appointment was based on a variety of factors, including PricewaterhouseCoopers LLP’s competence in the fields of accounting and auditing.

The Audit Committee
George L. Sing, Chairman
N. Anthony Coles, M.D
Arthur F. Ryan

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PROPOSAL

02

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

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SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 17, 2019, the number of shares of the Company’s Class A stock and common stock beneficially owned by each of the Company’s directors, each of the NEOs referred to below under “Executive Compensation,” all directors and executive officers as a group, and each other person or group of persons known by the Company to beneficially own more than 5% of the outstanding shares of Class A stock or common stock, based upon (unless indicated otherwise) information obtained from such persons, and the percentage that such shares represent of the number of outstanding shares of Class A stock and common stock, respectively.

The Class A stock is convertible on a share-for-share basis into common stock. The Class A stock is entitled to ten votes per share and the common stock is entitled to one vote per share. We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A stock and common stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on 1,911,354 shares of Class A stock and 107,727,418 shares of common stock outstanding as of April 17, 2019, except that for each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock beneficially owned by that person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person assume the conversion on April 17, 2019 of all shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group) into common stock and also that no other shares of Class A stock beneficially owned by others are so converted.

In computing the number of shares of common stock beneficially owned by a person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person (and by directors and executive officers as a group), shares of common stock subject to options, RSUs, or other convertible securities held by that person (and by directors and executive officers as a group) that are exercisable or releasable as of April 17, 2019 or are exercisable or releasable within sixty days after April 17, 2019 are deemed to be outstanding. Such shares are not deemed to be outstanding, however, for the purpose of computing the percentage ownership of common stock of any other person.

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SHAREHOLDERS

	Shares of Class A Stock Beneficially Owned[1]		Shares of Common Stock Beneficially Owned[1]
Name and Address of Beneficial Owner	Number	Percent of Class	Number[2]	Percent of Class
Beneficial Owners of More than 5% of Common Stock or Class A Stock (Other than Directors and Executive Officers):
Sanofi[3]
54, rue La Boetie	—	—	23,523,269	21.8%
75008 Paris, France
Capital World Investors[4]
333 South Hope Street	—	—	7,041,190	6.5%
Los Angeles, California 90071
BlackRock, Inc.[5]
55 East 52nd Street	—	—	5,929,225	5.5%
New York, New York 10055
The Vanguard Group, Inc.[6]
100 Vanguard Blvd.	—	—	5,898,033	5.5%
Malvern, PA 19355
Directors and Executive Officers:[7]
Leonard S. Schleifer, M.D., Ph.D.	1,726,565[8]	90.3%	4,142,680[9]	3.7%
P. Roy Vagelos, M.D.	—	—	2,119,225[10]	1.9%
George D. Yancopoulos, M.D., Ph.D.	42,750[11]	2.2%	2,874,298[12]	2.6%
N. Anthony Coles, M.D.	—	—	12,848[13]	[26]
Bonnie L. Bassler, Ph.D.	—	—	16,187[14]	[26]
Michael S. Brown, M.D.	—	—	61,444[15]	[26]
Joseph L. Goldstein, M.D.	—	—	46,595[16]	[26]
Marion McCourt	—	—	17,543[17]	[26]
Christine A. Poon	—	—	112,665[18]	[26]
Arthur F. Ryan	—	—	71,595[19]	[26]
George L. Sing	—	—	234,617[20]	[26]
Marc Tessier-Lavigne, Ph.D.	—	—	72,811[21]	[26]
Robert E. Landry	—	—	148,308[22]	[26]
Daniel P. Van Plew	—	—	364,977[23]	[26]
Huda Y. Zoghbi, M.D.	—	—	16,187[24]	[26]
All Directors and Executive Officers as a Group (18 persons)	1,769,315	92.5%	11,214,074[25]	9.6%

1	The inclusion in this table of any Class A stock or common stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

2	For each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock listed includes the number of shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group).

3	Based solely on a Form 4 filed by Sanofi with the SEC on March 12, 2019. According to this Form 4, 20,723,717 of the shares are held directly by Sanofi and 2,799,552 of the shares are held directly by Aventisub LLC (formerly known as Aventis Pharmaceuticals Inc.). Aventisub LLC is an indirect, wholly-owned subsidiary of Sanofi. Pursuant to the Amended and Restated Investor Agreement, dated as of January 11, 2014 (as amended), by and among Sanofi, Sanofi-Aventis US LLC, Aventisub LLC, and Sanofi-Aventis Amérique du Nord (collectively, the “Sanofi Parties”), and the Company, the Sanofi Parties have agreed to vote all shares of our voting securities they are entitled to vote from time to time as recommended by our board of directors, except that they may elect to vote proportionally with the votes cast by all of our other shareholders with respect to certain change-of-control transactions and to vote in their sole discretion with respect to liquidation or dissolution of Regeneron, stock issuances equal to or exceeding 20% of the outstanding shares or voting rights of Class A stock and common stock (taken together), and new equity compensation plans or amendments if not materially consistent with our historical equity compensation practices. See “The Company — Certain Relationships and Related Transactions — Transactions with Related Persons — Amended and Restated Investor Agreement with Sanofi; 2018 Letter Agreement” above for further information regarding the Amended and Restated Investor Agreement with Sanofi.

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4	Based solely on a Schedule 13G filed by Capital World Investors on February 14, 2019. According to this filing, Capital World Investors, a division of Capital Research and Management Company (“CRMC”), has sole voting as to 7,033,102 of the shares reported as beneficially owned and dispositive power as to all of the shares reported as beneficially owned.

5	Based solely on an amendment to a Schedule 13G filed by BlackRock, Inc. on February 6, 2019. According to this amendment, BlackRock, Inc. has sole voting power as to 5,315,220 of the shares reported as beneficially owned and sole dispositive power as to all of the shares reported as beneficially owned.

6	Based solely on an amendment to a Schedule 13G filed by The Vanguard Group, Inc. According to this amendment, The Vanguard Group, Inc. has sole voting power as to 96,254, shared voting power as to 19,560, sole dispositive power as to 5,783,377, and shared dispositive power as to 114,656 of the shares reported as beneficially owned. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 71,945 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 66,093 shares as a result of its serving as investment manager of Australian investment offerings.

7	The address for each director and executive officer is c/o Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707.

8	Includes 15,775 shares of Class A stock held in trust for the benefit of Dr. Schleifer’s son, of which Dr. Schleifer is a trustee.

9	Includes (i) 1,986,237 shares of common stock purchasable upon the exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; and (ii) 5,816 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

10	Includes (i) 1,382,808 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; (ii) 2,318 shares of common stock held in an account under the Company’s 401(k) Savings Plan; (iii) 146,330 shares of common stock held in a charitable lead annuity trust, of which Dr. Vagelos is the trustee; (iv) 83,652 shares of common stock held in a trust for his grandchildren, of which Dr. Vagelos’s wife is the trustee; (v) 1,203 shares of common stock held in trusts for his grandchildren, of which Dr. Vagelos and/or his wife are trustees; and (vi) 54,146 shares of common stock and 133,891 shares of common stock held by the Marianthi Foundation and the Pindaros Foundation, respectively, both of which are charitable foundations of which Dr. Vagelos is a director and an officer. Dr. Vagelos disclaims beneficial ownership of the shares held by these charitable foundations.

11	Of these shares, 23,367 shares are held in trust for the benefit of Dr. Yancopoulos’s children and certain other family members; Dr. Yancopoulos is a trustee of the trust. The remaining 19,383 shares are held in custody for the benefit of Dr. Yancopoulos’s children.

12	Includes (i) 1,723,489 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; (ii) 5,786 shares of common stock held in an account under the Company’s 401(k) Savings Plan; (iii) 324,314 shares held in separate grantor retained annuity trusts, of which Dr. Yancopoulos is the trustee; (iv) 753,316 shares of common stock held in trust for the benefit of Dr. Yancopoulos’s children and certain other family members, of which Dr. Yancopoulos is a trustee; and (v) 24,643 shares of common stock held in trusts for the benefit of Dr. Yancopoulos’s children.

13	Consists of (i) 12,703 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; and (ii) 145 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 17, 2019 upon termination of service.

14	Consists of (i) 16,042 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; and (ii) 145 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 17, 2019 upon termination of service.

15	Consists of (i) 40,200 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019, which are held in a trust of which Dr. Brown and his spouse are trustees for the benefit of Dr. Brown’s immediate family members; (ii) 12,349 shares of common stock held in a trust of which Dr. Brown and his spouse are trustees for the benefit of Dr. Brown’s immediate family members; (iii) 5,000 shares of common stock held in a trust of which Dr. Brown’s spouse is trustee for the benefit of Dr. Brown’s immediate family members; (iv) 3,750 shares of common stock held by a family charitable foundation of which Dr. Brown is a director and an officer and his wife is a director; and (v) 145 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 17, 2019 upon termination of service. Dr. Brown disclaims beneficial ownership of the shares referenced in (iii) and (iv).

16	Includes (i) 34,450 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; and (ii) 145 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 17, 2019 upon termination of service.

17	Consists of (i) 5,000 shares of common stock purchasable upon exercise of options granted pursuant to the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; (ii) 12,500 shares of restricted stock (2,500 of which vest on February 12, 2023 and 10,000 of which vest on December 12, 2023); and (iii) 43 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

18	Includes (i) 111,730 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; and (ii) 145 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 17, 2019 upon termination of service.

19	Includes (i) 42,950 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; and (ii) 145 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 17, 2019 upon termination of service.

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20	Includes (i) 102,200 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; (ii) 3,000 shares of common stock held by Mr. Sing’s spouse; (iii) 4,500 shares of common stock held by Mr. Sing’s spouse as custodian for the benefit of their son; (iv) 10,000 shares of common stock held in a trust for benefit of Mr. Sing’s son; and (v) 145 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 17, 2019 upon termination of service.

21	Includes (i) 71,479 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; and (ii) 145 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 17, 2019 upon termination of service.

22	Includes (i) 130,793 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; (ii) 12,500 shares of restricted stock which vest on December 12, 2023; and (iii) 167 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

23	Includes (i) 342,814 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; and (ii) 1,537 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

24	Consists of (i) 16,042 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; and (ii) 145 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 17, 2019 upon termination of service.

25	Includes (i) 6,849,878 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 17, 2019; (ii) 30,000 shares of unvested restricted stock; (iii) 1,305 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 17, 2019; and (iv) 23,040 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

26	Represents less than 1%.

SHAREHOLDER COMMUNICATIONS

The Company has established a process for shareholders to send communications to the members of the board of directors. Shareholders may send such communications by mail addressed to the full board, a specific member or members of the board, or a particular committee of the board, at 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, Attention: Corporate Secretary. All such communications will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any individual director or group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

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COMPENSATION-RELATED
MATTERS

TABLE OF CONTENTS

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INTRODUCTION

REGENERON’S OVERALL APPROACH TO COMPENSATION

Our Company Mission and Business Model — Sustainable Growth through Innovation1

To understand the compensation of our “Named Executive Officers” or “NEOs,”2 it is important to consider our overall approach to compensation and to appreciate how closely we tie our pay practices to our mission, strategy, and business model. As a science-driven company, we have set out to create an environment where the highest-quality fundamental drug research thrives and where dedicated teams of the best and the brightest can discover, develop, and commercialize new medicines for unmet medical needs.

Our mission is to use the power of science to bring new medicines to patients — over and over again. Our long-term commitment to science and innovation is critical to achieve this mission. Equally important is our ability to engage all of our employees in our mission and to create an ownership culture that guides our employees to operate for the long term. We have designed our compensation program with this in mind: to sustain our business model and drive our product pipeline.

The design and application of our compensation plans (including our reliance on stock options as a primary long-term employee incentive) have been consistent since the Company’s inception. We use stock options because we view them as inherently performance-based and aligned with our shareholders’ interests: no amount of time will make a stock option deliver any value unless the company’s stock price increases. This is why we have favored options over full-value equity awards (such as performance stock units or restricted shares), as full-value awards provide value to employees even when shareholders get nominal or negative returns. In addition, stock options reward our employees for increasing shareholder value over the entire 10-year option term, which we believe is consistent with the drug-discovery/development cycle. We also believe that the performance-based nature of stock options is enhanced for companies like Regeneron whose stock price is directly impacted by pipeline developments.

Last year, over 90% of the employee equity grants were made to our employees who were not NEOs.

However, we recognize that we may need to adapt as circumstances change and, therefore, periodically assess our approach to compensation in light of our business objectives, feedback from our shareholders, and market practices. Our goal is to apply the same kind of rigor to compensation that is emblematic of our approach to science and business matters, and to adjust our compensation program based on our evolving business needs. Following a comprehensive review and based in part on shareholder and employee feedback, we supplemented our annual equity awards in 2018 with highly targeted grants of restricted stock to certain key employees to promote employee retention and reward performance. We will continue to balance consistency and flexibility in our compensation decisions.

Our Compensation Philosophy — Reward All Employees for Value Creation

Our compensation supports our core strategy to create and advance a high-quality, internally developed product pipeline. The pipeline is directly created by our talented employees, and their engagement and commitment are a key driver of pipeline success.

1	In this section, “we,” “us,” and “our” refer to the Company and, where applicable, to the Compensation Committee of the Company’s Board of Directors.

2	These are determined in accordance with SEC rules, and for this year consist of our President and Chief Executive Officer (“CEO”); President and Chief Scientific Officer (“CSO”); Executive Vice President, Finance and Chief Financial Officer (“CFO”); and our two other highest-paid executives for 2018, our Executive Vice President and General Manager, Industrial Operations and Product Supply, and our Senior Vice President, Commercial.

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COMPENSATION-RELATED MATTERS   /   INTRODUCTION

Our equity program is focused on all employees. We award equity-based pay to all employees to ensure that when we deliver for patients and for shareholders, everyone shares in the potential upside growth. In addition to a comprehensive annual equity program covering all levels of employees, we award initial equity grants to all new hires, primarily in the form of stock options. Last year, approximately 90% of the employee equity grants (both based on grant date fair value and number of underlying shares) were made to our employees who were not NEOs. The broad-based equity program ensures that all employees can share in our future potential in the same way as executives.

We focus on long-term growth through internal innovation. Our compensation model and company culture underpin this strategy.

Our Company Culture

Our compensation model has been instrumental in furthering a culture of loyal and motivated employees with an entrepreneurial spirit. In each of the last five years, our attrition rate was less than half the industry average. For example, our 2018 turnover rate was 7.1% compared to an industry average of 17.9%,3 with turnover of our scientists ranking the lowest of all of our employee groups. We continued to retain employees well above the industry average and to attract new talent.

Stability, consistency, and scientific focus have been important not only to our compensation model, but also our governance. We are led by the longest-serving founder CEO in the S&P 500. He, and our exceptionally stable management and scientific teams, have been the stewards of our long-term approach, and we believe that they are part of the formula for our success. In addition, by having our board of directors and senior management heavily populated with top-science talent, we signal to both employees and investors our seriousness about the Company’s dedication to science and its core competencies and main value driver.

We also believe that our compensation model (including the use of stock options as a primary long-term employee incentive) has helped us establish a culture where employees focus on our mission and the drug-development process. The emphasis on the long term is a core Company belief, consistent with our history of growing through innovation and through a pipeline of internally developed medicines. It also reflects our philosophy of “doing well by doing good,” which encompasses our approach to operating responsibly (including by not using product price increases as a growth strategy) and our commitment to patients.

Over the last 10 years, we brought six important medicines to patients and obtained regulatory approval for four additional key indications for these products.

Further, many of our employees effectively invest in Regeneron’s future by holding their option awards long after they vest and could be exercised for a gain. We think this exemplifies our employees’ belief in our future and the long-term ownership culture that we have created with our compensation program. Similarly, our CEO and CSO have generally held their vested, in-the-money option awards until nearly the end of the full 10-year option term.

Our Performance

Our compensation program underpins our strategy of delivering sustainable, long-term growth through continued innovation. We believe the success of our compensation program and our performance (both financial and operational, in particular with respect to our pipeline progress) are best judged from a long-term perspective. We provide an overview of our key accomplishments in the last five years below. In addition, to give our shareholders an opportunity to assess last year’s performance, we highlight our achievements in 2018 in the subsection “Compensation Discussion and Analysis — Components of Executive Pay: What We Pay and Why We Pay It — Annual Cash Incentive.”

Over the last five years, we delivered on our strategic plan and made great strides as we brought four important new medicines to market; obtained regulatory approval for several new indications of our flagship drug, EYLEA® (aflibercept) Injection; advanced multiple new product candidates into clinical development; grew revenue and earnings; diversified our revenue stream; and strengthened our balance sheet. Operational and financial performance highlights from this period include those listed below.

3	Industry average is based on the Radford U.S. Life Sciences Trends Report for 2018.

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Operational Performance Highlights

New Indications for EYLEA. We obtained U.S. Food and Drug Administration (“FDA”) approval for three additional EYLEA indications (diabetic macular edema (“DME”), macular edema following branch retinal vein occlusion, and diabetic retinopathy in patients with DME), and grew EYLEA net product sales in the United States by 135%, to $4.1 billion. Importantly, we achieved this growth without resorting to price increases. Our commercialization efforts also resulted in EYLEA becoming the market-leading anti-VEGF therapy approved across a broad range of retinal diseases.

Newly Approved Treatments. We brought four important, novel treatments to patients — Praluent® (alirocumab) Injection (2015)*, Kevzara® (sarilumab) Injection (2017)*, Dupixent® (dupilumab) Injection (2017)*, and Libtayo® (cemiplimab) Injection (2018)* — each of which was both discovered and developed by Regeneron.

Additional Dupixent Indication. We continued to make progress fulfilling Dupixent’s “pipeline-in-a-product” promise by obtaining FDA approval for Dupixent as an add-on maintenance therapy in patients with moderate-to-severe asthma aged 12 years and older.

Other Advancements in Dupixent Clinical Program. We made considerable progress in further clinical development of Dupixent. We reported positive results from a Phase 3 study in adolescent patients with moderate-to-severe atopic dermatitis and two pivotal Phase 3 studies in adults with inadequately-controlled chronic rhinosinusitis with nasal polyposis, and advanced Dupixent into additional studies in pediatric patients with asthma (Phase 3), pediatric patients with atopic dermatitis (Phase 2/3), eosinophilic esophagitis (Phase 2/3), grass allergy (Phase 2), and peanut allergy (Phase 2).

Advancements in Immuno-oncology Programs. We made great strides toward our goal of developing a diverse and comprehensive immuno-oncology portfolio. In addition to the launch of Libtayo as discussed above, we are developing Libtayo in several other indications, including non-small cell lung cancer, cervical cancer, and basal cell carcinoma. We are also excited about our bispecific antibody programs, including REGN1979, REGN4018, and REGN5458, which advanced into clinical development for B-cell non-Hodgkin lymphoma, ovarian cancer, and multiple myeloma, respectively.

Pipeline Progress. We completed 61 clinical trials, including 17 pivotal studies, and advanced 15 product candidates into clinical development. As of December 31, 2018, we had 21 product candidates in clinical development and had 57 clinical trials ongoing.

Human Genetics Initiative. We launched Regeneron Genetics Center® (the “RGC”), our human genetics initiative, the objective of which is to expand the use of human genetics for discovering and validating genetic factors that cause or influence a range of diseases where there are major unmet medical needs. Since its founding, the RGC has entered into a number of important collaborations, including those with the Geisinger Health System and the UK Biobank, and had sequenced almost 500,000 exomes (the portions of a genome that code information for protein synthesis) as of December 31, 2018. The RGC already made discoveries that helped advance Regeneron’s pipeline. Notably, the RGC provided human genetics validation and guidance for indications for evinacumab, REGN3500, Dupixent, and other earlier-stage programs. The RGC also discovered new targets for which we now have new molecules and therapeutics candidates, such as our new NASH target, HSD17B13, and our corresponding preclinical RNAi therapeutic being developed in collaboration with Alnylam Pharmaceuticals, Inc.

Human Capital Management. We more than tripled the size of our workforce, from 2,336 to 7,384 full-time employees, while continuing to sustain an engaging culture that drives innovation and maintaining an attrition rate at less than half the industry average.

Company Recognition. We were recognized four times as the No. 1 employer in the global biopharmaceutical industry by Science magazine, named five times as one of the “100 Best Companies to Work For” by FORTUNE magazine, and named four times as one of the world’s top 10 Most Innovative Companies by Forbes.

* Year of initial FDA approval.

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COMPENSATION-RELATED MATTERS   /   INTRODUCTION

Financial Performance Highlights

Revenue Increase and Diversification. Our progress with expanding our portfolio of internally discovered and developed marketed products translated into an increase in our revenues by 138%, to $6.7 billion. We also took important steps toward greater diversification of our revenues. In particular, in its first full year on the market (2018), Dupixent generated $922 million of global net product sales (as recorded by our collaborator Sanofi).

Strengthening Our Financial Condition. Our cash, cash equivalents, and marketable securities grew by 236%, to $4.6 billion, and we solidified our financial condition by repaying all of our outstanding convertible senior notes and purchasing outstanding warrants we issued as part of a 2011 financing transaction.

We also obtained additional financial flexibility by securing a $750 million revolving credit facility, which remained undrawn at the end of this period.

Deployment of Capital to R&D. Over the last five years, we deployed an aggregate of $9.2 billion to research and development, excluding the additional $3.5 billion deployed to our R&D projects directly by our collaborators over this period. Importantly, our R&D spend was focused on organic growth driven by our internal pipeline, rather than growth through acquisitions.

Key Performance Metrics

Revenues ($ millions)	Global Net Product Sales of EYLEA* ($ millions)	Global Net Product Sales of Other Products** ($ millions)

Cash, Cash Equivalents, and Marketable Securities (as of year-end)	Number of Marketed Products (as of year-end)

*Bayer records net product sales of EYLEA outside the United States.

**Sanofi records global net product sales of Dupixent, Praluent, Kevzara, and ZALTRAP.

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In this period, our stock’s performance approximated that of the S&P 500 Index, but, despite progress in many key areas of our business as described above, our stock underperformed the S&P Biotechnology Select Industry Index. Over the 10-year period ended December 31, 2018, we delivered stock price appreciation of 1,934% and outperformed both the S&P 500 Index (2008–2018 total shareholder return of 243%) and the S&P Biotechnology Select Industry Index (2008–2018 total shareholder return of 315%). While we cannot predict the performance of our stock price in any particular time period, we believe that if we continue to deliver operational, pipeline, and financial results, the creation of shareholder value and stock price appreciation will follow.

Regeneron 5-Year TSR vs. S&P Indices*

*TSR data reflect total returns (stock price appreciation and, if applicable, reinvested dividends).

Delivering Growth and Managing Dilution

In the last ten years, the number of our employees increased by over 700% and we created nearly 6,500 new full-time jobs. This degree of growth cannot be realized without an impact on our all-employee equity program. In recognition of the impact of our growth on the use of equity, commencing in 2013, we started to reduce the number of options granted per employee, including to our CEO, by approximately 54% between 2012 and 2018. This allowed us to maintain our annual burn rate at levels we consider reasonable for a high-growth company without sacrificing our core business principle that equity participation by all employees supports innovation that drives growth. Consistent with our all-employee equity award strategy, approximately 90% of the employee equity grants in 2018 (both based on grant date fair value and number of underlying shares) were made to our employees who were not NEOs.

The relative stability of our recent burn rate (i.e., the burn rate resulting from all equity awards made in a particular year) despite increasing headcount and maintaining a program with full employee participation is shown below for the period between 2012 and 2018, in which we implemented year-over-year reductions in the option grants per employee discussed above.

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COMPENSATION-RELATED MATTERS   /   INTRODUCTION

Regeneron Stock Utilization vs. Headcount*

*	Burn rate calculated by dividing the number of shares subject to equity awards (stock options, restricted stock, and restricted stock units) granted during the year by the basic weighted-average number of shares of common stock and Class A stock outstanding during the year. Commencing in 2018, a multiplier of 2.5 is applied to awards of restricted stock and restricted stock units. For comparison purposes, the previously reported 2012–2017 burn rates have been adjusted in this chart using the same multiplier. Headcount numbers based on the number of employees as of December 31 of the applicable year.

CEO Pay-for-Performance Alignment

Only a small fraction (5%) of our CEO’s direct pay4 is not directly correlated to performance, with 95% of his direct pay consisting of performance-based (“at-risk”) compensation. The high proportion of at-risk pay has been a consistent and defining feature of our CEO compensation structure. In contrast, the percentage of CEO at-risk compensation in our Peer Group is significantly lower, at 81%.5

CEO equity compensation declined in 2018, with equity grant date fair value that was 3% lower and 7.5% fewer options than in 2017. Looking at our CEO pay and performance from a longer-term perspective, over the last six years (the period in which we reduced, on a year-over-year basis, the number of stock options granted to our CEO as well as per employee) our total shareholder return was 118% but our CEO’s total direct compensation declined by 14%. Importantly, in line with our dilution-based approach to setting equity compensation, we did not attempt to make up any decline of our stock price in any of these years by granting our CEO a greater number of options to reach a target “value.” To the contrary, we have been steadily reducing the number of his options in the last six years (by 15% versus the prior year in each of 2013, 2014, 2015, and 2016; by 5% in 2017; and by 7.5% in 2018), just like the grants to our other employees, in order to manage our overall burn rate.

6-Year Change in CEO Total Direct Compensation vs. Cumulative Total Shareholder Return*

*	“CEO total direct compensation” means total compensation as reported in the Summary Compensation Table in the applicable proxy statement (other than amounts reported as “All other compensation”).

4	We define “direct pay” or “direct compensation” as total compensation as reported in the Summary Compensation Table in the applicable proxy statement, other than the amounts reported as “All other compensation.”

5	Based on the Peer Group median for each compensation component (using data reported for 2017). See the subsection “Our Compensation Processes—Peer Data” below for a list of the companies included in our Peer Group.

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Shareholder Engagement and Feedback

While we believe our compensation model is the right one for our Company at this time and is supported by our long-term performance, we actively seek your input on compensation and governance matters and are always open to new ideas. Our shareholder outreach program is extensive, as shown by the fact that last year we engaged in direct one-on-one discussions with shareholders collectively representing nearly 50% of the shares of common stock outstanding as of December 31, 2018 (excluding shares held by our directors and executive officers and Sanofi). We solicit our shareholders’ input both in connection with our annual shareholder meetings and in the “off-season,” where we discuss compensation, governance, and other issues of importance and interest to our shareholders. During the 2018 off-season outreach, we focused the discussions on, among other matters, human capital management. We encourage director participation as part of our shareholder engagement, and the Compensation Committee Chair has been involved in our outreach. We take shareholder feedback into account for our compensation and governance decisions. See the subsection “Our Compensation Processes — Shareholder Input and Outreach” below for additional information.

Executive Compensation Best Practices

The following is a summary of some of our executive compensation best practices and policies.

WHAT WE DO

Align pay with performance	Maintain a strong recoupment (clawback) policy

Align compensation with shareholder interests	Review peer group pay as reference point

Apply robust stock ownership guidelines	Retain an independent compensation consultant

Apply “double trigger” change-in-control vesting provisions to equity awards	Engage with shareholders on executive compensation matters

WHAT WE DON’T DO

Tie compensation to short-term metrics	Provide excise tax gross-ups in any new compensation plans or arrangements

Reprice or exchange stock options
Allow hedging or pledging of securities
Provide excessive perquisites

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COMPENSATION DISCUSSION
AND ANALYSIS

OUR COMPENSATION PHILOSOPHY & OBJECTIVES

We consider the following seven objectives when determining compensation of our NEOs and other executives:

1	Driving innovation through our ownership culture while balancing the dilutive impact of equity grants

2	Prioritizing design simplicity, long-term orientation, and avoiding too much emphasis on short-term metrics

3	Providing at-risk, performance-based pay at all levels, with increased performance accountability as responsibility increases

4	Balancing year-over-year consistency and flexibility in making compensation decisions
5	Aligning our executive compensation with shareholder interests by linking compensation to the core elements of our long-term performance

6	Using independent sources of expertise and comparative data to inform our decision-making

7	Assessing our compensation objectives in light of measurable results

1.	Driving innovation through our ownership culture while balancing the dilutive impact of equity grants

We focus on the number of shares underlying equity awards as a percentage of basic shares of capital stock outstanding when making decisions on equity-based pay for our NEOs. We believe this dilution-based approach allows us to evaluate stock option and other equity grants on a consistent basis year-over-year, without regard to fluctuations in the share price, and is aligned more closely with shareholder interests. We also believe this approach allows for a more meaningful comparison to industry peers.

The 2018 CEO option grant as a percent of basic shares outstanding was below the 75th percentile of the market composite data prepared by Radford from the 2018 Radford Global Life Sciences Survey (comprising U.S. public biotechnology and pharmaceutical companies that have between 1,500 and 20,000 employees) and our Peer Group data (we refer to the composite data below as the “Market Composite Data”).

*	Based on 2018 stock option award information reported in the Summary Compensation Table included in this proxy statement for Regeneron and on the Market Composite Data.

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Focusing on the number of shares, rather than targeting a specific grant date fair value, avoids rewarding executives with larger grant sizes following a decline in stock price. As an example, when our stock price declined on a year-over-year basis in 2016, we did not make up this decline by granting a greater number of options to our CEO or other NEOs, and our CEO’s 2016 total direct pay was over 40% lower than in 2015. In each of 2017 and 2018, when our stock price remained relatively flat compared to the prior year, we continued to reduce the number of stock options awarded to our CEO. In 2018, the number of shares underlying our CEO’s award was reduced by 7.5%, contributing to a 3% reduction in grant date fair value.

*	Share percentages are based on 96.6 million, 99.4 million, 101.7 million, 104.1 million, 105.5 million, 107.4 million, and 108.2 million shares (in each case consisting of common stock and Class A stock) outstanding as of October 12, 2012, October 28, 2013, October 16, 2014, October 16, 2015, October 20, 2016, October 20, 2017, and October 19, 2018, respectively, as reported in Regeneron’s Quarterly Report on Form 10-Q for the third quarter of the applicable year.

2.	Prioritizing design simplicity, long-term orientation, and avoiding too much emphasis on short-term metrics

We primarily rely on stock option grants for our NEOs’ equity-based pay because they are simple, do not deliver realizable compensation if shareholders fail to benefit from a stock price increase, are in sync with the time required for discovery, development, and commercialization of novel therapies, and would be difficult to “game,” unlike some pre-set short-term performance goals.

We believe that our long-term performance and our robust pipeline are evidence of providing our NEOs and other employees with the right incentives. Tying compensation to long-term, Company-wide success has enabled us to encourage decision-making that we believe is consistent with the long-term sustainability of our Company and our reputation. Options support our strategy of driving value creation through innovation, our pipeline, and demand for our products.

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3.	Providing at-risk, performance-based pay at all levels, with increased performance accountability as responsibility increases

All of our CEO’s direct pay, except for base salary, is “at-risk.” At-risk pay comprised 95% of our CEO’s direct pay in 2018 (the breakdown was similar in recent prior years). This is significantly higher than the percentage of at-risk compensation for CEOs in our Peer Group (based on the Peer Group median for each compensation component), as shown below.

*	“At-risk Equity” consists of stock options and any equity awards with performance-based vesting conditions. “Other Equity” consists of all other equity awards, such as time-based restricted shares and restricted stock units. “At-risk Equity” and “Other Equity” reflect the grant date fair value of such equity awards. “STIP” consists of bonus and/or other applicable compensation provided under short-term, non-equity incentive plans. “At-risk” compensation consists of STIP and At-risk Equity. Total compensation amounts reflect direct compensation (total reported compensation, other than amounts reported as “All other compensation”).

4.	Balancing year-over-year consistency and flexibility in making compensation decisions

The design and application of our compensation plans (including our reliance on stock options as a long-term employee incentive) for our NEOs have been consistent since the Company’s inception. Our decision-making process for setting NEO compensation, including their annual salaries, year-end cash incentives, and stock option awards, has been similarly consistent in recent years. However, when warranted by the circumstances, we adapt and make adjustments. For example, we supplemented our annual equity awards in 2018 with highly targeted grants of restricted stock to certain key employees (including two of the NEOs) to promote employee retention and reward performance. This decision was based in part on an assessment conducted by management’s compensation consultant, Radford, as well as shareholder and employee feedback. See the subsection “Our Compensation Processes” below for further information regarding our compensation decision-making.

5.	Aligning our executive compensation with shareholder interests by linking compensation to the core elements of our long-term performance

Our NEOs’ direct pay, except for base salary, depends on performance. We do this to align these senior executives’ at-risk pay with their levels of authority and with shareholders’ interests. In addition, our NEOs receive no value from their stock option awards if shareholders do not benefit, which results in a complete alignment of such compensation with shareholder interests. No amount of time will make a stock option deliver any value unless the company’s stock price increases. This is why we have favored options over full-value equity awards (such as performance stock units or restricted shares), as full-value awards provide value to employees even when shareholders get nominal or negative returns. In addition, stock options reward our NEOs for increasing shareholder value over the entire 10-year option term, which we believe is consistent with the drug-discovery/ development cycle. We also believe that the performance-based nature of stock options is enhanced for companies like Regeneron whose stock price is directly impacted by pipeline developments. We further link our NEOs’ and other executives’ pay to their decisions that affect our performance by incorporating an assessment of the caliber of our drug-development pipeline into our compensation decisions.

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6.	Using independent sources of expertise and comparative data to inform our decision-making

The Compensation Committee retains its independent compensation consultant, Frederic W. Cook & Co., to perform projects at its direction and to provide professional expertise. We also use data compiled by management’s consultant, Radford. Comparative compensation data are used to review each component of our NEOs’ compensation against the Peer Group as well as their total annual compensation in relation to the Peer Group, while taking into account various factors such as the executive’s performance, past compensation history, experience, and the role in the Company’s success. We also look at survey data for companies in our area, in our industry, and in our size range to inform our compensation deliberations.

We use Peer Group data as a point of reference, but Peer Group data do not represent the only factor considered and we do not peg compensation to a specific percentile of our Peer Group. We also consider the practices of our “Biotech R&D Peers” — the 10-company sub-group of peers viewed as having businesses and drug discovery and development cultures that are most similar to Regeneron’s, with similarly-sized employee bases. See the subsection “Our Compensation Processes — Peer Data” below for additional information.

The Compensation Committee’s consultant does not perform any other services for the Company (other than those provided to the Corporate Governance and Compliance Committee with respect to non-employee director compensation matters, as discussed under “Board of Directors — Compensation of Directors” above) and has been determined by the Committee to be independent.

7.	Assessing our compensation objectives in light of measurable results

As a science-focused company, we believe in assessing our compensation philosophy and objectives, as they relate to our NEOs and other employees, in light of measurable results. Those include our pipeline productivity and sustaining an engaging employee culture that drives innovation, which we assess based on relevant metrics. For example, we review our attrition rate (which in each of the last five years was at less than half the industry average) and the number of regulatory approvals for our products (six product approvals and four additional key indications in the last 10 years). We periodically review our compensation program and have an open discussion about our approach to compensation and approaches utilized by other companies in our industry.

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COMPENSATION-RELATED MATTERS   /   COMPENSATION DISCUSSION AND ANALYSIS

COMPONENTS OF EXECUTIVE PAY:
WHAT WE PAY AND WHY WE PAY IT

OUR NEO COMPENSATION HAS FIVE PRINCIPAL COMPONENTS:

We use these five pay components to achieve the following six objectives:

COMPENSATION COMPONENTS
		Annual Cash	Annual Equity	Perquisites and	Potential
Objective	Base Salary	Incentives	Awards	Personal Benefits	Severance Payments
Attract and retain top talent	•	•	•	•	•
Provide stability and manage risk	•				•
Reward annual performance		•
Balance immediate focus with pursuit of sustainable long-term performance			•		•
Align our employees’ interests with those of shareholders and reward exceptional performance		•	•
Promote a culture of scientific innovation, teamwork, and ethical behavior	•	•	•	•	•

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BASE
SALARY

The base salary component of NEO pay generally comprises a steadily smaller percentage of overall compensation as executives’ level of responsibility rises.

We consider factors including the executive’s scope of responsibilities, experience, and annual performance when setting base salaries. We also consider base salaries of comparable positions in the region, among our peers, and in the broader biopharmaceutical industry. Finally, while there is no target benchmark level for salaries, we obtain data and compensation expertise from compensation consultants and other independent sources. See the subsections “Our Compensation Processes — Independent Compensation Consultant” and “Our Compensation Processes — Peer Data” for further information.

A chart of our NEOs’ base salaries follows.

Named Executive Officer	2018 Base Salary ($)	2019 Base Salary ($)	Year-Over-Year Change (%)[1]
Leonard S. Schleifer, M.D., Ph.D.	1,330,500	1,377,100	3.50
George D. Yancopoulos, M.D., Ph.D.	1,130,900	1,170,500	3.50
Robert E. Landry	680,000	730,000	7.35	[2]
Daniel P. Van Plew	660,000	683,100	3.50
Marion McCourt	475,000	580,000	22.11	[3]

1	Reflects a 3.50% merit increase consistent with those for other employees.
2	Reflects (i) a 3.50% merit increase consistent with those for other employees and (ii) a $26,200 base salary adjustment to ensure greater competitiveness and alignment with relevant market metrics of the base salary paid to Mr. Landry, as well Mr. Landry’s promotion to Executive Vice President.
3	Reflects (i) a 3.50% merit increase consistent with those for other employees and (ii) a $89,800 base salary adjustment to ensure greater competitiveness and alignment with relevant market metrics of the base salary paid to Ms. McCourt.

ANNUAL
CASH
INCENTIVE

Our NEOs are eligible for cash incentives based on annual performance. We use these annual incentive opportunities to reward short-term achievements and milestones towards our long-term goals.

We focus on our overall corporate performance to determine the cash incentives of our CEO and our CSO. Our other NEOs’ cash incentives are assessed on both our overall corporate performance and on their individual contributions to it.

Assessment of the contributions made to our product pipeline is a key factor considered for calculating the Company performance multiplier because the pipeline is so critical to our success. Measuring progress towards realizing the pipeline’s full long-term potential includes, in addition to objective short-term measures, some subjective assessment of the quality of achievement. We believe this approach to be preferable to using a rigid formula that could drive short-term actions that sacrifice lasting shareholder value or may not be in the best interest of patients, such as limiting R&D expenditures.

However, using some degree of subjectivity in assessing the annual progress made within the product pipeline does not imply a lack of concrete performance considerations. For 2018, the Compensation Committee set the Company performance multiplier at 1.85, from a possible range of 0 to 2.0. The key factors that drove the Compensation Committee’s decision related to the Company’s operational and pipeline achievements, including generation of meaningful clinical and preclinical data across Regeneron’s broad portfolio and reporting positive pivotal results in a broad range of serious diseases. Those and other significant factors that were taken into consideration are listed below.

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Key Factors for 2018 Compensation Decisions

1.	Regulatory Approvals

•	FDA approval of a new product, Libtayo, for the treatment of patients with metastatic or locally advanced cutaneous squamous cell carcinoma who are not candidates for curative surgery or curative radiation
•	FDA approval of Dupixent as an add-on maintenance therapy in patients with moderate-to-severe asthma aged 12 years and older with an eosinophilic phenotype or with oral corticosteroid-dependent asthma
•	FDA approval of a supplemental Biologics License Application (sBLA) for a 12-week dosing interval of EYLEA in patients with neovascular age-related macular degeneration

2.	Support of Further Commercialization of Marketed Products

•	Positive results from a Phase 3 study evaluating EYLEA for the treatment of diabetic retinopathy and filing of a related sBLA with the FDA
•	FDA’s issuance of a Complete Response Letter (CRL) regarding the Chemistry, Manufacturing, and Controls Prior-Approval Supplement (PAS) for the EYLEA pre-filled syringe (resubmission of the PAS planned for the first half of 2019)
•	Positive results from a Phase 3 study evaluating Dupixent in adolescent patients with moderate-to-severe atopic dermatitis and filing of a related sBLA with the FDA
•	Positive results from two pivotal Phase 3 studies of Dupixent in adults with inadequately-controlled chronic rhinosinusitis with nasal polyposis
•	Initiation of a Phase 2/3 study of Dupixent in eosinophilic esophagitis and Phase 2 studies in peanut allergy and grass allergy
•	Initiation of additional Phase 3 studies and positive results from a Phase 1 study of Libtayo as a first-line treatment for non-small cell lung cancer
•	Positive results from a Phase 3 cardiovascular outcomes trial that demonstrated the effect of Praluent in reducing cardiovascular risk and filing of a related sBLA with the FDA and a Marketing Authorization Application with the European Medicines Agency

3.	Late-Stage Clinical Programs

•	Positive results from the first of our Phase 3 efficacy studies of fasinumab in osteoarthritis of the knee or hip; completion of patient enrollment of a Phase 3 long-term safety study in osteoarthritis
•	Discontinuation of dosing patients in a Phase 3 study in chronic low back pain in patients with concomitant osteoarthritis of the knee and hip following an independent Data Monitoring Committee’s recommendation
•	Initiation and completion of patient enrollment in a Phase 3 study of evinacumab for the treatment of hypercholesterolemia in patients with homozygous familial hypercholesterolemia; initiation a Phase 2 study of evinacumab in severe hypertriglyceridemia

4.	Earlier-Stage Clinical Programs and Advancement of New Product Candidates into Clinical Development

•	Initiation of a potentially pivotal Phase 2 study of garetosmab in patients with fibrodysplasia ossificans progressive (a connective tissue disorder)
•	Advancement of five new product candidates into Phase 1 clinical development

5.	Human Capital Management

•	Grew the size of workforce by 19%, from 6,229 to 7,384 full-time employees
•	Maintained an attrition rate at 7.1%, compared to an industry average of 17.9%
•	Recognized as the No. 1 employer in the global biopharmaceutical industry by Science magazine

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6.	Growth and Delivery of the Company’s Industrial Operations and Product Supply Organization

•	Continued strong and reliable product-supply performance in support of Regeneron’s growing demands despite supply-chain complexities
•	Successful launch of Libtayo
•	Successful completion of all global regulatory audits
•	Continued expansion of manufacturing facilities in upstate New York

7.	Financial and Operational Performance Metrics

•	Significant year-over-year revenue growth, which amounted to 14%, with $6.7 billion of revenues generated for the year ended December 31, 2018
•	Commercial success of Dupixent in its first full year after launch, with $922 million in global net product sales generated for the year ended December 31, 2018 (as recorded by our collaborator Sanofi)
•	Estimated non-GAAP net income and diluted non-GAAP EPS growth for 2018 significantly in excess of the Board-approved financial plan
•	Achievement of additional significant tax savings by restructuring international holding company structure

In determining the level of 2018 cash incentives earned as described below, we analyzed the NEOs’ respective target cash incentive amounts (which, for our CEO, was set to remain below the median of the Peer Group) and individual performance in 2018. To determine the cash incentive amount awarded to each NEO, we applied the Company performance multiplier based on the Company’s achievement of 2018 objectives; and, for the three NEOs who also have a personal performance component, we applied a personal performance multiplier. For the three NEOs with a personal performance component, the personal performance component had a 40% weighting and the Company performance component had a 60% weighting. The personal performance multiplier may range from 0 to 1.5. With respect to each NEO who served in 2017, the 2018 target cash incentive opportunity (shown as “Cash Incentive Target” in the table below) remained the same as in 2017. For the explanation of individual factors considered in the cash incentive decisions, see the subsection “Compensation Dashboard — Additional Compensation Information — Annual Cash Incentive.”

The information regarding the 2018 cash incentive awards we made to our NEOs is summarized in this chart:

Named Executive Officer	2018 Base Salary ($)	Cash Incentive Target (as percentage of base salary)	Personal Performance Multiplier	Company Performance Multiplier	Total Cash Incentive ($)
Leonard S. Schleifer, M.D., Ph.D.	1,330,500	120%	n/a	1.85	2,953,710
George D. Yancopoulos, M.D., Ph.D.	1,130,900	120%	n/a	1.85	2,510,598
Robert E. Landry	680,000	50%[1]	1.5	1.85	581,400
Daniel P. Van Plew	660,000	60%[2]	1.5	1.85	677,160
Marion McCourt	475,000	50%	1.5	1.85	372,2813

1	In connection with Mr. Landry’s promotion to Executive Vice President, his annual cash incentive target was increased to 65% of his base salary commencing in 2019.
2	Commencing in 2019, Mr. Van Plew’s annual cash incentive target was increased to 65% in consideration of the compensation of similarly situated executive officers in the Peer Group.
3	Ms. McCourt’s 2018 cash incentive award was prorated from February 12, 2018 (the starting date of Ms. McCourt’s employment with the Company).

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COMPENSATION-RELATED MATTERS   /   COMPENSATION DISCUSSION AND ANALYSIS

ANNUAL
EQUITY
AWARDS

The majority of our NEOs’ pay is designed to reward delivery of sustainable long-term value creation, which we believe is created by focusing on the discovery, development, and commercialization of new medicines. Our equity compensation program is intended to reward this long-term performance simply, using primarily stock options and giving effect to the following considerations:

•	Our NEOs’ option grants are performance-based because we determine the award size based on corporate and/or individual performance assessments, and then the award only delivers value if we deliver stock price appreciation for shareholders after grant.

•	Our employee stock option grants have ten-year terms and four-year vesting provisions (generally requiring our employees, including our NEOs, to remain employed for four years in order for all options to vest)[6] to align with long-term value creation and the development cycle of our products.

•	We require NEOs to retain a significant amount of equity within five years of their employment with Regeneron:

CEO and CSO	Other NEOs
Stock Ownership Requirements	Stock Ownership Requirements
Must own shares with a value at least 6-times their respective base salaries.	Must own shares with a value at least 2-times their respective base salaries.

•	We have a recoupment (clawback) policy that enables us to reduce or recoup equity and other incentive compensation for compliance violations by NEOs and other covered officers and employees; importantly, the policy covers both financial and non-financial violations.

•	We prohibit our NEOs from hedging or pledging Regeneron securities they hold, including those acquired through employee equity awards.

Annual stock option awards

Option grants are performance-based. Stock options are the principal form of annual equity award granted to NEOs because they are inherently performance-based, requiring stock price appreciation before there is any real value earned, while remaining simple. No amount of time will make a stock option deliver any value unless the company’s stock price increases. This is why we have favored options over full-value equity awards (such as performance stock units or restricted shares), as full-value awards provide value to employees even when shareholders get nominal or negative returns. In addition, stock options reward our NEOs for increasing shareholder value over the entire 10-year option term, which we believe is consistent with the drug-discovery/development cycle.

Factors considered in establishing 2018 NEO grants included:

•	Our assessment of performance against the goals the Committee establishes for the CEO and the goals the Committee and the CEO establish for the other NEOs.

•	Our assessment of Regeneron’s corporate accomplishments for 2018, particularly as they relate to our product pipeline (as summarized under 1 through 4 in the subsection “Compensation Discussion and Analysis — Components of Executive Pay: What We Pay and Why We Pay It — Annual Cash Incentive”).

•	Our evaluation of the awards as a percentage of the total basic shares outstanding compared to Peer Group and survey data. This enables us to evaluate grants on a consistent basis regardless of stock price fluctuations of our or our Peer Group’s stock prices. Focusing on the number of shares also avoids an outcome where NEOs are provided larger grants following stock price declines or penalizing high performance with smaller grants.

•	Our evaluation of each NEO’s grant history.

6	In the case of our CEO, this is subject to the terms of his employment agreement. See the subsection “Compensation Dashboard – 2018 Compensation Tables – Post-Employment Compensation – Leonard S. Schleifer, M.D., Ph.D. Employment Agreement.” In the case of our CSO, any unvested time-based stock options granted to him in December 2018 will continue to vest following his qualified retirement (as defined in the applicable Company policy).

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The number of year-end stock options granted in 2018 to our NEOs was 7.5% lower compared to the 2017 awards and had a grant date fair value nearly 3% lower than in 2017 (other than with respect to the awards to Mr. Landry and Ms. McCourt, as described below).

Named Executive Officer	Stock Option Award[1] (#)	Year-over-Year Change in Shares Underlying Option Award (%)		Year-over-Year Change in Grant Date Fair Value (%)		Change in Shares Underlying Option Award Compared to 2012 (%)
Leonard S. Schleifer, M.D., Ph.D.	129,013	-7.5%		-2.9%		-54.1%
George D. Yancopoulos, M.D., Ph.D.	129,013	-7.5%		-2.9%		-46.0%
Robert E. Landry	20,000	-14.3%	[2]	-10.0%	[2]	N/A3
Daniel P. Van Plew	46,250	-7.5%		-2.9%		-38.3%
Marion McCourt[4]	10,000	N/A		N/A		N/A

1	These stock options all have an exercise price of $381.40 per share, the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Select Market on the date of grant. All of these grants consist of non-qualified stock options, which vest ratably over a period of four years. Except as set forth below in the subsection “Compensation Dashboard – 2018 Compensation Tables – Post-Employment Compensation,” stock option vesting ceases, and unvested stock options are forfeited, upon termination of employment.
2	As discussed below, Mr. Landry also received a restricted stock award in 2018, which led to a greater reduction in his 2018 annual option award.
3	Mr. Landry joined the Company in 2013.
4	Ms. McCourt joined the Company in February 2018. In addition to the year-end award shown in this table, upon joining the Company Ms. McCourt received an award of 20,000 non-qualified stock options, which vest ratably over a period of four years and have an exercise price of $342.93 per share, the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Select Market on the date of grant; and an award of 2,500 shares of restricted stock, which vest in full on the fifth anniversary of the date of grant.

2018 restricted stock awards to certain NEOs

We supplemented our annual equity awards in 2018 by highly targeted grants of restricted stock to certain key employees to promote employee retention and reward performance. Each such restricted stock award only vests on the five-year anniversary of the grant date to promote long-term employment. This decision was based in part on an assessment conducted by management’s compensation consultant, Radford, as well as shareholder and employee feedback. Based on this assessment, in December 2018 Mr. Landry and Ms. McCourt received awards of 12,500 and 10,000 shares of restricted stock, respectively.

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PERQUISITES AND PERSONAL BENEFITS

Similar to other employees, our NEOs may participate in Company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan. See details concerning the 401(k) Savings Plan in the subsection “Compensation Dashboard — Additional Compensation Information — Perquisites and Personal Benefits.” Our NEOs are eligible to receive a limited number of additional perquisites. These include financial and tax planning assistance, which are taxable benefits.

In addition, our CEO is entitled to life insurance, long-term disability, medical malpractice insurance premiums, and additional tax and financial planning services pursuant to his employment agreement. These are described in footnote 4 to the Summary Compensation Table.

Our CEO and CSO are also eligible for various benefits under our Company security policy, which was approved by the board of directors in 2015 for the purpose of ensuring increased efficiencies and providing a more secure environment for these executives. Based on the recommendation of an independent, third-party security study, our security policy and related guidelines require our CEO and CSO (as well as their spouses and children when they accompany them) to use, as much as practicable, Company-provided aircraft for all business and personal air travel.

In 2018, we paid filing fees of $280,000 and $125,000 relating to the Hart-Scott-Rodino filings for our CEO and CSO, respectively, as well as an additional payment to each of our CEO and CSO to make them whole for income taxes imposed on account of such filing fee payments. The main rationale for the Company’s payment of these fees was that the filing obligations resulted from equity awards granted to these executives under the Company’s compensation program and the price appreciation in Regeneron stock over a period of time during which they made substantial contributions toward such appreciation.

Additional information regarding perquisites and other personal benefits provided to our NEOs in, or with respect to, 2018 is given in the applicable footnotes to the Summary Compensation Table and in the subsection “Compensation Dashboard — Additional Compensation Information — Perquisites and Personal Benefits.”

POTENTIAL SEVERANCE PAYMENTS

We believe the following three points are key to understanding our change-in-control and other severance provisions:

•	Outstanding stock option agreements and restricted stock award agreements (with the exceptions and qualifications described in this section) for all employees other than Dr. Vagelos include a governance best-practice “double trigger” provision for the acceleration of vesting of unvested stock options or restricted stock only upon a without-cause termination by the Company within two years of a change in control.

•	We have a policy against excise tax gross-up provisions for payments contingent on a change in control of Regeneron in contracts, compensatory plans, and other arrangement with the Company’s officers (including NEOs) with the exception of the CEO under his existing employment agreement or amendments to it.

•	Regeneron has no pension, deferred compensation, or retirement plans for U.S.-based employees other than our 401(k) Savings Plan described above.

For additional details, see the subsection “Compensation Dashboard — Additional Compensation Information — Potential Severance Payments.”

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OUR COMPENSATION PROCESSES

OUR COMPENSATION COMMITTEE

The Compensation Committee is responsible for overseeing the Company’s general compensation objectives and programs. The Compensation Committee evaluates the performance of our NEOs and approves their compensation — in the case of the CEO, subject to approval of the non-employee members of the board of directors. The Compensation Committee operates under a written charter adopted by the board of directors and regularly reviews and reassesses the adequacy of its charter. A copy of the current charter is available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page.

Annual salaries for the following year and year-end cash incentives and stock option awards or other year-end equity awards for all employees are determined in December of each year based on Company and individual performance, as well as other factors, which may include compensation trends among our Peer Group and in the biotechnology industry in general. With respect to our CEO, this process is formalized in the Compensation Committee’s charter, which specifies that the Compensation Committee is to annually present the proposed annual compensation of the CEO to the non-employee members of the board of directors for approval.

We make our annual equity awards on a regular, pre-set schedule. The meetings at which such grants are approved are generally scheduled well in advance of the grant date, without regard to the timing of earnings or other major announcements. We generally grant annual equity awards to eligible employees whose performance is determined to merit an annual grant, including the NEOs, at a meeting held during December.

Pursuant to the terms of the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, stock option awards are granted with an exercise price equal to the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Select Market on the date of the grant or, if such date is not a trading day, on the last preceding date on which there was a sale of our common stock on the NASDAQ Global Select Market.

We periodically evaluate the personal benefits and perquisites afforded to our NEOs. The Compensation Committee also regularly meets in executive session to discuss any of the matters that fall within its responsibilities.

MANAGEMENT

Members of our senior management play a role in the overall executive compensation process and assess performance of other officers. They also recommend for the Compensation Committee’s approval the salary, cash incentive, and equity grant budgets for non-officers and make specific recommendations for salary increases, cash incentives, and equity grants for other officers. For our NEOs (other than our CEO), recommendations to the Compensation Committee regarding their compensation are made by, or with the approval of, our CEO, who also evaluates their performance. Our CEO’s performance is evaluated directly by the Compensation Committee based on the Company’s overall corporate performance against annual goals that are approved by the board of directors at the beginning of each year, as discussed above.

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SHAREHOLDER INPUT AND OUTREACH

We believe in casting a broad net for information. We place particular importance on reaching out to our shareholders for ideas, input, and honest feedback. We do this formally through our triennial say-on-pay votes, and informally through regular investor relations channels, governance engagements, meetings with stakeholders focused on environmental and social issues, and informal exchanges in other settings.

Say-on-pay vote. Our shareholders are provided with an opportunity to cast a non-binding, advisory vote every three years on our executive compensation program. Our most recent advisory say-on-pay vote was held at our 2017 annual shareholder meeting, at which this advisory proposal was approved by 67% of the votes cast. As has been the case with previous say-on-pay votes, management and the Compensation Committee carefully considered the results of this say-on-pay vote and subsequently solicited further feedback from our key shareholders on compensation and governance matters. In the last several years, following our two most recent advisory say-on-pay votes, we implemented several changes to our executive compensation program and continued the implementation of our existing compensation and governance initiatives. These and other recent changes are summarized in the table below following the description of our shareholder outreach.

Shareholder outreach. In addition to the more formal input of the say-on-pay vote discussed above, we maintain an ongoing shareholder outreach program (both in connection with our annual shareholder meetings and in the “off-season”) through which we seek input from shareholders and environmental, social, and governance (“ESG”)-focused groups regarding our executive compensation and other governance practices, and implement appropriate changes based on this input.

In 2018, we engaged in direct one-on-one discussions with shareholders collectively representing almost 50% of the shares of common stock outstanding as of December 31, 2018 (excluding shares held by our directors and executive officers and Sanofi). Our 2018 outreach discussions focused on, among other matters, human capital management, and we built on an active outreach program in prior years. Depending on the topic, shareholder feedback is relayed for consideration to the appropriate committee of the board of directors (typically the Compensation Committee or the Corporate Governance and Compliance Committee), the full board, or both.

Changes we have adopted in recent years in response to shareholder feedback, which we believe demonstrate our continued commitment to good governance, include the following.

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Recent Changes Adopted Based on Shareholder Feedback

What We Heard	What We Did	When We Did It
Concern about size of NEO equity awards	Implemented six consecutive reductions in the number of shares underlying the annual stock option awards to most of our NEOs	December 2013, 2014, 2015, 2016, 2017, and 2018
Concern about burn rate	Implemented across-the-board reductions in the number of shares underlying employee annual stock option awards as noted above; maintained relatively stable burn rate despite a 279% increase in the number of employees from 2012 to 2018	December 2013, 2014, 2015, 2016, 2017, and 2018
Preference for using majority voting in the election of directors	Adopted majority voting standard in the election of directors and director resignation policy	January 2014 (director resignation policy) and January 2016 (majority voting)
Concern about executive perquisites	Eliminated certain CEO non-business perquisites, including a tax gross-up related to legal, tax, and financial planning advisory services	December 2014
Payments contingent on change in control should not benefit from excise tax gross-ups	Adopted a new policy against including excise tax gross-up provisions with respect to payments contingent upon a change in control of Regeneron in contracts, compensatory plans, or other arrangements with the Company’s executive officers, including the NEOs (grandfathered the CEO employment agreement, which has not been amended since)	November 2014
The Company should be able to claw back incentive compensation in case of employee misconduct	Adopted a recoupment (clawback) policy covering both financial and non-financial misconduct	January 2014
Need to communicate more clearly about compensation matters and link to Regeneron’s business model and performance	Substantially revised CD&A section of proxy statement and provided additional information regarding compensation decisions and our compensation philosophy	Each proxy season since 2014
Requests for additional information with respect to ESG matters

Conducted ESG audit in 2017 to identify potential gaps with respect to ESG matters.

Increased the breadth and depth of ESG data collection and reporting, including introducing first comprehensive Responsibility Report in 2018, and actively engaged with various ESG ratings agencies in 2018 and 2019 to date, resulting in significant improvements to several ESG scores.

Built an ESG strategy operational structure, including by instituting board-level oversight and establishing a cross-functional responsibility committee comprised of management members.

2017, 2018, and 2019

We also provide all shareholders and others a means to contact us at any time. That information is included in this proxy statement — see “Shareholders — Shareholder Communications.” We welcome your input.

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INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee has the sole authority to retain, at the Company’s expense, one or more third-party compensation consultants to assist the Compensation Committee in performing its responsibilities and to terminate the services of the consultant if the Compensation Committee deems it appropriate. In 2018, the Compensation Committee (and, as discussed above with respect to non-employee director compensation matters, the Corporate Governance and Compliance Committee) utilized the services of Frederic W. Cook & Co. In order to maintain its independence, the Compensation Committee retained Frederic W. Cook & Co. directly and Frederic W. Cook & Co. performed services for the Compensation Committee exclusively at the Compensation Committee’s direction. The Compensation Committee periodically evaluates the independence of its compensation consultant. In accordance with applicable listing standards of the NASDAQ Stock Market LLC and SEC rules, in 2018 the Compensation Committee evaluated the independence of Frederic W. Cook & Co., including by taking into consideration the following factors:

•	the fact that Frederic W. Cook & Co. did not provide any other services to the Company (other than those provided to the Corporate Governance and Compliance Committee);

•	the amount of fees received from the Company by Frederic W. Cook & Co. as a percentage of its revenue;

•	the policies and procedures of Frederic W. Cook & Co. designed to prevent conflicts of interest;

•	the absence of any significant business or personal relationship between Frederic W. Cook & Co. representatives and any member of the Compensation Committee;

•	the fact that Frederic W. Cook and the representatives of Frederic W. Cook & Co. to the Company did not own any stock of the Company; and

•	the absence of any material business or personal relationship between Frederic W. Cook & Co. or its representatives and any executive officer of the Company.

The Compensation Committee’s evaluation was based in part on a representation letter from Frederic W. Cook & Co. On the basis of this evaluation, the Compensation Committee concluded that the engagement of Frederic W. Cook & Co. did not raise any conflicts of interest.

The Compensation Committee’s consultant reviews management recommendations for compensation plans, budgets, and strategies, and also advises the Compensation Committee on how regulations and trends in executive compensation nationally and specifically in the pharmaceutical and biopharmaceutical industries may be relevant to the Company. It also assists with developing the Peer Group, provides comparative compensation information for our CEO and CSO, and the other members of the Board (using the Peer Group and other compensation data as described below); reviews senior management’s compensation recommendations for other officers, including the other NEOs; and provides general advice to the Compensation Committee on compensation matters, including facilitating the articulation and periodic review of the Company’s compensation philosophy or replenishment of our long-term equity incentive plan.

PEER DATA

For purposes of setting our NEOs’ and other senior executives’ compensation, we use comparative compensation information from a relevant peer group of companies (referred to in this proxy statement as “Peer Group”). We select the companies in the Peer Group with the assistance of Frederic W. Cook & Co. based on factors including, but not limited to, the following:

•	research and development orientation;	•	stage of development; and

•	market capitalization;	•	total revenues.

•	number of employees;

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The Peer Group is also meant to provide a representative sample of companies with which we compete for talent. We periodically reassess the composition of the Peer Group and make changes as appropriate, taking into account factors such as changes in the Company’s market capitalization and merger-and-acquisition activity impacting the existing Peer Group companies.

The Compensation Committee reviewed the Peer Group in June 2018 and, based on the recommendation of Frederic W. Cook & Co., did not make any changes. As part of its assessment, the Compensation Committee took into account that Regeneron was the median company in the Peer Group based on average market capitalization during the trailing 12 months, revenues for the last four completed quarters, and the then-available reported number of employees, based on the data provided to the Committee, as shown in the table below.

Market Capitalization ($ Millions)				Revenues ($ Millions)		Employees
As of 4/30/18		Trailing 12-Month Average		Last Four Quarters		As of Last 10-K Filing

AbbVie	$153,195	Amgen	$125,197	AbbVie	$29,612	Lilly	40,655
Amgen	$116,204	AbbVie	$121,101	Gilead	$24,690	AbbVie	29,000
Gilead	$94,177	Gilead	$95,582	Lilly	$23,343	Bristol-Myers Squibb	23,700
Bristol-Myers Squibb	$85,208	Bristol-Myers Squibb	$95,107	Amgen	$22,939	Amgen	20,800
Lilly	$83,571	Celgene	$95,024	Bristol-Myers Squibb	$21,040	Gilead	10,000
Celgene	$65,514	Lilly	$86,458	Celgene	$13,579	Celgene	7,467
Biogen	$57,732	Biogen	$62,152	Biogen	$12,594	Biogen	7,300
Vertex	$39,030	Regeneron	$44,550	Regeneron	$6,065	Regeneron	6,400
Regeneron	$32,723	Vertex	$32,650	Alexion	$3,612	BioMarin	2,581
Alexion	$26,173	Alexion	$27,978	Vertex	$2,415	Alexion	2,525
BioMarin	$14,757	Incyte	$24,826	United Therapeutics	$1,744	Vertex	2,300
Incyte	$13,119	BioMarin	$15,567	Incyte	$1,534	Alkermes	2,000
Alnylam	$9,469	Alkermes	$8,362	BioMarin	$1,383	Incyte	1,208
Alkermes	$6,864	Alnylam	$7,793	Alkermes	$937	United Therapeutics	800
United Therapeutics	$4,795	United Therapeutics	$5,843	Alnylam	$93	Alnylam	749
75th Percentile	$87,451		$95,226		$23,040		21,525
Median	$48,381		$47,401		$8,103		4,941
25th Percentile	$12,206		$13,766		$1,497		1,802
Regeneron Percentile Rank in Peer Group	43P		49P		48P		52P

Source: Standard & Poor’s Capital IQ.

The Peer Group utilized in 2018 consists of the following 14 companies:

AbbVie Inc.	Biogen Inc.*	Gilead Sciences, Inc.*
Alexion Pharmaceuticals, Inc.*	BioMarin Pharmaceutical Inc.*	Incyte Corporation*
Alkermes plc*	Bristol-Myers Squibb Company	United Therapeutics Corporation*
Alnylam Pharmaceuticals, Inc.*	Celgene Corporation *	Vertex Pharmaceuticals, Inc.*
Amgen Inc.	Eli Lilly and Company

* Regeneron’s Biotech R&D Peer.

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Further, in our review of the Peer Group data, we also consider the practices of the 10-company sub-group of peers viewed as having businesses and drug discovery and development cultures that are most similar to Regeneron’s, with similarly-sized employee bases (marked with an asterisk in the table above and referred to as “Biotech R&D Peers”).

In making the compensation decisions in December 2018, we used data from publicly filed proxy statements of the companies in the Peer Group (as compiled by the Compensation Committee’s compensation consultant) to review each component of compensation of our NEOs against their peers in the Peer Group as well as their total annual compensation in relation to the Peer Group, while taking into account various factors such as the executive’s performance, past compensation history, experience, and their role in the Company’s success. We use Peer Group data as a point of reference for measurement, but Peer Group data do not represent the only factor considered and there is no targeted pay level percentile. The Compensation Committee retains discretion in determining the nature and extent of the use of Peer Group data.

RISK ASSESSMENT

We believe that the Company’s programs balance risk and potential reward in a manner that is appropriate to the Company’s circumstances and in the best interests of the Company’s shareholders over the long term. We also believe that the Company’s compensation and benefits programs do not create risks that are reasonably likely to have a material adverse effect on the Company. We regularly review the Company’s compensation and benefits programs, including its executive compensation program and its incentive-based compensation programs (such as sales incentive plans). The Company’s compensation and governance-related policies are further enhanced by our stock ownership guidelines applicable to our senior officers and our policy regarding recoupment or reduction (clawback) of incentive compensation of our officers and other specified employees for compliance violations; as well as a policy against hedging and pledging of our securities by our directors and employees, including the NEOs. We also have a policy against including excise tax gross-up provisions with respect to payments contingent upon a change in control of Regeneron in contracts, compensatory plans, or other arrangements with the Company’s executive officers, including the NEOs (other than the existing employment agreement with our CEO or any amendments thereto, which we expressly exempted). These policies demonstrate Regeneron’s continued commitment to robust corporate governance and are meant to reduce compensation-related risks and ensure greater alignment of the interests of our employees, including the NEOs, and those of the Company and our shareholders.

TAX IMPLICATIONS

We take tax considerations into account in making our compensation-related assessments and decisions.

Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, Section 162(m) of the Internal Revenue Code generally limited the deductibility for federal income tax purposes of compensation in any year paid to the CEO and the other NEOs (other than the Chief Financial Officer) (the “covered employees”) to the extent such compensation exceeded $1 million. “Performance-based” compensation, as defined under Section 162(m) of the Internal Revenue Code, was exempt from such deduction limitation if specified requirements set forth in the Internal Revenue Code and applicable Treasury regulations were met. The Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan and the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, each adopted prior to the enactment of the Tax Cuts and Jobs Act, allow (but do not require) awards thereunder to be subject to the attainment of performance goals in order to qualify for this performance-based compensation exception. Under the Tax Cuts and Jobs Act, which became effective for us commencing with our 2018 fiscal year, the exception under Section 162(m) for performance-based compensation is no longer generally available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017. Further, the definition of covered employees has been expanded to include our CFO. In addition, once one of our NEOs is considered a covered employee subject to the deduction limitation of Section 162(m), the NEO will remain a covered employee so long as he or she receives compensation from us. Despite the elimination of the performance-based compensation exception, in 2018 we used the Cash Incentive Bonus Plan for annual cash incentives

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of the NEOs because we believe it furthers our compensation philosophy and objectives regardless of tax treatment. However, the Compensation Committee will continue to review the full impact of the Tax Cuts and Jobs Act’s changes to Section 162(m) on the Company, our compensation programs, and executive compensation trends generally as it makes compensation-related assessments and decisions in the future.

Due to the requirements set forth in Section 274(e)(2) of the Internal Revenue Code, Company-provided personal and guest air travel (which is provided by the Company only to the extent permitted under board-approved guidelines and a security policy adopted by the board based on an independent, third-party security study) results in a partial disallowance of the related corporate tax deductions. In 2018, this disallowance amounted to approximately $2.0 million.

We take into account the deductibility of compensation in determining NEOs’ compensation. However, we reserve the right to use our judgment to authorize compensation payments that are not deductible, such as when we believe that such payments are necessary to maintain the flexibility needed to attract talent, promote executive retention, reward performance, or attain other Company objectives, or as required to comply with the Company’s contractual commitments. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, compensation attributable to stock options generally qualified as “performance-based” compensation and, as such, received favorable treatment under Section 162(m) of the Internal Revenue Code.

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COMPENSATION COMMITTEE REPORT

We, the members of the Compensation Committee, have reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on that review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Christine A. Poon, Chairperson
Joseph L. Goldstein, M.D.
George L. Sing
Huda Y. Zoghbi, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

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COMPENSATION DASHBOARD

2018 EXECUTIVE COMPENSATION TABLES

The following table and accompanying footnotes provide information regarding compensation earned by, or paid to, our NEOs during the last three fiscal years (other than with respect to Mr. Van Plew, who qualified as an NEO for 2018 and 2017 but not for 2016; and Ms. McCourt, who joined the Company in February 2018 and qualified as an NEO for that year).

2018 Summary Compensation Table

A	B	C	E	F	G	I		J
Name and principal position	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)[3]		Total ($)
Leonard S. Schleifer, M.D., Ph.D. President and Chief Executive Officer	2018	1,330,500	—	21,339,913	2,953,710	896,432	[4]	26,520,555
	2017	1,285,500	—	21,967,210	2,468,160	787,188		26,508,058
	2016	1,242,000	—	24,631,012	2,235,600	228,908		28,337,520
George D. Yancopoulos, M.D., Ph.D. President and Chief Scientific Officer	2018	1,130,900	—	21,339,913	2,510,598	399,718	[5]	25,381,129
	2017	1,092,700	—	21,967,210	2,097,984	141,345		25,299,239
	2016	1,055,700	—	24,631,012	1,900,260	180,547		27,767,519
Robert E. Landry Senior Vice President, Finance and Chief Financial Officer	2018	680,000	4,767,500	3,308,184	581,400	19,535	[6]	9,356,619
	2017	618,000	—	3,675,566	482,040	19,130		4,794,736
	2016	585,600	—	4,121,229	439,200	18,700		5,164,729
Daniel P. Van Plew Executive Vice President and General Manager, Industrial Operations and Product Supply[7]	2018	660,000	—	7,650,147	677,160	19,915	[8]	9,007,222
	2017	560,000	—	7,875,030	524,160	19,410		8,978,600
Marion McCourt Senior Vice President, Commercial[9]	2018	401,923 [10]	4,671,325[11]	4,769,876 [12]	372,281	9,250	[13]	10,224,655

1	The amounts in columns (e) and (f) reflect the respective aggregate grant date fair values (disregarding estimated forfeitures) of restricted stock and stock option awards granted in 2018, 2017, and 2016, respectively, pursuant to the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, as applicable. Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2018 included in the 2018 Annual Report.
2	Non-equity incentive plan compensation amounts (consisting of cash incentives paid to the NEOs in respect of the relevant year under the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan) are shown in the year in which they were accrued and earned.
3	See the subsection “Additional Compensation Information–Perquisites and Personal Benefits” below for further information. Certain 2018 perquisites and other personal benefits are quantified for each of the NEOs in the footnotes to this table below based on the actual additional cost incurred by us in providing the perquisite or other personal benefit.
4	Consists of (i) $20,724 for life insurance premiums, (ii) $28,160 for long-term disability insurance premiums, (iii) $15,116 for medical malpractice insurance premiums, (iv) $11,000 for 401(k) Savings Plan matching contributions in respect of 2018 paid in February 2019, (v) $10,665 for tax and financial planning advisory services, (vi) $280,000 for fees the Company paid on behalf of Dr. Schleifer associated with a filing required to be made by Dr. Schleifer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which related to an anticipated acquisition by Dr. Schleifer of common stock upon exercise of his stock options (as described further in the subsection “Additional Compensation Information–Perquisites and Personal Benefits” below), (vii) $268,697 for a tax reimbursement related to the fees referenced in (vi), and (viii) $237,669 and $24,401 for personal use of Company-provided aircraft and secure car transportation, respectively, in each case in accordance with our security policy (calculated as described in the subsection “Additional Compensation Information–Perquisites and Personal Benefits” below).
5	Consists of (i) $11,000 for 401(k) Savings Plan matching contributions in respect of 2018 paid in February 2019, (ii) $8,535 for tax and financial planning advisory services, (iii) $125,000 for fees the Company paid on behalf of Dr. Yancopoulos associated with a filing required to be made by Dr. Yancopoulos under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which related to an anticipated acquisition by Dr. Yancopoulos of common stock upon exercise of his stock options (as described further in the subsection “Additional Compensation Information–Perquisites and Personal Benefits” below), (iv) $119,954 for a tax reimbursement related to the fees referenced in (iii), and (v) $130,017 and $5,212 for personal use of Company-provided aircraft and secure car transportation, respectively, in each case in accordance with our security policy (calculated as described in the subsection “Additional Compensation Information–Perquisites and Personal Benefits” below).
6	Consists of (i) $11,000 for 401(k) Savings Plan matching contributions in respect of 2018 paid in February 2019 and (ii) $8,535 for tax and financial planning advisory services.
7	Mr. Van Plew qualified as an NEO for 2018 and 2017 but not for 2016.
8	Consists of (i) $9,250 for 401(k) Savings Plan matching contributions in respect of 2018 paid in February 2019 and (ii) $10,665 for tax and financial planning advisory services.
9	Ms. McCourt joined the Company in 2018 and qualified as an NEO for that year.
10	Represents Ms. McCourt’s base salary paid from February 12, 2018 (the starting date of Ms. McCourt’s employment with the Company) through the end of 2018.
11	Consists of the aggregate grant date fair value of (i) 2,500 shares of restricted stock granted in connection with commencement of Ms. McCourt’s employment and (ii) 10,000 shares of restricted stock granted as part of Ms. McCourt’s 2018 year-end equity award.
12	Consists of the aggregate grant date fair value of (i) 20,000 stock options granted in connection with commencement of Ms. McCourt’s employment and (ii) 10,000 stock options granted as part of Ms. McCourt’s 2018 year-end equity award.
13	Consists of $9,250 for 401(k) Savings Plan matching contributions in respect of 2018 paid in February 2019.

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COMPENSATION-RELATED MATTERS   /   COMPENSATION DASHBOARD

2018 Grants of Plan-Based Awards

The following table and explanatory footnotes provide information regarding the annual cash incentive and equity awards granted to our NEOs during 2018.

A	B		C	D	E	I	J	K		L
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			All other stock awards: number of	All other option awards: number of securities underlying	Exercise or base price of	Closing price of Company common stock	Grant date fair value of stock and option
Name	Grant date		Threshold ($)	Target ($)	Maximum ($)	shares of stock or units (#)	options (#)	option awards ($/Sh)[2]	on grant date ($/Sh)[2]	awards ($)[3]
Leonard S. Schleifer, M.D., Ph.D.	—		—	1,596,600	3,193,200	—	—	—	—	—
	12/12/2018	[4]	—	—	—	—	129,013	381.40	377.96	21,339,913
George D. Yancopoulos, M.D., Ph.D.	—		—	1,357,080	2,714,160	—	—	—	—	—
	12/12/2018	[4]	—	—	—	—	129,013	381.40	377.96	21,339,913
Robert E. Landry	—		—	340,000	612,000	—	—	—	—	—
	12/12/2018	[4]	—	—	—	—	20,000	381.40	377.96	3,308,184
	12/12/2018	[5]	—	—	—	12,500	—	—	—	4,767,500
Daniel P. Van Plew	—		—	396,000	712,800	—	—	—	—	—
	12/12/2018	[4]	—	—	—	—	46,250	381.40	377.96	7,650,147
Marion McCourt	—		—	237,500	427,500	—	—	—	—	—
	12/12/2018	[4]	—	—	—	—	10,000	381.40	377.96	1,654,092
	12/12/2018	[5]	—	—	—	10,000	—	—	—	3,814,000
	2/12/2018	[4,6]	—	—	—	—	20,000	342.93	342.67	3,115,784
	2/12/2018	[5,6]	—	—	—	2,500	—	—	—	857,325

1	Cash incentive awards under the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan. The actual cash incentive awards earned in respect of 2018 and paid out in January 2019 are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.
2	These options have an exercise price equal to the average of the high and low sales price per share of the Company’s common stock on the date of grant. Therefore, the closing price of our common stock on the grant date may be higher or lower than the exercise price of these options.
3	The amounts in this column represent the grant date fair value of the awards made pursuant to the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. The assumptions used in the calculation of these amounts are included in Note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2018 included in the 2018 Annual Report.
4	The NEO received a non-qualified stock option award that vests subject to continued employment at a rate of 25% per year over the first four years of the maximum ten-year option term.
5	The NEO received a restricted stock award that vests 100% on the fifth anniversary of the date of grant, subject to the NEO’s continued employment.
6	Equity award granted in connection with commencement of the NEO’s employment.

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Outstanding Equity Awards at 2018 Fiscal Year-End

The following table and explanatory footnotes provide information regarding unexercised stock options and unvested restricted stock awards held by our NEOs as of December 31, 2018.

A	B	C		D	E	F	G	H	I	J
	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Leonard S. Schleifer, M.D., Ph.D.	—	129,013	[1]	—	381.40	12/12/2028	—	—	—	—
	34,869	104,605	[2]	—	378.98	12/12/2027	—	—	—	—
	73,408	73,407	[3]	—	381.92	12/16/2026	—	—	—	—
	129,543	43,180	[4]	—	555.67	12/16/2025	—	—	—	—
	203,204	—		—	399.66	12/16/2024	—	—	—	—
	239,063	—		—	270.43	12/13/2023	—	—	—	—
	281,250	—		—	179.13	12/14/2022	—	—	—	—
	160,000	—		—	52.03	12/16/2021	—	—	—	—
	240,000	—		—	52.03	12/16/2021	—	—	—	—
	125,000	—		—	30.63	12/14/2020	—	—	—	—
	187,500	—		—	30.63	12/14/2020	—	—	—	—
	187,500	—		—	21.25	12/18/2019	—	—	—	—
	125,000	—		—	21.25	12/18/2019	—	—	—	—
TOTAL	1,986,337	350,205
George D. Yancopoulos, M.D., Ph.D.	—	129,013	[1]	—	381.40	12/12/2028	—	—	—	—
	34,869	104,605	[2]	—	378.98	12/12/2027	—	—	—	—
	73,408	73,407	[3]	—	381.92	12/16/2026	—	—	—	—
	110,112	36,703	[4]	—	555.67	12/16/2025	—	—	—	—
	172,723	—		—	399.66	12/16/2024	—	—	—	—
	203,204	—		—	270.43	12/13/2023	—	—	—	—
	239,063	—		—	179.13	12/14/2022	—	—	—	—
	158,079	—		—	52.03	12/16/2021	—	—	—	—
	240,000	—		—	52.03	12/16/2021	—	—	—	—
	96,736	—		—	30.63	12/14/2020	—	—	—	—
	150,000	—		—	30.63	12/14/2020	—	—	—	—
	150,000	—		—	21.25	12/18/2019	—	—	—	—
	95,295	—		—	21.25	12/18/2019	—	—	—	—
TOTAL	1,723,489	343,728

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COMPENSATION-RELATED MATTERS   /   COMPENSATION DASHBOARD

A	B	C		D	E	F	G		H		I	J
	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Robert E. Landry	—	20,000	[1]	—	381.40	12/12/2028	—		—		—	—
	5,835	17,502	[2]	—	378.98	12/12/2027	—		—		—	—
	12,283	12,282	[3]	—	381.92	12/16/2026	—		—		—	—
	21,675	7,225	[4]	—	555.67	12/16/2025	—		—		—	—
	34,000	—		—	399.66	12/16/2024	—		—		—	—
	57,000	—		—	272.70	9/9/2023	—		—		—	—
	—	—		—	—	—	12,500	[5]	4,668,750	[6]	—	—
TOTAL	130,793	57,009					12,500
Daniel P. Van Plew	—	46,250	[1]	—	381.40	12/12/2028	—		—		—	—
	12,500	37,500	[2]	—	378.98	12/12/2027	—		—		—	—
	17,000	17,000	[3]	—	381.92	12/16/2026	—		—		—	—
	30,000	10,000	[4]	—	555.67	12/16/2025	—		—		—	—
	40,000	—		—	399.66	12/16/2024	—		—		—	—
	50,000	—		—	270.43	12/13/2023	—		—		—	—
	75,000	—		—	179.13	12/14/2022	—		—		—	—
	52,500	—		—	52.03	12/16/2021	—		—		—	—
	33,079	—		—	52.03	12/16/2021	—		—		—	—
	32,735	—		—	30.63	12/14/2020	—		—		—	—
TOTAL	342,814	110,750
Marion McCourt	—	10,000	[1]	—	381.40	12/12/2028	—		—		—	—
	—	20,000	[7]	—	342.93	2/12/2028	—		—		—	—
	—	—		—	—	—	10,000	[5]	3,735,000	[6]	—	—
	—	—		—	—	—	2,500	[8]	933,750	[6]	—	—
TOTAL	—	30,000					12,500

1	This stock option award was granted to the NEO on December 12, 2018 and vests at a rate of 25% per year over the first four years of the option term.
2	This stock option award was granted to the NEO on December 12, 2017 and vests at a rate of 25% per year over the first four years of the option term.
3	This stock option award was granted to the NEO on December 16, 2016 and vests at a rate of 25% per year over the first four years of the option term.
4	This stock option award was granted to the NEO on December 16, 2015 and vests at a rate of 25% per year over the first four years of the option term.
5	This restricted stock award was granted to the NEO on December 12, 2018 and vests 100% on the fifth anniversary of the date of grant, subject to the NEO’s continued employment.
6	Reflects the closing price of $373.50 per share of the Company’s common stock on the NASDAQ Global Select Market on December 31, 2018.
7	This stock option award was granted to the NEO on February 12, 2018 and vests at a rate of 25% per year over the first four years of the option term.
8	This restricted stock award was granted to the NEO on February 12, 2018 and vests 100% on the fifth anniversary of the date of grant, subject to the NEO’s continued employment.

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2018 Option Exercises and Stock Vested

The following table and explanatory footnotes provide information with regard to amounts realized by our NEOs during 2018 as a result of the exercise of stock options or the vesting of restricted stock awards.

A	B	C	D	E
	Option awards		Stock awards
Name (a)	Number of shares acquired on exercise (#)	Value realized on exercise ($)[1]	Number of shares acquired on vesting (#)	Value realized on vesting ($)[2]
Leonard S. Schleifer, M.D. , Ph.D.	312,500	112,659,375	—	—
George D. Yancopoulos, M.D., Ph.D.	244,048	87,981,744	—	—
Robert E. Landry	—	—	5,000	1,976,450
Daniel P. Van Plew	—	—	—	—
Marion McCourt	—	—	—	—

1	Amounts reflect the difference between the exercise price of the option(s) and the average of the high and low sales price per share of the Company’s common stock on the NASDAQ Global Select Market on the exercise date(s).
2	Amount reflects the average of the high and low sales price per share of the Company’s common stock on the NASDAQ Global Select Market on the vesting date.

POST-
EMPLOYMENT
COMPENSATION

As discussed in “Compensation Dashboard — Additional Compensation Information — Potential Severance Payments,” our NEOs are entitled to certain severance benefits upon the voluntary or involuntary termination of their employment. We provide additional information regarding the severance benefits available to our NEOs in the tables set out below in this subsection. For our CEO, the table shows the amounts payable under his employment agreement upon his involuntary or not-for-cause termination, termination in connection with a corporate change of control, and in the event of his disability or death. For the other NEOs, the table shows their post-termination compensation arrangements under our change in control severance plan upon an involuntary or not-for-cause termination in connection with a corporate change of control.

Leonard S. Schleifer, M.D., Ph.D., Employment Agreement

We entered into an employment agreement with our CEO, Dr. Schleifer, effective as of December 20, 2002, providing for his employment with the Company through December 31, 2003 and continuing thereafter on a year-by-year basis. On November 14, 2008, this employment agreement was amended and restated to bring the employment agreement into compliance with Section 409A of the Internal Revenue Code. Pursuant to this agreement, we agreed that in the event that Dr. Schleifer’s employment is terminated by us other than for cause (as defined in the agreement) or is terminated by Dr. Schleifer for good reason (as defined in the agreement to include specified acts of constructive termination, together called an “involuntary termination”), we will pay Dr. Schleifer an amount equal to 125% of the sum of his base salary plus his average cash incentive paid over the prior three years. This amount will be paid in a lump-sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 18 months. Subject to the discussion in the following paragraph, in the event that Dr. Schleifer’s employment is terminated for any reason other than for cause, all of his unvested stock options will continue to vest in accordance with the terms of the applicable award grant and he will be entitled to exercise the stock options throughout their original term, which is generally ten years from the date of grant.

Upon an involuntary termination (i.e., a termination by the Company without cause or by Dr. Schleifer for good reason, each as defined in the agreement) within three years after a change of control of the Company or within three months prior to such a change of control, we will pay Dr. Schleifer an amount equal to three times the sum of his annual base salary plus his average cash incentive over the prior three years. This amount will be paid in a lump-sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 36 months. Upon such an involuntary termination in connection with a change of control, Dr. Schleifer’s outstanding stock options

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will vest immediately and remain exercisable throughout their original term, which is generally ten years from the date of grant. If aggregate severance payments to Dr. Schleifer in connection with a change of control exceed certain thresholds set forth in the Internal Revenue Code, then we will pay him an additional amount to cover any resulting excise tax obligations, unless the excise taxes could be eliminated by reducing Dr. Schleifer’s cash severance payments and benefits under the agreement by less than 10%, in which case such benefits and payments will be reduced accordingly.

The following table reflects the potential payments to our CEO under his employment agreement assuming a termination effective December 31, 2018 under different scenarios (including following a change of control), as well as upon death or disability. The information in the table below is based on the assumptions set forth in the footnotes to the table; actual values and amounts may differ from those presented below.

Potential Severance Payments under Dr. Schleifer’s Employment Agreement

	Cash Severance		Benefits Continuation		Death Benefits[4]	Disability Benefits		Value of Accelerated Stock Options		Cutback/ Gross-up6	Total Amount
Involuntary Termination Following a Change of Control[1]	$11,575,260	[2]	$259,510	[3]	—	—		—	[5]	—	$11,834,770
Involuntary Termination	$4,823,025	[7]	$125,763	[8]	—	—		—		—	$4,948,788
Death	—		$94,677	[8]	—	—		—	[9]	—	$94,677
Disability	—		$125,763	[8]	—	$698,513	[10]	—		—	$824,276

1	For purposes of these calculations, (i) we used Dr. Schleifer’s 2018 base salary and the annual cash incentives paid to Dr. Schleifer for performance in 2015, 2016, and 2017, respectively; (ii) we assumed that Dr. Schleifer received his annual cash incentive that was earned in 2018 and paid in 2019 (described in the Summary Compensation Table above); (iii) we took into consideration, for purposes of determining whether Dr. Schleifer was entitled to receive a gross-up payment under the terms of his employment agreement, the fact that Dr. Schleifer’s stock options continue to vest according to their original vesting schedule following a voluntary or involuntary termination (other than in connection with a change of control); (iv) we assumed a 6.5% annual increase in medical premiums, 3% annual increase in dental premiums, and no increase in annual disability or life insurance premiums; (v) we assumed that the medical and dental insurance benefits received in 2019, 2020, and 2021 would be taxable and that Dr. Schleifer would be eligible for a tax gross-up for these benefits under the terms of his employment agreement; (vi) although Dr. Schleifer’s employment agreement provides for restrictive covenants, including a six-month non-compete obligation, no specific value has been ascribed to these covenants solely for purposes of this calculation; and (vii) although certain payments to Dr. Schleifer would be subject to potential delays upon separation of service under Section 409A of the Internal Revenue Code, we did not attempt to determine which, if any, payments would be delayed.
2	Equal to three times the sum of (a) Dr. Schleifer’s 2018 base salary and (b) the average annual cash incentive paid to Dr. Schleifer for performance in the three completed years prior to the termination date. For purposes of this calculation, we used Dr. Schleifer’s annual cash incentives for performance in 2015, 2016, and 2017.
3	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 36 months.
4	We maintain $1 million of term life insurance covering Dr. Schleifer payable to his designated beneficiary.
5	No amount is included for the value of accelerated stock options as all unvested options held by Dr. Schleifer as of December 31, 2018 had an exercise price that exceeded the closing sales price per share of the Company’s common stock on the NASDAQ Global Select Market on December 31, 2018, the last business day of 2018, of $373.50.
6	Under Dr. Schleifer’s employment agreement, if payments due in connection with a change of control are subject to excise taxes under Section 280G of the Internal Revenue Code, we will cut back the payments if the excise tax can be eliminated by reducing his cash severance payments and benefits by less than 10%. Otherwise, we will pay him an additional “gross up” amount so that his after-tax benefits are the same as though no excise tax had been applied. We have determined that Dr. Schleifer would not be subject to excise taxes if he had been terminated on December 31, 2018 as a result of a change of control.
7	Equal to 1.25 times the sum of (a) Dr. Schleifer’s 2018 base salary and (b) the average annual cash incentive paid to Dr. Schleifer for performance in the three completed years prior to the termination date. For purposes of this calculation, we used Dr. Schleifer’s year-end cash incentive awards for performance in 2015, 2016, and 2017.
8	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 18 months.
9	As discussed in “Compensation Dashboard — Additional Compensation Information — Potential Severance Payments,” unvested stock options held by any employee (including Dr. Schleifer) become immediately exercisable upon his or her death.
10	Represents 35% of Dr. Schleifer’s 2018 salary over a period of 18 months. We have assumed long-term disability coverage exists pursuant to Dr. Schleifer’s employment agreement for the remaining 65% of Dr. Schleifer’s salary.

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Change in Control Severance Plan

Each of the NEOs, other than our CEO, participates in our change in control severance plan that was adopted by the board of directors on January 20, 2006. The purposes of the plan are (i) to help us retain key employees, (ii) to help maintain the focus of such employees on our business and to mitigate the distractions caused by the possibility that we may be the target of an acquisition, and (iii) to provide certain benefits to such employees in the event their employment is terminated (or constructively terminated) after, or in contemplation of, a change in control. On November 14, 2008, the change in control severance plan was amended and restated to bring it into compliance with Section 409A of the Internal Revenue Code.

Under the plan, each participant is entitled to receive a cash severance payment in an amount equal to one, or, in designated cases, including with respect to the NEOs other than Dr. Schleifer, two times the sum of the participant’s annual base salary and his or her average annual cash incentive over the prior three years if, within two years after or 180 days before a change in control, either the participant resigns his or her employment for Good Reason (as defined in the plan) or the participant’s employment is terminated by the Company for any reason other than Cause (as defined in the plan). This amount will be paid in a lump-sum severance payment. A participant so terminated is also entitled to receive a pro-rata cash incentive for the year in which he or she is terminated based on the portion of the year the participant was employed by us. In addition, for either one or two years, as the case may be, plan participants will receive continuation of health care coverage and welfare benefits provided by us, to the extent permitted by our benefit plans, at a cost no greater than what the participant’s cost would have been if he or she had continued his or her employment with the Company.

In the event that a plan participant resigns his or her employment for Good Reason (which generally conforms to the definition in Section 409A), or the participant’s employment is terminated by the Company for any reason other than Cause, in either case within two years after or 180 days before a change in control, then the participant’s stock options and other equity awards granted under our long-term incentive plans that would have vested prior to or upon the change in control will become vested on the change in control date, and the exercise period of such equity awards, and other equity awards held by the participant that otherwise would have expired, will be extended to the later of (i) 30 days following the first date after a change in control in which the shares underlying the equity award may be traded, and (ii) the permitted exercise date in the plan or grant assuming the change in control happened immediately prior to the participant’s termination. However, in no event will any stock option or other equity award be extended (i) beyond the expiration date of the grant, or (ii) such that the grant will be subject to the additional tax under Section 409A of the Internal Revenue Code.

In the event that a participant would become subject to a “golden parachute” excise tax under Section 4999 of the Internal Revenue Code as a result of severance benefits and payments, the severance benefits and payments owed to the participant shall be reduced to an amount one dollar less than the amount that would subject the participant to the excise tax, unless the total severance benefits/payments net of the excise taxes are greater than the amount that the participant would receive following any such reduction.

The following table shows the potential payments to our NEOs (other than our CEO), upon their hypothetical termination (other than for Cause) or resignation for Good Reason, in the two years following, or the six months prior to, a change in control. The information in the table below assumes an effective termination or resignation date of December 31, 2018 and is further based on the assumptions set forth in the footnotes to the table; actual values and amounts may differ from those presented below.

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Potential Payments under Change in Control Severance Plan

	Cash Severance[1]	Benefits Continuation[2]	Value of Accelerated Stock Options/Restricted Stock[3]	Cutback[4]	Total Amount[5]
George D. Yancopoulos, M.D., Ph.D.	$6,559,296	$118,374	—	—	$6,677,670
Robert E. Landry	$2,284,660	$116,722	$4,668,750	$(526,138)	$6,543,994
Daniel P. Van Plew	$2,277,600	$95,402	—	—	$2,373,002
Marion McCourt[4]	$1,842,811	$70,618	$5,280,150	—	$7,193,579

1	Equal to two times the sum of (a) the NEO’s 2018 base salary and (b) the average annual cash incentives paid to the NEO (other than Ms. McCourt) over the prior three years and, in the case of Ms. McCourt (who joined the Company in February 2018), the average annual cash incentive paid over the prior three years to eligible executives in the group of which Ms. McCourt is a member under the change in control severance plan.

2	Equal to the estimated cost of providing each NEO and his dependents medical, dental, vision, disability, and life insurance coverage for 24 months, plus the estimated cost of providing each NEO tax and financial planning advisory services for 24 months.

3	For stock options, equal to the aggregate amount of the differences between the exercise prices of each NEO’s accelerated “in-the-money” stock options and the closing sales price per share of the Company’s common stock on the NASDAQ Global Select Market on December 31, 2018 of $373.50. The amounts also include the value as of December 31, 2018 of unvested restricted stock.

4	We have determined (using the assumptions outlined in footnote 5) that Dr. Yancopoulos and Mr. Van Plew would have been under their applicable “golden parachute” safe harbor limits and not subject to any cutbacks or excise taxes if terminated on December 31, 2018. In accordance with the terms of the change in control severance plan, the total amount for Mr. Landry has been reduced to an amount one dollar less than the amount that would subject him to an excise tax under Section 4999 of the Internal Revenue Code. The total amount for Ms. McCourt has not been “cut back” as she would be in a more favorable net after-tax position without any such reduction.

5	For purposes of these calculations, (i) we used base salaries as of December 31, 2018 and annual cash incentives paid to the NEOs (other than Ms. McCourt) for performance in 2015, 2016, and 2017, respectively, and, in the case of Ms. McCourt (who joined the Company in February 2018), the average annual cash incentive paid over the prior three years to eligible executives in the group of which Ms. McCourt is a member under the change in control severance plan; (ii) we assumed that each NEO received his or her annual cash incentive that was earned in 2018 and paid in 2017 (described in the Summary Compensation Table above); (iii) we took into consideration, for purposes of determining whether each NEO was subject to a reduction under the terms of the change in control severance plan, the fact that each NEO’s stock options vest in full following an involuntary termination without Cause or termination for Good Reason following a change in control (parachute payments for time vesting stock options and restricted stock were valued using Internal Revenue Code Treas. Reg. Section 1.28G-1 Q&A 24(c)); (iv) we assumed a 6.5% annual increase in medical premiums, 3% annual increase in dental and vision premiums, and no increase in disability or life insurance premiums or employer cost of tax and financial planning advisory services for 2018 and 2019; (v) we assumed that the medical insurance benefits received in 2019 and 2020 would be taxable and that the NEOs would be eligible for a tax gross-up for these benefits under the terms of the change in control severance plan; (vi) although the change in control severance plan provides for restrictive covenants, including a one-year covenant prohibiting the solicitation of company employees, no specific value has been ascribed to these covenants; and (vii) although certain payments to the NEOs would be subject to potential delays upon separation of service under Section 409A of the Internal Revenue Code, we did not attempt to determine which, if any, payments would be delayed.

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ADDITIONAL COMPENSATION INFORMATION

ANNUAL CASH INCENTIVE

In 2016, we adopted our Cash Incentive Bonus Plan for purposes of allowing our annual cash incentives to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and permitting us to deduct cash incentive compensation that might otherwise not be deductible by reason of Section 162(m) (as then in effect). Although the Tax Cuts and Jobs Act eliminated the performance-based compensation exception for compensation paid in 2018 and beyond (as discussed under “Our Compensation Processes — Tax Implications” above), we have continued to use the Cash Incentive Bonus Plan for annual cash incentives for the reasons discussed under “Compensation Discussion and Analysis — Our Compensation Philosophy and Objectives” above. For 2018 annual cash incentives for the NEOs, we set up a cash incentive pool and a R&D-related performance goal consisting of (i) the submission of one or more Investigational New Drug Applications, Biologics License Applications, or supplemental Biologics License Applications with the FDA (or its equivalent outside the United States) or (ii) the approval of any regulatory filing of the type described in clause (i) by the FDA or the applicable regulatory authority outside the United States. The Compensation Committee determined that Regeneron’s performance in 2018 exceeded the established goal, thus enabling the funding of the cash incentive pool. The Compensation Committee then exercised “negative discretion” (as permitted under the Plan) to reduce the annual cash incentive amounts otherwise payable to the NEOs according to the cash incentive pool formula. This negative discretion was exercised based on the Compensation Committee’s analysis of all of the relevant facts and circumstances, including the NEOs respective target cash incentive amounts and individual performance in 2018.

The targets for the 2018 annual cash incentives for the NEOs were set as percentages of their respective base salaries as follows: Dr. Schleifer — 120%; Dr. Yancopoulos — 120%; Mr. Landry — 50%; Mr. Van Plew — 60%; and Ms. McCourt — 50%. In December 2018, the Compensation Committee increased the annual cash incentive targets for Mr. Landry and Mr. Van Plew to 65%, commencing in 2019. In its decision to approve this increase, the Compensation Committee took into consideration the compensation of similarly situated executive officers and, in the case of Mr. Landry, also his promotion to Executive Vice President.

For 2018, Dr. Schleifer’s target cash compensation was set to remain below the median of the Peer Group. In determining the cash incentive target for Dr. Yancopoulos, the Compensation Committee took into consideration the importance of his scientific leadership as President & CSO and the significant contributions he has made to the success of the Company and, specifically, to the discovery and development of the Company’s commercial products, its pipeline of internally developed product candidates, and its platform technologies. The Compensation Committee determined that there were no meaningful comparative data for Dr. Yancopoulos relating to similarly situated executives and that his base salary and cash incentive for 2018 would be set at 85% of Dr. Schleifer’s. In determining the cash incentive targets for 2018 for Mr. Landry, Mr. Van Plew, and Ms. McCourt, the Compensation Committee took into consideration the compensation of similarly situated executive officers at companies in the Peer Group.

The cash incentives were determined through the use of both an individual and a Company performance component with a possible range of 0 to 1.5 for the personal performance multiplier and a possible range of 0 to 2.0 for the Company performance multiplier, depending upon performance during the year. Both the personal performance multiplier and the Company performance multiplier were determined by the Compensation Committee for each NEO based on the Committee’s assessment of the Company’s performance relative to the general corporate goals described below and, in the case of each of Mr. Landry, Mr. Van Plew, and Ms. McCourt, the NEO’s personal performance during the year.

The pipeline-related factors that contributed most to the Compensation Committee’s determination of the Company performance multiplier (which was set at 1.85 for 2018) are summarized in the subsection “Compensation Discussion and Analysis — Components of Executive Pay: What We Pay and Why We Pay It — Annual Cash Incentive.”

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With respect to 2018, the Compensation Committee approved a personal performance multiplier of 1.5 for each of Mr. Landry, Mr. Van Plew, and Ms. McCourt. The personal performance component accounted for 40% of these NEOs’ cash incentives. The Company component was based on a Company performance multiplier that was determined based on the Company’s overall corporate performance (as described above) against 2018 goals that were approved by the board of directors in January 2018. This Company performance component accounted for 60% of the cash incentives awarded to Mr. Landry, Mr. Van Plew, and Ms. McCourt. In the case of Drs. Schleifer and Yancopoulos, the Compensation Committee focused exclusively on overall Company performance in 2018 (as described above) when determining their cash incentives and did not utilize a personal performance multiplier.

In determining the personal performance multiplier for Mr. Landry, the Compensation Committee gave special consideration to Mr. Landry’s leadership of and accomplishments in the Company’s accounting, finance, and tax functions and across his other responsibilities, including his leadership of the information technology and real estate & facilities management organizations. In the case of Mr. Van Plew, the Compensation Committee focused primarily on Mr. Van Plew’s leadership of and accomplishments in the Company’s Industrial Operations and Product Supply organization, including with respect to expanded manufacturing capacities, preparations for new product launches, successful technology transfer of commercial manufacturing of certain Company products between Regeneron’s Rensselaer, New York and Raheen, Ireland facilities, and successful completion of all regulatory audits in 2018 (including a pre-approval FDA inspection for Libtayo). In the case of Ms. McCourt, the Compensation Committee considered her leadership and performance across the portfolio of the Company’s commercialized products, including the continued growth of the EYLEA franchise, further commercialization of Dupixent, and the launch of Libtayo.

PERQUISITES AND PERSONAL BENEFITS

All employees who participate in our 401(k) Savings Plan, including the NEOs, are eligible to receive certain matching contributions. In each plan year, we contribute to each participant’s account a matching contribution (in the form of shares of our common stock) equal to 50% of a specified percentage of the participant’s compensation that the participant has contributed to the plan (which was 8% with respect to 2016, 2017, and 2018 and was increased to 10% with respect to 2019), up to a maximum level established under the Internal Revenue Code. Each of our NEOs participated in our 401(k) Savings Plan during 2018 and received a matching contribution in the aggregate amount of $11,000 ($9,250 in the case of Mr. Van Plew and Ms. McCourt) in the form of shares of our common stock. The contribution was paid in February 2019 and is included in the compensation amounts reported for each of our NEOs in the Summary Compensation Table included in this proxy statement. As with all employees, the number of shares of common stock that each NEO received was determined using the average market price per share of our common stock during the 401(k) Savings Plan year, which for 2018 was $351.70.

To achieve increased efficiencies and a more secure traveling environment, the Company provides air transportation for certain executive and director travel in accordance with guidelines approved by our board of directors. Based on the recommendation of an independent, third-party security study, the guidelines and our security policy require Drs. Schleifer and Yancopoulos (as well as their spouses and children when they accompany them) to use, as much as practicable, Company-provided aircraft for all business and personal air travel. Regeneron covers the cost of any such personal air travel for up to $250,000 in incremental cost (as described below) annually for each of Drs. Schleifer and Yancopoulos. Family members or other guests may accompany our NEOs and directors during Company-provided air business travel, space permitting, so long as they cover any incremental cost related to such guests (other than with respect to the family members of Drs. Schleifer and Yancopoulos as described above). In addition, in limited circumstances personal use of Company-provided air travel by our other NEOs or directors may be permitted if authorized by the Chairman and any incremental cost is paid by the lead passenger. Any required reimbursement or other payment of the incremental cost is made to the extent permitted by applicable Federal Aviation Administration rules.

We determine the incremental cost of any Company-provided personal or guest air travel based on the direct variable operating cost. Items included in the calculation include (as applicable) fuel costs; landing, non-home-base hangar or aircraft parking, and ground handling fees; in-flight catering; travel, lodging, and

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other expenses for flight crew; and other trip-related variable cost, including the use of our fractional jet interests. Because Company-provided air transportation is used primarily for business travel, incremental costs exclude fixed costs that generally do not change based on usage, such as (as applicable) flight crew salaries; aircraft purchase or lease costs; depreciation; insurance costs; certain maintenance fees based on minimum usage; and home-base hangar costs. When the aircraft is already flying to a destination for business purposes, only the direct variable costs associated with the guest (for example, catering), if any, are included in determining the aggregate incremental cost to Regeneron. If any aircraft flies empty before picking up or after dropping off a passenger for personal reasons, this “deadhead” segment would be included in the aggregate incremental cost based on the methodology described above. The amount of disallowed corporate tax deductions attributable to Company-provided personal and guest air travel is not included in the NEO incremental cost calculation.

We calculate the incremental costs of the secure car transportation provided by Regeneron as the average fuel cost per mile times total personal use miles plus the contractor rate (if any), salary, taxes, and benefits of drivers attributed to personal use based on the number of personal hours driven. Fixed lease costs and routine maintenance that would have been incurred in any event are not included.

Amounts associated with personal or guest Company-provided air and secure car transportation are imputed as income to the NEOs to the extent required by applicable tax regulations. The NEOs do not receive a tax gross-up from us to cover their personal income tax obligations in respect of any such imputed income.

The amounts disclosed in the “All other compensation” column of the Summary Compensation Table relating to personal and guest use of Company-provided air and secure car transportation in accordance with our security policy attributable to Drs. Schleifer and Yancopoulos are based on the incremental cost resulting from such transportation as described above.

The Corporate Governance and Compliance Committee monitors business and any personal or guest Company-provided air travel on a periodic basis.

In 2018, we paid filing fees of $280,000 and $125,000 relating to the Hart-Scott-Rodino (“HSR”) filings for Drs. Schleifer and Yancopoulos, respectively, as well as tax reimbursements of $268,697 and $119,954 to Drs. Schleifer and Yancopoulos, respectively, to cover their imputed income associated with the filing fee payments. Each filing and the associated filing fee were triggered under the HSR regulations as a result of their respective then-current and anticipated future total holdings of Regeneron stock exceeding specified thresholds. The Compensation Committee determined it appropriate to pay these amounts because the HSR filing obligations resulted from equity awards granted to Drs. Schleifer and Yancopoulos under the Company’s compensation program and the price appreciation in Regeneron stock acquired by Drs. Schleifer and Yancopoulos over a period of time during which they made substantial contributions toward such appreciation. The Compensation Committee also recognized that Regeneron had required Drs. Schleifer and Yancopoulos (as well as other senior executives) to hold Regeneron stock under the Company’s stock ownership guidelines and encouraged alignment of their interests with those of Regeneron’s shareholders through share ownership.

Additional information regarding perquisites and other personal benefits provided to our NEOs in, or with respect to, 2018 is given in the applicable footnotes to the Summary Compensation Table included in this proxy statement.

POTENTIAL SEVERANCE PAYMENTS

Except for Dr. Vagelos, outstanding stock option award agreements for all employees, as well as outstanding restricted stock award agreements, include a “double trigger” provision for the acceleration of vesting of unvested stock options or restricted stock upon a termination by the Company without cause or by the employee for good reason within two years following a change in control. Dr. Vagelos’s stock option awards contain change-of-control provisions consistent with those of non-employee director stock option awards, as described under “Corporate Governance — Compensation of Directors” above.

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Our CEO has an employment agreement that provides for certain severance benefits following termination, including following death or disability, resignation following defined “good reason” events, or termination in connection with a change in control. The other NEOs are covered by a change in control severance plan, which provides certain benefits to them and other designated officers if they are terminated in connection with a change in control. In addition, in the case of our CSO, stock option and restricted stock award agreements applicable to his awards granted since December 2015 provide that he would have a “good reason” for terminating his employment with Regeneron upon or within two years after the occurrence of a change in control if the employment of our CEO has ended due to our CEO’s involuntary termination (as defined in the CEO’s employment agreement). Information regarding applicable payments under this employment agreement and change in control severance plan is provided in the subsection “2018 Compensation Tables — Post-Employment Compensation.”

Our NEOs will forfeit any unvested time-based stock options or restricted stock upon the termination of their employment for any reason (including disability or retirement) other than death, except as provided in our employment agreement with our CEO, in our change in control severance plan, and in certain stock option agreements with our CSO. In the event of the death of an employee, any unvested stock options held by such employee become immediately exercisable, and any shares of restricted stock will become fully vested. For information regarding the value of accelerated stock options and shares of restricted stock held by our CEO and other NEOs as of December 31, 2018, see the subsection “2018 Compensation Tables — Post-Employment Compensation” under “Value of Accelerated Stock Options” in the table entitled “Potential Severance Payments under Dr. Schleifer’s Employment Agreement” (for our CEO) and under “Value of Accelerated Stock Options/Restricted Stock” in the table entitled “Potential Payments under Change in Control Severance Plan” (for other NEOs).

When employees (other than our CEO and, with respect to 2018 stock option awards, our CSO and Dr. Vagelos) retire, they forfeit all unvested time-based stock options and restricted stock. An employee considered “retirement eligible” upon separation under our employee policies as in effect from time to time has the remaining life of the 10-year stock option term to exercise stock options that are vested as of the date of his or her retirement. In addition, the stock option agreements with our CSO and Dr. Vagelos relating to their 2018 stock option awards provide that their respective stock option awards will continue to vest so long as they are “retirement eligible” upon separation.

The severance benefits provided to our NEOs are designed to promote stability and continuity of our senior management and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change in control of the Company. The severance benefits were established following a review of comparable practices at the Company’s peer companies and with the advice of the Compensation Committee’s consultant.

We have no pension, deferred compensation, or retirement plans for U.S.-based employees, other than our 401(k) Savings Plan described above.

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees (excluding our principal executive officer), the annual total compensation of our principal executive officer, Dr. Schleifer, and the ratio of these two amounts.

We have determined the total compensation of our median employee (based on the 2018 annual total compensation of our employees, excluding Dr. Schleifer) to be $134,115. The total 2018 compensation of Dr. Schleifer, as reported in the Summary Compensation Table above, was $26,520,555. Accordingly, the ratio of the 2018 annual total compensation of Dr. Schleifer to the median of the 2018 annual total compensation of our employees was approximately 198 to 1.

Consistent with our process for identifying the median employee for 2017, for 2018 we identified the median employee as of December 31, 2018 by (i) aggregating for each applicable employee (a) annual base salary for salaried employees (or wages plus overtime, based on annual work schedule, for permanent hourly employees), (b) the annual cash incentive, and (c) the grant date fair value of any equity awards granted

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during 2018, and (ii) ranking this compensation measure from lowest to highest. This calculation was performed for all employees, excluding Dr. Schleifer, whether employed on a full-time, part-time, or seasonal basis. For purposes of identifying the median employee, we converted amounts paid in foreign currencies to U.S. dollars based on the applicable 2018 average exchange rate.

We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION INFORMATION

Corporate Governance Aspects of the Amended & Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan

The Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (referred to in this subsection as the “Plan”) is the only plan currently used by the Company to grant equity awards. The Plan was designed to promote best practices by reinforcing the alignment between equity compensation arrangements for employees and non-employee directors and the interests of shareholders. The provisions that promote such best practices include:

Provision	Description
No Discounted Stock Options or Stock Appreciation Rights	Stock options and stock appreciation rights are not granted with an exercise or base price less than the fair market value of common stock (as defined in the Plan) on the date of grant.
No Stock Option or Stock Appreciation Right Re-pricing or Exchange	Except for equitable adjustments in connection with specific corporate transactions (such as stock splits, recapitalizations, reorganizations, mergers, consolidations, and similar transactions), the Plan does not permit a decrease in the exercise price or base price of a stock option or stock appreciation right granted under the Plan through settlement, cancellation, forfeiture, exchange, surrender, or otherwise below the fair market value of common stock (as defined in the Plan) on the date of grant.
Recoupment (Clawback) Policy	Awards granted to our officers and other employees under the Plan are subject to recoupment or reduction in accordance with the terms of our policy regarding recoupment or reduction of incentive compensation (sometimes referred to as our “clawback policy”).
Independent Administration	The Plan is administered by the Compensation Committee, which is intended to be comprised solely of non-employee directors each of whom meets the additional independence criteria applicable to compensation committee members under the listing standards of The NASDAQ Stock Market LLC, qualifies as a “Non-Employee Director” pursuant to Rule 16b-3 under the Exchange Act, and meets the requirements for an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.
No “Evergreen” Provision	The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance thereunder can be automatically replenished.
No Tax Gross-ups	The Plan does not provide for any tax gross-ups.

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Key Equity Metrics

The following table summarizes some key metrics relating to the equity component of our compensation program, taking into account an increase of 72% in the number of our employees from 2016 to 2018 and our continued commitment to our all-employee equity award strategy.

Provision	2018 (%)	2017 (%)	2016 (%)
Burn Rate[1]	5.20	4.13	4.05
Overhang[2]	29.77	31.44	24.47
Dilution[3]	20.94	19.66	19.58
1	Calculated by dividing the number of shares subject to equity awards (stock options, restricted stock, and restricted stock units) granted during the year by the basic weighted-average number of shares of common stock and Class A stock outstanding during the year. Commencing in 2018, a multiplier of 2.5 is applied to awards of restricted stock and restricted stock units. For comparison purposes, the previously reported 2016 and 2017 burn rates have been adjusted in this table using the same multiplier.
2	Calculated by dividing (a) the sum of (i) the number of shares subject to equity awards (stock options and unvested restricted stock) outstanding at the end of the year and (ii) the number of shares available for future grants at the end of the year, by (b) the sum of (i) the number of shares of common stock and Class A stock outstanding at the end of the year and (ii) the shares subject to equity awards outstanding at the end of the year.
3	Calculated by dividing the number of shares subject to equity awards (stock options and unvested restricted stock) outstanding at the end of the year by the sum of (i) the number of shares of common stock and Class A stock outstanding at the end of the year and (ii) the shares subject to equity awards outstanding at the end of the year.

Equity Compensation Plan Information

The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of December 31, 2018.

	A	B	C
		Weighted-average	Number of securities remaining
	Number of securities to be issued upon	exercise price of	available for future issuance under
	exercise of outstanding options, warrants,	outstanding options,	equity compensation plans (excluding
Plan Category	and rights	warrants, and rights	securities reflected in column (a))
Equity compensation plans approved by security holders[1]	28,299,546[3] shares of common stock	$319.28(4)	12,115,845 shares of common stock[5]
Equity compensation plans not approved by security holders[2]	—	$ —	44,246 shares of Class A stock
Total	28,299,546 shares of common stock	$319.28	12,160,091 shares of common stock and Class A stock
1	The equity compensation plans approved by the security holders are the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan; the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan; and the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. The Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan is the only plan currently used by the Company to grant equity awards.
2	The equity compensation plan not approved by the security holders is the Executive Stock Purchase Plan. It was adopted in 1989 and provides for the Compensation Committee of the board of directors to award employees, directors, consultants, and other individuals who render service to the Company the right to purchase Class A stock at a price set by the Compensation Committee. The Plan provides for the vesting of shares as determined by the Compensation Committee; should the Company’s relationship with a Plan participant terminate before all shares are vested, unvested shares will be repurchased by the Company at a price per share equal to the original amount paid by the Plan participant. As of December 31, 2018, there were no unvested shares and 44,246 shares of Class A stock available for future grants under the Plan.
3	This amount includes (i) 28,279,696 shares to be issued upon exercise of outstanding options and (ii) 19,850 shares to be issued upon vesting of restricted stock units.
4	The calculation of the weighted-average exercise price does not include the 19,850 shares to be issued upon vesting of restricted stock units, which do not have an exercise price.
5	This amount is net of 452,780 outstanding shares of restricted stock. As these shares are considered issued and outstanding upon grant, they are not included in the amounts reported in column (a).

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OTHER MATTERS

When are shareholder proposals due for the 2020 Annual Meeting of Shareholders?

A shareholder wishing to present a proposal at the 2020 Annual Meeting of Shareholders must submit the proposal in writing and it must be received by the Company at its principal executive offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707 by December 27, 2019, and must satisfy the other conditions established by the SEC, in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

Under our Amended and Restated By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the 2020 Annual Meeting may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than 90 days and no later than 60 days prior to the meeting; provided that if less than 70 days’ notice or public disclosure of the date of the 2020 Annual Meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the annual meeting was first mailed or such public disclosure of the annual meeting was made, whichever first occurs. The notice must contain certain information as specified in our Amended and Restated By-Laws. Assuming our 2020 Annual Meeting is held on June 12, 2020 in accordance with the Company’s past practice, and at least 70 days’ notice or prior public disclosure of the date of the 2020 Annual Meeting is given or made to shareholders, notice of such proposals would need to be given no earlier than March 14, 2020 and no later than April 13, 2020. Any proposal received outside of such dates will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal.

What happens if multiple shareholders share an address?

Applicable rules permit brokerage firms and the Company to send one Notice of Internet Availability of Proxy Materials (or one annual report, proxy statement, and Notice of Internet Availability of Proxy Materials in the case of shareholders who have elected to receive paper copies of our proxy materials) to multiple shareholders who share the same address under certain circumstances. This practice is known as “householding.” We believe that householding will provide greater convenience for our shareholders, as well as cost savings for us, by reducing the number of duplicate documents that are sent to your home. Consequently, we have implemented the practice of householding for shares held in “street name” and intend to deliver only one copy of the applicable proxy materials to multiple shareholders sharing the same address. If you wish to receive separate copies of the proxy statement for the 2019 Annual Meeting, the 2018 Annual Report, or the Notice of Internet Availability of Proxy Materials, you may find these materials at our internet website (www.regeneron.com) or you may stop householding for your account and receive separate printed copies of these materials by contacting our Investor Relations Department, at Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, or by calling us at 914-847-7000, and these materials will be promptly delivered to you. If you hold shares registered in your name (sometimes called a shareholder of record), you can elect householding for your account by contacting us in the same manner described above. Any shareholder may stop householding for your account by contacting our Investor Relations Department at the address and/or phone number included above. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation and each shareholder at your address will receive individual copies of our disclosure documents.

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OTHER MATTERS

Are there any other matters to be addressed at the Annual Meeting?

We know of no other matters to be brought before the Annual Meeting, except as set forth in this proxy statement. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely submitted proxies will be voted on any such matter in accordance with the judgment of the persons named as proxies in the enclosed proxy card. Discretionary authority for them to do so is contained in the enclosed proxy card.

How can you receive a printed copy of the Company’s 2018 Annual Report?

Interested shareholders may obtain without charge a copy of our 2018 Annual Report (without exhibits), which includes our audited financial statements for the fiscal year ended December 31, 2018, required to be filed with the SEC, by making a written request to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, Attention: Investor Relations, or by calling our Investor Relations Department at (914) 847-7000.

How do you elect to receive future proxy materials electronically?

If you previously requested to receive proxy materials through the mail, or by means of an e-mail with links to the proxy materials and the proxy voting website, your election will remain in effect until you revoke it. Shareholders currently receiving paper copies of our proxy materials, and shareholders who received a paper copy of the Notice of Internet Availability of Proxy Materials, may instead elect to receive all future proxy materials electronically through an e-mail with a link to these documents on the Internet. Receiving these documents online conserves resources, saves the Company the cost of producing and mailing documents to your home or business, and gives you an automatic link to the proxy voting site.

If your shares are registered in your name or you hold shares in the Company Stock Fund in the Company’s 401(k) Savings Plan, to enroll in the electronic delivery service, vote your shares through the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. If your shares are not registered in your name, to enroll in the electronic delivery service, check the information provided to you by your bank or broker, or contact your bank or broker for instructions on how to elect to view future proxy statements and annual reports over the Internet.

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APPENDIX A

Note Regarding Forward-Looking Statements and Non-GAAP Financial Measures

This proxy statement includes forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron Pharmaceuticals, Inc. (where applicable, together with its subsidiaries, “Regeneron” or the “Company”), and actual events or results may differ materially from these forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. These statements concern, and these risks and uncertainties include, among others, the nature, timing, and possible success and therapeutic applications of Regeneron’s products, product candidates, and research and clinical programs now underway or planned, including without limitation EYLEA® (aflibercept) Injection, Dupixent® (dupilumab) Injection, Praluent® (alirocumab) Injection, Kevzara® (sarilumab) Injection, Libtayo® (cemiplimab) Injection, fasinumab, and evinacumab; the likelihood and timing of achieving any of Regeneron’s anticipated clinical development milestones; unforeseen safety issues resulting from the administration of products and product candidates in patients, including serious complications or side effects in connection with the use of Regeneron’s product candidates in clinical trials; the likelihood and timing of possible regulatory approval and commercial launch of Regeneron’s late-stage product candidates and new indications for marketed products, including without limitation EYLEA, Dupixent, Praluent, Kevzara, Libtayo, fasinumab, and evinacumab; the extent to which the results from the research and development programs conducted by Regeneron or its collaborators may be replicated in other studies and lead to therapeutic applications; ongoing regulatory obligations and oversight impacting Regeneron’s marketed products (such as EYLEA, Dupixent, Praluent, Kevzara, and Libtayo), research and clinical programs, and business, including those relating to patient privacy; determinations by regulatory and administrative governmental authorities which may delay or restrict Regeneron’s ability to continue to develop or commercialize Regeneron’s products and product candidates; competing drugs and product candidates that may be superior to Regeneron’s products and product candidates; uncertainty of market acceptance and commercial success of Regeneron’s products and product candidates; the ability of Regeneron to manufacture and manage supply chains for multiple products and product candidates; the ability of Regeneron’s collaborators, suppliers, or other third parties (as applicable) to perform manufacturing, filling, finishing, packaging, labeling, distribution, and other steps related to Regeneron’s products and product candidates; coverage and reimbursement determinations by third-party payers, including Medicare and Medicaid; unanticipated expenses; the costs of developing, producing, and selling products; the ability of Regeneron to meet any of its financial projections or guidance, and changes to the assumptions underlying those projections or guidance; the potential for any license or collaboration agreement, including Regeneron’s agreements with Sanofi, Bayer, and Teva Pharmaceutical Industries Ltd. (or their respective affiliated companies, as applicable), to be cancelled or terminated without any further product success; and risks associated with intellectual property of others and pending or future litigation relating thereto, including without limitation the patent litigation and other related proceedings relating to EYLEA, Dupixent, and Praluent, the ultimate outcome of any such proceedings, and the impact any of the foregoing may have on Regeneron’s business, prospects, operating results, and financial condition. A more complete description of these and other material risks can be found in Regeneron’s filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2018, including in the section thereof captioned “Item 1A. Risk Factors.” Any forward-looking statements are made based on management’s current beliefs and judgment, and the reader is cautioned not to rely on any forward-looking statements made by Regeneron. Regeneron does not undertake any obligation to update publicly any forward-looking statement, whether as a result of new information, future events, or otherwise.

This proxy statement uses non-GAAP net income and non-GAAP net income per share, which are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are computed by excluding certain non-cash and other items from the related GAAP financial measure. Non-GAAP adjustments also include the estimated income tax effect of reconciling items. The Company makes such adjustments for items the Company does not view as useful in evaluating its operating performance. For example, adjustments may be made for items that fluctuate from period to period based on factors that are not within the Company’s control (such as the Company’s stock price on the

94 /	2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

OTHER MATTERS   /   APPENDIX A

dates share-based grants are issued) or items that are not associated with normal, recurring operations (such as changes in applicable laws and regulations). Management uses these non-GAAP measures for planning, budgeting, forecasting, assessing historical performance, and making financial and operational decisions, and also provides forecasts to investors on this basis. Additionally, such non-GAAP measures provide investors with an enhanced understanding of the financial performance of the Company’s core business operations. However, there are limitations in the use of these and other non-GAAP financial measures as they exclude certain expenses that are recurring in nature. Furthermore, the Company’s non-GAAP financial measures may not be comparable with non-GAAP information provided by other companies. Any non-GAAP financial measure presented by Regeneron should be considered supplemental to, and not a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation of the Company’s historical GAAP to non-GAAP results is included below.

Reconciliation of GAAP Net Income to Non-GAAP Net Income (Unaudited)
(in millions, except per share data)

	Year Ended December 31,
	2018	2017
GAAP Net Income	$2,444.4	$1,198.5
Adjustments:
R&D: Non-cash share-based compensation expense	229.0	271.9
R&D: Up-front payments related to license and collaboration agreements	—	25.0
SG&A: Non-cash share-based compensation expense	169.2	208.4
SG&A: Litigation contingencies	30.0	—
COGS and COCM: Non-cash share-based compensation expense	29.2	27.0
Other income/expense: Loss on extinguishment of debt	—	30.1
Other income/expense: Gains and losses on investments in equity securities[1]	41.9	—
Income tax effect of reconciling items above	(92.1)	(186.0)
Income tax (benefit) expense: Impact of sale of assets between foreign subsidiaries	(162.1)	—
Income tax (benefit) expense: (Adjustment) charge related to enactment of U.S. Tax Reform Act	(68.0)	326.2
Non-GAAP net income	$2,621.5	$1,901.1
Non-GAAP net income per share—basic	$24.30	$17.88
Non-GAAP net income per share—diluted	$22.84	$16.32
Shares used in calculating:
Non-GAAP net income per share—basic	107.9	106.3
Non-GAAP net income per share—diluted	114.8	116.5

1	Prior to the quarter ended March 31, 2018, unrealized gains and losses on equity securities were recorded in Other comprehensive income (loss). In connection with the adoption of Accounting Standards Update 2016-01, unrealized gains and losses on equity securities during the year ended December 31, 2018 were recorded in Other income (expense), net.

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 95

2019 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

REGENERON PHARMACEUTICALS, INC.
777 OLD SAW MILL RIVER ROAD
TARRYTOWN, NY 10591-6707
ATTN: CORPORATE SECRETARY

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E77442-P18686-Z74321	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGENERON PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors		For	Against	Abstain
Nominees:

	1a.	Bonnie L. Bassler, Ph.D.	☐	☐	☐

	1b.	Michael S. Brown, M.D.	☐	☐	☐

	1c.	Leonard S. Schleifer, M.D., Ph.D.	☐	☐	☐

	1d.	George D. Yancopoulos, M.D., Ph.D.	☐	☐	☐

						For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E77443-P18686-Z74321

REGENERON PHARMACEUTICALS, INC.
Annual Meeting of Shareholders
June 14, 2019 10:30 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Leonard S. Schleifer, M.D., Ph.D. and Joseph J. LaRosa, and each of them individually, as lawful proxies, each with full power of substitution, to represent the undersigned, with all powers that the undersigned would possess if personally present, and to vote, as indicated on the reverse side of this card, all of the shares of Common Stock and Class A Stock of REGENERON PHARMACEUTICALS, INC. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on June 14, 2019 or at any adjourned or postponed session thereof. This proxy revokes all prior proxies given by the undersigned.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ABOVE. IF YOU SIGN AND RETURN YOUR PROXY CARD IN A TIMELY MANNER, BUT DO NOT INDICATE HOW THESE SHARES ARE TO BE VOTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS AND FOR PROPOSAL 2. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

Continued and to be signed on reverse side